 Filed pursuant to Rule 424(b)(5)
 Registration No. 333-273087
PROSPECTUS SUPPLEMENT
(To prospectus dated November 6, 2023)
Quhuo Limited

Up to US$2,207,631 of American Depositary Shares
This prospectus supplement relates to the issuance and sale of (i) up to US$2,196,648 of American depositary shares of Quhuo Limited (the “ADSs”), each ADS representing ten Class A ordinary shares, par value US$0.0001 per share, of Quhuo Limited (the “Purchase Shares”) that we may sell to VG Master Fund SPC (“VG”), from time to time pursuant to a securities purchase agreement, dated January 5, 2024 (the “Purchase Agreement”), entered between us and VG, and (ii) an additional US$10,983 of the ADSs being issued to VG as commitment shares under the Purchase Agreement. See “VG Transaction” for a description of the Purchase Agreement and additional information regarding VG. VG is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended (the “Securities Act”).
The purchase price for the Purchase Shares will be based upon formulas set forth in the Purchase Agreement. We will pay the expenses incurred in registering the ADSs sold under the Purchase Agreement, including legal and accounting fees. See “Plan of Distribution” for more information.
The ADSs are currently listed on the Nasdaq Global Market under the symbol “QH.” On December 27, 2023, the last reported sale price of the ADSs was US$1.3700 per ADS. Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell the securities covered hereby in a public primary offering with a value exceeding more than one-third of the aggregate market value of our voting and non-voting common equity held by non-affiliates in any 12-month period so long as the aggregate market value of our outstanding voting and non-voting common equity held by non-affiliates remains below US$75,000,000. The aggregate market value of our issued and outstanding Class A ordinary shares held by non-affiliates, or public float, was approximately US$6.6 million, which was calculated based on 38,326,942 Class A ordinary shares issued and outstanding held by non-affiliates and a per ADS closing price of US$1.7280 on December 8, 2023. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.5 of Form F-3.
Quhuo Limited, our ultimate Cayman Islands holding company, does not have any substantive operations. We carry out our value-added telecommunications business in China through our subsidiaries as well as the variable interest entity (the “VIE”) and its subsidiaries in China. Neither the investors in us nor we ourselves have equity ownership in, direct foreign investment in, or control of, through such ownership or investment, the VIE. PRC laws and regulations restrict and impose conditions on foreign investment in value-added telecommunications services business. Accordingly, we, through our wholly owned subsidiary in China (the “WFOE”), entered into a series of contractual arrangements with the VIE and its shareholders, and we could receive the economic rights and exercise significant influence on the VIE’s business operations that results in consolidation of the VIE’s operations and financial results into our financial statements through the contractual arrangements, provided that we meet the conditions for consolidation under U.S. GAAP. The VIE structure is used to replicate foreign investment in China-based companies where the PRC laws restrict direct foreign investment in the operating companies. However, our contractual arrangements with the VIE are not equivalent of an investment in the VIE. The VIE structure involves unique risks to investors in the ADSs. Investors in the ADSs are purchasing equity securities of our ultimate Cayman Islands holding company rather than purchasing equity securities of the VIE, and investors in the ADSs may never hold equity interests in the VIE. As used in this prospectus supplement, “we,” “us,” “our company,” “our,” or “Quhuo” refers to Quhuo Limited and its subsidiaries, and the VIE refers to Beijing Quhuo Technology Co., Ltd., and its subsidiaries, as the context requires. Unless otherwise specified, in the context of describing business and operations, we are referring to the business and operations conducted by the VIE and its subsidiaries at the relevant time.
Our corporate structure is subject to risks associated with our contractual arrangements with the VIE. These contractual arrangements have not been properly tested in a court of law, and the PRC regulatory authorities could disallow our corporate structure at any time, which could result in a material change in our operations and the value of our securities could decline or become worthless. Because of our corporate structure, our Cayman Islands holding company, the WFOE, the VIE and its subsidiaries, and our investors face uncertainty with respect to the interpretation and the application of the PRC laws and regulations, including but not limited to limitation on foreign ownership of value-added telecommunications service companies, regulatory review of overseas listing of companies in China through a special purpose vehicle, and the validity and enforcement of the contractual agreements. We are also subject to the risks of uncertainty about any future actions of the PRC government in this regard. Our contractual agreements may not be effective in providing control over the VIE. We may also be subject to sanctions imposed by PRC regulatory agencies, including China Securities Regulatory Commission, if we fail to comply with their rules and regulations. For a detailed discussion of risks related to our corporate structure, see “Risk Factors — Risks Related to Our Corporate Structure.”
Under our corporate structure, our ability to pay dividends and to service any debt we may incur and pay our operating expenses principally depends on dividends paid by our subsidiaries in China. Quhuo Limited transfers cash to Quhuo Investment Limited, our wholly-owned subsidiary in British Virgin Islands, by making capital contributions or providing loans, and Quhuo Investment Limited transfers cash to Quhuo Technology Investment (Hong Kong) Limited, a wholly-owned subsidiary of Quhuo Investment Limited incorporated in Hong Kong (“Quhuo Technology”), by making capital contributions or providing loans. Quhuo Technology transfers cash to WFOE, by making capital contributions or providing loans to these entities. Quhuo Limited and the WFOE are not able to make direct capital contribution to the VIE. However, they may transfer cash to the VIE by loans or by making payments to the VIE for inter-group transactions. The VIE has maintained cash flow management policies which dictate the purpose, amount and procedures for cash transfers. Each cash transfer involving the VIE or its subsidiaries is subject to internal clearance from at least two managerial-level personnel. The required procedures include the initial submission of a cash transfer application through a cashier of the account management department, subsequent review and approval by the manager of the account management department, as well as a financial manager or chief financial officer of the VIE, and finally, the execution of the transfer. No single employee is allowed to complete each and every stage of the cash process, but rather only specific part(s) of the whole process. Only the account management department is authorized to make cash transfers. The purpose of the transfer must also be specified and recorded at the time it is executed. In 2020, 2021 and 2022, Quhuo Limited, through its subsidiaries, transferred cash of RMB87.7 million, nil and nil to WFOE, respectively. In 2020, 2021 and 2022, WFOE transferred cash of approximately RMB87.7 million, nil and nil to the VIE in the form of loans, respectively. The VIE may transfer cash to WFOE as service fees according to the exclusive business cooperation agreement. In 2020, 2021 and 2022, WFOE charged service fees under the exclusive business cooperation agreement of approximately RMB16.6 million, RMB13.8 million and RMB13.9 million (US$2.0 million), respectively, and the total amount of service fees that the VIE paid to WFOE were RMB14.1 million, RMB16.2 million and RMB19.3 million (US$2.8 million), respectively. In 2021 and 2022, WFOE also received payment of advances of RMB9.9 million and nil, respectively, from the VIE. In 2021 and 2022, the VIE provided loans of approximately RMB3.4 million and RMB9.9 million (US$1.4 million), respectively, to WFOE for working capital requirements. We have, and will continue to distribute earnings or settle amounts owed under the VIE agreements. As of the date of this prospectus supplement, none of our subsidiaries have ever issued any dividends or made other distributions to us or their respective holding companies nor have we or any of our subsidiaries ever paid dividends or made other distributions to U.S. investors. We currently intend to retain all future earnings to finance the VIEs’ and our subsidiaries’ operations and to expand their business and we do not expect to pay any cash dividends in the foreseeable future. For details regarding distributions and transfers between our Cayman Islands holding company, our subsidiaries and the VIEs, see “Item 3. Key Information —  Financial Information Related to the VIE” and “Item 3. Key Information — Cash and Asset Flows through Our Organization” in our annual report on Form 20-F for the fiscal year ended December 31, 2022 filed with the SEC on April 20, 2023 (the “2022 Form 20-F”), which is incorporated herein by reference, and “Prospectus Summary — Financial Information Related to the VIE” and “Prospectus Summary — Cash and Asset Flows through Our Organization” in this prospectus supplement.
There are limitations on our ability to transfer cash between us, our subsidiaries and the VIE, and there is no assurance that the PRC government will not intervene or impose restrictions on cash transfer between us, our subsidiaries and the VIE. We may encounter difficulties in our ability to transfer cash between subsidiaries in China and other subsidiaries largely due to various PRC laws and regulations imposed on foreign exchange. The majority of our income is denominated in Renminbi, and a shortage in foreign currencies may restrict our ability to pay dividends or other payments to satisfy our foreign currency denominated obligations, if any. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from trade-related transactions can be made in foreign currencies without prior approval from the State Administration of the Foreign Exchange in the PRC as long as certain procedural requirements are met. Approval from appropriate government authorities is required if Renminbi is converted into foreign currency and remitted out of the PRC to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may, at its discretion, impose restrictions on access to foreign currencies for current account transactions and if this occurs in the future, we may not be able to pay dividends in foreign currencies to our shareholders. The PRC government has implemented a series of capital control measures, including stricter vetting procedures for China-based companies to remit foreign currency for overseas acquisitions, dividend payments and shareholder loan repayments. It may continue to strengthen its capital controls and dividends and other distributions of our subsidiaries in China may be subject to tighter scrutiny and may limit the ability of our Cayman Islands holding company, to use capital from our subsidiaries in China, which may restrict our ability to satisfy our liquidity requirements. To the extent cash or assets in the business is in China or Hong Kong or in an entity domiciled in China or Hong Kong, and may need to be used to fund operations outside of China or Hong Kong, the funds and assets may not be available to fund operations or for other uses outside of China or Hong Kong due to interventions in or the imposition of restrictions and limitations by the government on our, our subsidiaries’ or the VIE’s ability to transfer cash and assets. For more detailed discussion of the restrictions and limitations on the ability to transfer cash or distribute earnings between our subsidiaries and the VIE, and between our Cayman Islands holding company and the VIE, see “Prospectus Summary — Cash and Asset Flows through Our Organization” and “Risk Factors — Risks Related to Doing Business in China — We may rely on dividends paid by our PRC subsidiary to fund cash and financing requirements. Any limitation on the ability of our PRC subsidiary to pay dividends to us could have a material adverse effect on our ability to conduct our business and to pay dividends to holders of the ADSs and our ordinary shares” in the accompanying prospectus. See “Prospectus Summary — Financial Information Related to the VIE” for the reconciliation between the deconsolidated financial information of our Cayman Islands holding company, our subsidiaries and the VIE and our condensed consolidated financial statements.
We and the VIE face various legal and operational risks and uncertainties related to being based in and having significant operations in China. The PRC government has significant authority to exert influence on the ability of a China-based company, such as us and the VIEs, to conduct its business, accept foreign investments or list on U.S. or other foreign exchanges. For example, we and the VIE face risks associated with regulatory approvals of offshore offerings, oversight on cybersecurity and data privacy, as well as the potential lack of inspection by the Public Company Accounting Oversight Board (the “PCAOB”) on our auditors. Such risks could result in a material change in our operations and/or the value of the ADSs or could significantly limit or completely hinder our ability to offer ADSs and/or other securities to investors and cause the value of such securities to significantly decline or be worthless. These regulatory risks and uncertainties could become applicable to our Hong Kong subsidiary if regulatory authorities in Hong Kong adopt similar rules and/or regulatory actions. For a detailed description of risks relating to doing business in China, see “Risk Factors — Risks Related to Doing Business in China” in the accompanying prospectus and “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China” in the 2022 Form 20-F.
We are subject to a number of prohibitions, restrictions and potential delisting risk under the Holding Foreign Companies Accountable Act (the “HFCAA”). Our current auditor, Marcum Asia CPAs LLP (“Marcum Asia”), as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Marcum Asia is headquartered in New York, New York, and, as of the date of this prospectus supplement, has not been determined by the PCAOB as being unable to be inspected or investigated completely. Pursuant to the HFCAA and related regulations, if we have filed an audit report issued by a registered public accounting firm that the PCAOB has determined that it is unable to inspect and investigate completely, the Securities and Exchange Commission (the “SEC”) will identify us as a “Commission-identified Issuer,” and the trading of our securities on any U.S. national securities exchange, as well as any over-the-counter trading in the United States, will be prohibited if we are identified as a Commission-identified Issuer for two consecutive years. On October 6, 2022, we were conclusively identified by the SEC under the HFCAA due to the fact that our previous auditor was located in China and could not be inspected by the PCAOB. On December 15, 2022, the PCAOB issued a report that vacated its December 16, 2021 determination and removed China and Hong Kong from the list of jurisdictions where it is unable to inspect or investigate completely registered public accounting firms. Each year, the PCAOB will determine whether it can inspect and investigate completely audit firms in China and Hong Kong, among other jurisdictions. Whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in China and Hong Kong is subject to uncertainties and depends on a number of factors out of our and our auditor’s control. If the PCAOB determines in the future that it no longer has full access to inspect and investigate completely accounting firms in China and Hong Kong and we use an accounting firm headquartered in one of these jurisdictions to issue an audit report on our financial statements filed with the SEC, we would be identified as a Commission-Identified Issuer following the filing of the annual report on Form 20-F for the relevant fiscal year. There can be no assurance that we would not be identified as a Commission-Identified Issuer for any future fiscal year, and if we were so identified for two consecutive years, the ADSs will be delisted from the Nasdaq Stock Market, and our ordinary shares and the ADSs will not be permitted for trading over the counter in the United States under the HFCAA and related regulations. For details, see “Risk Factors — Risks Related to Doing Business in China — The ADSs may be delisted from a U.S. exchange and prohibited from being traded over-the-counter in the United States under the HFCAA if the PCAOB determines in the future that it is unable to fully inspect or investigate our auditors. The delisting and cease of trading of the ADSs, or the threat of their being delisted or prohibited from being traded, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct inspections deprives our investors of the benefits of such inspections” in the accompanying prospectus.
Investing in these securities involves risks. See the “Risk Factors” on page S-27 of this prospectus supplement, and those included in the accompanying prospectus and the documents incorporated by reference herein and therein to read about factors you should consider before investing in these securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of the disclosures in this prospectus, including any prospectus supplement and documents incorporated by reference. Any representation to the contrary is a criminal offense.
Prospectus Supplement dated January 5, 2024

PROSPECTUS SUPPLEMENT
PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of this offering of ADSs and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus dated November 6, 2023 included in the registration statement on Form F-3 (No. 333-273087), including the documents incorporated by reference therein, which provides more general information, some of which may not be applicable to this offering.
This prospectus supplement provides specific details regarding the offering of the ADSs. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.
You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or any free writing prospectus provided in connection with this offering. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of their respective dates, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus or any other offering materials, or any sale of the ADSs. Our business, financial condition, results of operations and prospects may have changed since those dates. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or an invitation on behalf of us to subscribe for and purchase of the ADSs, and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.
It is important for you to read and consider all the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus in making your investment decision.
In this prospectus supplement and the accompanying prospectus, unless otherwise indicated or unless the context otherwise requires, references to:
•
“active workers” refers to the number of workers that established business outsourcing relationship with us, joined our insurance programs, and completed at least one transaction on our platform in a given period;

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“ADRs” refers to the American depositary receipts which, if issued, evidence the ADSs;

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“ADSs” refers to American depositary shares, each of which represents ten Class A ordinary shares;

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“Aggregate Maximum Amount” refers to Two Million, One Hundred Ninety-Six Thousand, Six Hundred Forty-Eight Dollars (US$2,196,648);

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“B&B(s)” refers to a small lodging establishment that offers overnight accommodation and breakfast;

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“CAGR” refers to compound annual growth rate;

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“Class A ordinary shares” refers to our Class A ordinary shares of par value US$0.0001 per share;

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“Class B ordinary shares” refers to our Class B ordinary shares of par value US$0.0001 per share;

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“China” or “PRC” refers to the People’s Republic of China, excluding, for the purpose of this prospectus supplement only, Taiwan and the special administrative regions of Hong Kong and Macau;

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“Commitment Shares” refer to an additional of up to US$10,983 of the ADSs being issued to VG in consideration for its execution and delivery of and performance under the Purchase Agreement;

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“delivery time” refers to the amount of time that it takes for food and non-food orders to be delivered door-to-door to the ordering end consumer through our on-demand delivery solutions; “average delivery time” is calculated by dividing the total amount of delivery time of all completed delivery orders by the number of total completed delivery orders in a given period;

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“HFCAA” refers to the Holding Foreign Companies Accountable Act, as amended;

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“industry customer(s)” refers to business customer(s) to which we offer services, primarily including on-demand consumer service companies in the food and non-food delivery, ride-hailing, housekeeping and bike-sharing industries, as well as chain restaurants and other companies in the overall service industry, such as hotels and B&Bs;

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“KPI(s)” refers to key performance indicator(s);

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“on-time delivery rate” refers to the ratio of the number of delivery orders completed within the time as required by our industry customers divided by the number of total delivery orders completed in a given period; “average on-time delivery rate” is calculated by dividing the number of total orders that have been delivered on time by the number of total completed delivery orders in a given period;

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“ordinary shares” of “shares” refer to our ordinary shares comprising Class A ordinary shares, par value US$0.0001 per share and/or Class B ordinary shares, par value US$0.0001 per share;

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“Purchase Agreement” refers to a purchase agreement, dated January 5, 2024, entered between us and VG Master Fund SPC;

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“registered workers” refers to the accumulative number of workers that have established business outsourcing relationship with us, joined our insurance programs, and completed at least one transaction on our platform since our inception;

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“RMB” or “Renminbi” refers to the legal currency of China;

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“US$,” “U.S. dollars,” “$” or “dollars” refers to the legal currency of the United States of America;

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“VIE” refers to Beijing Quhuo Technology Co., Ltd.; “affiliated entities” refers to, collectively, the VIE and its subsidiaries;

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“VG” refers to VG Master Fund SPC; and

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“we,” “us,” “our,” or “our company” refers to Quhuo Limited, its subsidiaries, and, in the context of describing our operations and consolidated financial information, its VIE and subsidiaries of its VIE.

All discrepancies in any table between the amounts identified as total amounts and the sum of the amounts listed therein are due to rounding.
This prospectus supplement contains translations between Renminbi and U.S. dollars solely for the convenience of the reader. The translations from Renminbi to U.S. dollars and from U.S. dollars to Renminbi in this prospectus supplement were made at a rate of RMB6.8972 to US$1.00 and RMB7.2513 to US$1.00, representing the exchange rate in effect as of December 30, 2022 and June 30, 2023 set forth in the H.10 statistical release of the Board of Governors of the Federal Reserve System, respectively. We make no representation that the Renminbi or U.S. dollar amounts referred to in this prospectus supplement could have been or could be converted into U.S. dollars or Renminbi, as the case may be, at any particular rate or at all.

PROSPECTUS SUPPLEMENT SUMMARY
This prospectus supplement summary highlights selected information included elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus and does not contain all the information that you should consider before making an investment decision. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the “Risk Factors” sections and the financial statements and related notes and other information incorporated by reference, before making an investment decision.
Our Business
We are a leading gig economy platform focusing on local life services in China. We operate a platform of large, flexible and standardized workforce. As of September 30, 2023, we had approximately 670,000 registered workers on our platform. We provide tech-enabled, end-to-end operational solutions primarily to consumer service businesses, including on-demand delivery solutions, mobility service solutions, housekeeping and accommodation solutions, and other services. Leveraging our internal technology infrastructure, we are able to deploy workers across different regions and industries to serve our customers in a flexible, standardized and specialized manner, such as fulfilling delivery orders of prepared food, grocery and fresh food, carrying out maintenance works for shared bikes, fulfilling intra-city and long-distance transportation orders, and providing housekeeping and accommodation services for hotels and B&Bs.
To the on-demand consumer service companies that we serve, our platform helps them mobilize a large team of workers who can follow industry-specific, standardized and highly efficient service procedures through a combination of training, performance monitoring and refinement, and incentives. As such, our industry customers can focus more on their business strategy and operational and financial performance. Our industry customers comprise many top market players in their respective industries, such as Meituan and Ele.me in the on-demand delivery industry and other chain restaurants such as KFC, Didi and Hello in the mobility-as-a-service sector (including bike-sharing and ride-hailing), and Hilton Hotels and Resorts, Kingkey Group and Marriott International in the hotel industry. We had reached 129 cities across 30 provinces, municipalities and autonomous regions in China as of September 30, 2023.
To the workers on our platform, we provide them with diversified, flexible earning opportunities. We empower workers with minimal work experience to begin their career and progress with us. In the three months ended March 31, June 30 and September 30, 2023, we had approximately 62,500, 56,800 and 64,300 average monthly active workers on our platform, respectively. In the three months ended March 31, June 30 and September 30, December 31, 2022, we had approximately 57,300, 60,200, 65,200 and 57,000 average monthly active workers on our platform, respectively. In the three months ended March 31, June 30 and September 30, December 31, 2021, we had approximately 44,000, 68,800, 64,400 and 59,400 average monthly active workers on our platform, respectively. We believe that the size of our workforce allows us to better serve our industry customers when they enter new geographical markets or new on-demand consumer service industries. We also encourage workers on our platform to bring in their friends, relatives and acquaintances to continually and organically expand our workforce network and minimize worker turnovers, making our platform more stable.
Leveraging Quhuo+, our proprietary technology infrastructure, we are able to centralize our operational management and streamline our solution process. For workers in a management position, such as team leaders for our on-demand delivery solutions, Quhuo+ allows them to pinpoint workers on our platform to monitor their workload and performance, and dynamically manage staffing and maintain solution quality. With Quhuo+, team leaders are able to transcribe industry-specific KPIs obtained from industry customers into executable guidance for workers on our platform, and benchmark workforce performance across all workers and teams based on data-driven analytics to refine our solutions and optimize our operational efficiency. For rank-and-file workers, Quhuo+ allows them to review their workload, access on-the-job training and review their performance. Moreover, we have developed Quhuo+ into a scalable modular system with customizable parameters and settings to smoothly manage and transfer massive workers across different regions and industries we serve. As a result, we are able to cultivate a specialized yet flexible workforce and deploy the same workers across different industry settings based on their work schedules by, for example, allowing delivery riders on our platform to take part in our shared-bike maintenance solutions during their off-peak hours. As such, we are able to scale up our business and expand into greenfield regions or industries quickly and cost-effectively with minimal incremental costs on infrastructure.
We generate revenue primarily from service fees paid by our industry customers, and to a lesser extent, from rental fees under our car leasing agreements with drivers engaged in our ride-hailing solutions. We incur cost from paying service fees to workers engaged in our solutions as independent contractors. Our revenues were RMB2,580.8 million, RMB4,025.3 million, RMB3,820.4 million (US$553.9 million), RMB1,863.8 million and RMB1,736.3 million (US$239.4 million) in 2020, 2021, 2022 and the six months ended June 30, 2022 and 2023, respectively. We recorded net losses of RMB5.6 million, RMB191.2 million, RMB16.4 million (US$2.4 million), RMB26.6 million and RMB5.7 million (US$0.8 million) in 2020, 2021, 2022 and the six months ended June 30, 2022 and 2023, respectively. Excluding the effect of share-based compensation expenses, we recorded adjusted net income of RMB77.1 million and RMB3.3 million (US$0.5 million) in 2020 and 2022, respectively, and adjusted net loss of RMB122.3 million, RMB14.1 million and RMB1.8 million (US$0.3 million) in 2021 and the six months ended June 30, 2022 and 2023, respectively. See “Item 5. Operating and Financial Review and Prospects — A. Operating Results — Non-GAAP Financial Measures” in the 2022 Form 20-F.
Our Strengths
We believe the following competitive strengths contribute to our success and differentiate us from our competitors:
Leading tech-enabled workforce operational solution platform capturing market opportunity
We provide tech-enabled, end-to-end operational solutions to consumer service companies. We enjoy a significant early mover advantage as a pioneer in the market. We launched our on-demand food delivery solutions in 2013 and have continued to innovate and diversify our solution offerings to capitalize on the enormous market opportunity and unleash additional earning opportunities for workers on our platform. Our industry customers comprise many top market players in their respective industries, such as Meituan and Ele.me in the on-demand delivery industry and other chain restaurants such as KFC, Didi and Hello in the mobility-as-a-service sector (including bike-sharing and ride-hailing), and Hilton Hotels and Resorts, Kingkey Group and Marriott International in the hotel industry. We had reached 129 cities across 30 provinces, municipalities and autonomous regions in China as of September 30, 2023.
End-to-end operational solutions driving customer satisfaction and business growth
We provide industry customers with standardized, high-quality solutions to address their specific operational demands. To the on-demand consumer service companies that we serve, our platform helps them mobilize a large team of workers who can follow industry-specific, standardized and highly efficient service procedures through a combination of training, performance monitoring and refinement, and incentives.
Our solutions alleviate industry customers from the burden associated with discovering, training, managing and maintaining a sufficient number of skilled workers, allowing them to improve the efficiency of the final touchpoint of the delivery of goods, services and experiences. As such, our industry customers can focus more on their business strategy and operational and financial performance.
Proprietary technology infrastructure boosting operational efficiency and expansion
Leveraging Quhuo+, our proprietary technology infrastructure, we are able to centralize our operational management and streamline our solution process. For workers in a management position, such as team leaders for our on-demand delivery solutions, Quhuo+ allows them to pinpoint workers on our platform to monitor their workload and performance and dynamically manage staffing and maintain solution quality. With Quhuo+, team leaders are able to transcribe industry-specific KPIs obtained from industry customers into executable guidance for workers on our platform, and benchmark workforce performance across all workers and teams based on data-driven analytics to refine our solutions and optimize our operational efficiency. For rank-and-file workers, Quhuo+ allows them to review their workload, access on-the-job training and review their performance. Moreover, we have developed Quhuo+ into a scalable modular system with customizable parameters and settings to smoothly manage and transfer massive workers across different regions and industries we serve. As a result, we are able to cultivate a specialized yet flexible workforce and deploy the same workers across different industry settings based on their work schedules by, for example, allowing delivery riders on our platform to take part in our shared-bike maintenance solutions during their off-peak hours. As such, we are able to scale up our business and expand into greenfield regions or industries quickly and cost-effectively with minimal incremental costs on infrastructure.
Compelling value proposition to workers solidifying our platform
To the workers on our platform, we provide them with diversified, flexible earning opportunities. We empower workers to deliver standardized services in different industry settings through a combination of onboarding training, practical in-the-field coaching, and ongoing daily reviews, covering topics including service techniques and manners and complaint handling. We also offer workers the opportunity of advancing from a novice worker to the management position, such as a team leader, in recognition of their diligence, dedication and personal growth. Many workers joined us also for the flexibility we provide in terms of work types, working hours, geographic locations and career options. Serving various on-demand consumer service businesses, we offer diversified work opportunities for workers with differentiated skillsets to maximize our repository of workers. In the three months ended March 31, June 30 and September 30, 2023, we had approximately 62,500, 56,800 and 64,300 average monthly active workers on our platform, respectively. In the three months ended March 31, June 30 and September 30, December 31, 2022, we had approximately 57,300, 60,200, 65,200 and 57,000 average monthly active workers on our platform, respectively. In the three months ended March 31, June 30 and September 30, December 31, 2021, we had approximately 44,000, 68,800, 64,400 and 59,400 average monthly active workers on our platform, respectively.
We encourage workers on our platform to bring in their relatives, friends and acquaintances to continually and organically expand our workforce network and minimize worker turnovers, making our platform more stable.
Powerful network effect creating strong competitive edge
Our platform provides compelling value proposition to both industry customers and workers, creating a powerful network effect. As our platform becomes more attractive to workers, we are able to deploy a massive number of workers through a nationwide network and standardize our solution quality across geographical markets for industry customers that also operate on a nationwide basis. As we continue to solidify our partnerships with industry giants and grow our customer base, we expect to attract more workers by offering better earning opportunities, which in return will enhance our capacity to partner with more industry customers. As our platform grows larger, we will achieve greater economies of scale and establish a common, scalable infrastructure to expand into different geographical markets and industries with reduced incremental operating cost. We believe that the powerful network effect represents a competitive advantage in scaling our operations across different geographical markets and industries.
Visionary and seasoned management team with proven track record
We benefit from the leadership of a management team with prominent strategic visions, in-depth industry expertise, extensive managerial and operational experience, and proven execution capability. As market forerunners, the key members of our management have an average of 17 years of relevant industry experience. Mr. Leslie Yu, our founder and chief executive officer, is a successful, renowned entrepreneur and a former senior business manager at DHL. Mr. Zhen Ba, our co-founder and vice president, has previously served various senior positions at DHL and LF Logistics. Other key members of our management have previously served in leading private and public companies across logistics, e-commerce and information technology sectors. We believe that, under the leadership of our management team, we are able to follow the market trend and execute our business strategies.
Our Strategies
We intend to pursue the following strategies:
•
Strengthen our market leading position;

•
Increase market penetration and expansion;

•
Invest in technology and enhance data insights;

•
Enhance work loyalty to our platform; and

•
Pursue strategic alliances, investments and acquisitions.

Recent Developments
In 2023, we announced our international business initiative, which is an expansion of our mobility service solutions with a focus on providing solutions for the residual value management of pre-owned cars in the ride-hailing sector. This initiative included refurbishing and selling pre-owned cars, including our own fleet and domestically sourced vehicles, to generate profits through exports.
In connection with this initiative, we established Quhuo International in Hong Kong, primarily dedicated to the sale of used vehicles. We also entered into a strategic collaboration with a Chinese automobile enterprise to help expand their overseas dealership channels. We plan to further expand our partnerships with more car manufacturers and overseas dealerships in the future.
Quhuo International principally carries the business of sale of used vehicles where Quhuo International principally purchases used vehicles in China, and on-sells and directly ships such used vehicles from China to overseas buyers.
Our Holding Company Structure and Contractual Arrangements with the VIE
Quhuo Limited, our ultimate Cayman Islands holding company, does not have any substantive operations. Beijing Quhuo Information Technology Co., Ltd. is our wholly-owned PRC subsidiary and a foreign-invested enterprise under PRC laws. We conduct our business in China through the VIE and its subsidiaries in China, and may in the future commence or acquire businesses that are subject to the restrictions with respect to value-added telecommunications services.
A series of contractual agreements, including equity interest pledge agreement, exclusive call option agreement, exclusive business cooperation agreement, power of attorney and financial support undertaking letters, have been entered into by and among our WFOE, the VIE and its shareholders. For more details of these contractual arrangements, see “Item 4. Information on the Company — C. Organizational Structure — Our Contractual Arrangements” of the 2022 Form 20-F.

The following diagram illustrates our simplified corporate structure, including our principal subsidiaries, the VIE and its subsidiaries, as of the date of this prospectus supplement.

Quhuo Limited (Cayman Islands)
100%
Quhuo Investment Limited (British Virgin Islands)
100%
Quhuo Technology Investment (Hong Kong) Limited (Hong Kong)
100%
Quhuo (Hong Kong) Auto Limited (Hong Kong)
51%
Quhuo International Trade (HK) Limited (Hong Kong)(1)
Outside China
Inside China
100%
Beijing Quhuo Information Technology Co., Ltd.
Beijing Quhuo Technology Co., Ltd. (2)
100%
Ningbo Quhuo Network Technology Co., Ltd.
100%
Shanghai Yijida Network Technology Co., Ltd.
100%
Ningbo Desheng Wanchun Network Technology Co., Ltd.
100%
Shanghai Quhuo Network Technology Co., Ltd.
100%
Shanghai Kuike Network Technology Co., Ltd.
100%
Ningbo Xinying Network Technology Co., Ltd.
51%
Jiangxi Youke Automobile Rental Service Co., Ltd.(4)
100%
Hainan Xinying Technology Co., Ltd.
100%
Ningbo Dagong Network Technology Co., Ltd.
70%
Nantong Runda Marketing Planning Co., Ltd.(3)
100%
Hainan Quhuo Technology Co., Ltd. Hainan
55%
Haikou Chengtu Network Technology Co., Ltd.(5)
100%
Lailai Information Technology (Shenzhen) Co., Ltd.(6)
Other subsidiaries
Equity Interests
Contractual Arrangements

(1)
The remaining 49% of the ownership interests of Quhuo International Trade (HK) Limited is owned by Mr. Bo Liang, general manager of Quhuo International Trade (HK) Limited.

(2)
The shareholders of Beijing Quhuo Technology Co., Ltd., the VIE, include Ms. Peilin Yu, sister of Mr. Leslie Yu, Mr. Shuyi Yang, Mr. Zhen Ba, Ningbo Maiken Investment Management LLP and Mr. Tongtong Li, holding 25.7264%, 24.9784%, 9.6547%, 38.8250% and 0.8154% of the equity interests of the VIE, respectively.

(3)
The remaining 30% of the equity interests of Nantong Runda Marketing Planning Co., Ltd. is owned by two independent individuals.

(4)
The remaining 49% of the equity interests of Jiangxi Youke Automobile Rental Service Co., Ltd. is owned by an independent individual.

(5)
The remaining 45% of the equity interest of Haikou Chengtu Network Technology Co., Ltd. is owned by three independent third parties.

(6)
In November 2020, we acquired a 54.22% equity interest in Lailai Information Technology (Shenzhen) Co., Ltd., an on-demand workforce platform that specializes in housekeeping solutions for hotels and B&Bs. In January 2022, we acquired the remaining 45.78% equity interest in Lailai.

Our Contractual Arrangements
We have entered into a series of contractual arrangements, through WFOE, with the VIE and its registered shareholders to direct the activities of the affiliated entities that most significantly impact their economic performance, through which we commence our business. These VIE agreements have not been tested in court. Through the VIE agreements, the shareholders of the VIE effectively assigned all of their voting rights underlying their respective equity interest in the VIE to us, which enabled us to direct the activities of the VIE that most significantly impact its economic performance, and we, through our WFOE, have the right to receive economic benefits from the VIE that could potentially be significant to the VIE and have the obligation to absorb losses of the VIE that could potentially be significant to the VIE. In April 2023, Ms. Lili Sun, an original shareholder of the VIE, transferred all of her VIE equity interest to Ms. Peilin Yu. Accordingly, Ms. Peilin Yu executed the requisite VIE agreements previously executed by Ms. Lili Sun.

Power of Attorney.   Pursuant to the power of attorney, dated as of August 23, 2019 and amended on April 25, 2023, executed and issued by the VIE’s shareholders, each of them irrevocably appointed and authorized WFOE or its designee(s) to act on their respective behalf as exclusive agent and attorney-in-fact, to the extent permitted by PRC law, with respect to all rights of shareholders concerning all the equity interest held by each of these shareholders in the VIE, including but not limited to, the power to vote on its behalf on all matters of the VIE requiring shareholder approval under PRC laws and regulations and the articles of association of the VIE, rights to information relating to all business aspects of the VIE, proposing to convene or attend shareholder meetings, signing the resolutions and minutes of such meetings, exercising all the other rights as shareholders, such as nomination rights, appointment rights, the right to receive dividends and the right to sell, transfer, pledge or dispose of all the equity held in part or in whole.
Equity Interest Pledge Agreements.   Under each of the equity interest pledge agreements, dated as of August 23, 2019 or April 25, 2023, as applicable, entered into by and among WFOE, the VIE and each of its shareholders, each of the VIE’s shareholders pledged all of their equity interests in the VIE to WFOE as security and guarantee on performance of the respective obligations of the VIE and each of its shareholders under the exclusive call option agreement, the exclusive business cooperation agreement and the power of attorney. If any of the VIE or its shareholders breach their contractual obligations under those agreements, WFOE, as the pledgee, will be entitled to certain rights, including enforcing the pledge immediately. WFOE may transfer all or any of its rights and obligations under any of the equity interest pledge agreements to its designee(s) any time after notifying the VIE and the signing shareholder. This pledge has become effective since the date the pledged equity interests were registered with the competent administration for industry and commerce and will remain in effect until the fulfillment of all the obligations under the exclusive call option agreement, the exclusive business cooperation agreement and the power of attorney.
Letters of Shareholder Undertaking, Letters of Spousal Undertakings and Letter of Confirmation.    Pursuant to each of the letters of shareholder undertaking, dated as of August 23, 2019 or April 25, 2023, as applicable, executed and provided by each of the individual shareholders of the VIE, each of the letters of spousal undertakings, dated as of as of August 23, 2019 or April 25, 2023, as applicable, executed and provided by each of the spouse of the VIE’s individual shareholders and a letter of confirmation, dated as of August 23, 2019 and amended on April 25, 2023, executed and issued by Mr. Leslie Yu in favor of us, each of the individual shareholders and the spouse of such shareholders, among others, (1) confirmed the duly authorization and validity of and the arrangements under the exclusive call option agreement, the exclusive business cooperation agreement, the equity interest pledge agreements and the power of attorney, (2) unconditionally and irrevocably agreed that the in the event of their deaths, incapacity or other circumstances under which they no longer have the ability to perform their obligations under the agreements described herein, their respective equity interests in the VIE together with all interests attached thereto will be transferred, free of charge and without any condition, to WFOE or its designee(s) to the extent permitted by PRC laws; and (3) confirmed that the respective equity interests of the VIE’s shareholders in the VIE are exclusive and personal assets of such shareholders, instead of common assets jointly owned with their respective spouse, and agreed to be subject to the obligations and arrangements under the agreements described herein in the event any equity interest in the VIE will be held by the respective spouse of such shareholders.
Exclusive Business Cooperation Agreement.   Pursuant to the exclusive business cooperation agreement dated as of August 23, 2019 entered into by and between WFOE and the VIE, WFOE has the exclusive right, during the term of the exclusive business cooperation agreement to provide or designate any third-party to provide, among others, comprehensive business support, technological support, and relevant consulting services, the scope of which is to be determined by WFOE from time to time. WFOE owns the exclusive intellectual property rights created as a result of the performance of this agreement. In exchange, the VIE and its subsidiaries pay service fees to WFOE at the time and in an amount to be determined by WFOE in its sole discretion. This agreement shall remain effective for ten years from the execution date and may be extended by WFOE at its sole discretion.
Exclusive Call Option Agreement.   Under the exclusive call option agreement, dated as of August 23, 2019 and amended on April 25, 2023, entered into by and between WFOE, the VIE and its shareholders, each of the shareholders of the VIE irrevocably granted WFOE or its designated representatives an exclusive right to purchase, to the extent permitted by the PRC laws and regulations and at the sole discretion of

WFOE all or any part of their equity interests in the VIE at a purchase price equal to the lowest price permissible under the PRC laws and regulations. The shareholders of the VIE shall also promptly give all considerations they received from the exercise of the options to WFOE or its designee(s). WFOE or its designated representatives have sole discretion as to when to exercise such options, either in part or in full. Without prior written consent of WFOE, the VIE’s shareholders shall not, among others, sell, transfer, mortgage, create any pledge or encumbrance on or otherwise dispose their equity interests in the VIE. This agreement shall remain effective until the date of termination of the Exclusive Business Cooperation Agreement and may be extended at WFOE’s sole discretion until the entire equity interests in the VIE transferred to WFOE or its designee(s).
In the opinion of Commerce & Finance Law Offices, our PRC legal counsel, the ownership structures of the VIE and WFOE currently do not result in any violation of applicable PRC laws and regulations currently in effect; and the contractual arrangements between WFOE, the VIE and its shareholders governed by PRC law currently are valid and legally binding on each party thereto and enforceable in accordance with the terms thereof, subject as to enforceability to applicable bankruptcy, insolvency, moratorium, reorganization and similar laws affecting creditors’ rights generally, the discretion of relevant governmental authorities in exercising their authority in connection with the interpretation and implementation thereof, and the application of relevant PRC laws and policies thereto, and to general equity principles.
However, there are substantial uncertainties regarding the interpretation and application of current and future PRC laws, regulations and rules. Our PRC legal counsel has advised us that the PRC regulatory authorities may take a view that is contrary to or otherwise different from the opinion of our PRC legal counsel. It is uncertain whether any new PRC laws or regulations relating to variable interest entity structures will be adopted or if adopted, what they would provide. If we or the VIE is found to be in violation of any existing or future PRC laws or regulations or fail to obtain or maintain any of the required permits or approvals, the relevant PRC regulatory authorities would have broad discretion to take action in dealing with such violations or failures. See “Risk Factors — Risks Related to Our Corporate Structure — The PRC government may find that the contractual arrangements that establish our corporate structure for operating our business do not comply with applicable PRC laws and regulations, which could cause significant disruption to our business operations or our inability to assert contractual control over the assets of the VIE or its subsidiaries and our securities registered hereunder may decline in value or become worthless,” and “Risk Factors — Risks Related to Our Corporate Structure — Uncertainties exist with respect to the interpretation and implementation of the newly enacted Foreign Enterprise Investment Law and how it may impact the viability of our current corporate structure, corporate governance, business, financial condition, results of operations and prospects” in the accompanying prospectus, and “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — Uncertainties with respect to the PRC legal system could adversely affect us” in the 2022 Form 20-F.
Cash and Asset Flows through Our Organization
Quhuo Limited transfers cash to Quhuo Investment Limited, its wholly-owned subsidiary in British Virgin Islands, by making capital contributions or providing loans, and Quhuo Investment Limited transfers cash to Quhuo Technology Investment (Hong Kong) Limited (“Quhuo Technology”), a wholly-owned subsidiary of Quhuo Investment Limited incorporated in Hong Kong, by making capital contributions or providing loans. Quhuo Technology transfers cash to WFOE, by making capital contributions or providing loans to these entities. Quhuo Limited and the WFOE are not able to make direct capital contribution to the VIE. However, they may transfer cash to the VIE by loans or by making payments to the VIE for inter-group transactions.
In 2020, 2021 and 2022, Quhuo Limited, through its subsidiaries, provided loans of RMB87.7 million, nil and nil to WFOE, respectively. In 2020, 2021 and 2022, WFOE transferred RMB87.7 million, nil and nil to the VIE, respectively.
The VIE may transfer cash to WFOE by paying service fees according to the exclusive business cooperation agreement. The VIE has maintained cash flow management policies which dictate the purpose, amount and procedures for cash transfers. Each cash transfer involving the VIE or its subsidiaries is subject to internal clearance from at least two managerial-level personnel. The required procedures include the initial submission of a cash transfer application through a cashier of the account management department, subsequent review and approval by a financial manager of account management department, as well as a financial officer or chief financial officer, and finally, the execution of the transfer. No single employee is allowed to complete each and every stage of the cash process, but rather only specific part(s) of the whole process. Only the account management department is authorized to make cash transfers. The purpose of the transfer must also be specified and recorded at the time it is executed. In 2020, 2021 and 2022, WFOE charged financial support fees under the exclusive business cooperation agreement of RMB16.6 million, RMB13.8 million and RMB13.9 million (US$2.0 million), respectively, and the total amount of service fees that the VIE paid to WFOE were RMB14.1 million, RMB16.2 million and RMB19.3 million (US$2.8 million), respectively. In 2021 and 2022, WFOE also charged and received management fee of RMB9.9 million and nil from the VIE for advancing certain operating expenses. In 2021 and 2022, the VIE provided loans of RMB3.4 million and RMB9.9 million (US$1.4 million) to WFOE as working capital support.
In 2020, 2021 and 2022, no dividends or distributions were made to Quhuo Limited by our subsidiaries. Under PRC laws and regulations, our PRC subsidiary and the VIE are subject to certain restrictions with respect to paying dividends or otherwise transferring any of their net assets to us. Remittance of dividends by a wholly foreign-owned enterprise out of China is also subject to examination by the banks designated by the State Administration of Foreign Exchange (“SAFE”). The amounts restricted include the paid-up capital and the statutory reserve funds of our PRC subsidiary and the VIE, totaling RMB382.7 million, RMB395.5 million and RMB191.0 million (US$27.7 million) as of December 31, 2020, 2021 and 2022, respectively. Furthermore, cash transfers from our PRC subsidiary to entities outside of China are subject to PRC government control of currency conversion. Shortages in the availability of foreign currency may temporarily delay the ability of our PRC subsidiary and the VIE to remit sufficient foreign currency to pay dividends or other payments to us, or otherwise satisfy their foreign currency denominated obligations. For risks relating to the fund flows of our operations in China, see “Item 3. Key Information — Risk Factors —  Risks Related to Doing Business in China — We may rely on dividends paid by our PRC subsidiary to fund cash and financing requirements. Any limitation on the ability of our PRC subsidiary to pay dividends to us could have a material adverse effect on our ability to conduct our business and to pay dividends to holders of the ADSs and our ordinary shares” in the 2022 Form 20-F.
Quhuo Limited has not declared or paid any cash dividends, nor does it have any present plan to pay any cash dividends on its ordinary shares in the foreseeable future. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business. See “Item 8. Financial Information — A. Consolidated Statements and Other Financial Information — Dividend Policy.” For the Cayman Islands, PRC and U.S. federal income tax considerations applicable to an investment in the ADSs or Class A ordinary shares, see “Item 10. Additional Information — E. Taxation” in 2022 Form 20-F.
If we intend to distribute dividends through Quhuo Limited, our WFOE will transfer the dividends to Quhuo Technology in accordance with the laws and regulations of the PRC, and then Quhuo Technology will transfer the dividends to Quhuo Investment Limited, which then will transfer the dividends to the Quhuo Limited, and the dividends will be distributed from Quhuo Limited to all shareholders respectively in proportion to the shares they hold, regardless of whether the shareholders are U.S. investors or investors in other countries or regions.
To the extent cash or assets in the business is in China or Hong Kong or in an entity domiciled in China or Hong Kong, and may need to be used to fund operations outside of China or Hong Kong, the funds and assets may not be available to fund operations or for other uses outside of China or Hong Kong due to interventions in or the imposition of restrictions and limitations by the government on our ability to transfer cash and assets. We may also encounter difficulties in our ability to transfer cash between subsidiaries in China and other subsidiaries largely due to various PRC laws and regulations imposed on foreign exchange. The majority of our income is denominated in Renminbi, and shortage in foreign currencies may restrict our ability to pay dividends or other payment to satisfy our foreign currency denominated obligations, if any. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from trade-related transactions can be made in foreign currencies without prior approval from the State Administration of the Foreign Exchange in the PRC as long as certain procedural requirements are met. Approval from appropriate government authorities is required if Renminbi is converted into foreign currency and remitted out of the PRC to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may, at its discretion, impose restrictions on access to foreign currencies for current account transactions and if this occurs in the future, we may not be able to pay dividends in foreign currencies to our shareholders. The PRC government has implemented a series of capital control measures, including stricter vetting procedures for China-based companies to remit foreign currency for overseas acquisitions, dividend payments and shareholder loan repayments. It may continue to strengthen its capital controls and dividends and other distributions of our subsidiaries in China may be subjected to tighter scrutiny and may limit the ability of our Cayman Islands holding company, to use capital from our subsidiaries in China, which may restrict our ability to satisfy our liquidity requirements. For more detailed discussion of the restrictions and limitations on the ability to transfer cash or distribute earnings between our subsidiaries in China and the VIEs, and between our Cayman Islands holding company and the VIE, see “Risk Factors — Risks Related to Doing Business in China — We may rely on dividends paid by our PRC subsidiary to fund cash and financing requirements. Any limitation on the ability of our PRC subsidiary to pay dividends to us could have a material adverse effect on our ability to conduct our business and to pay dividends to holders of the ADSs and our ordinary shares” in the accompanying prospectus.
Dividend Distribution and Taxation
Quhuo Limited has not declared or paid any cash dividends, nor does it have any present plan to pay any cash dividends on its ordinary shares in the foreseeable future, and none of our PRC subsidiary and the VIE has paid any dividends or made any distributions to their respective shareholder(s), including any U.S. investors, nor do we have any present plan to pay any cash dividends on our ordinary shares in the foreseeable future. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business.
Subject to the “passive foreign investment company” (“PFIC”) rules, the gross amount of any distribution that we make to a U.S. Holder (as defined in “Taxation — United States Federal Income Taxation” in this prospectus supplement) with respect to the ADSs and the underlying ordinary shares (including any amounts withheld to reflect PRC withholding taxes) will be taxable as a dividend for United States federal income tax purposes, to the extent paid out of our current or accumulated earnings and profits, as determined under United States federal income tax principles. If we are treated as a PFIC for United States federal income tax purposes, such dividends will generally be taxed at ordinary income rates, and additional rules may apply. In addition, if we are considered a PRC tax resident enterprise for tax purposes, any dividends we pay to our overseas shareholders may be regarded as China-sourced income and as a result may be subject to PRC withholding tax. See “Taxation” for details.
Financial Information Related to the VIE
The following table presents the consolidated balance sheet information relating to Quhuo Limited, the VIE and the non-variable interest entities as of December 31, 2021 and 2022 and June 30, 2022 (unaudited) and 2023 (unaudited).
	As of December 31, 2021
	Quhuo Limited	WFOE	VIE and its subsidiaries	Eliminations	Consolidated
	(RMB in thousands)
Cash	8,612	518	19,463	—	28,593
Inter-group balance due from	82,687	87,688	7,823	(178,198)	—
Other current assets	109,282	2,104	625,242	2,215	738,843
Total current assets	200,581	90,310	652,528	(175,983)	767,436
Investment in subsidiaries, the VIE and its subsidiaries	270,360	—	—	(270,360)	—
Other non-current assets	—	305	377,634	—	377,939
Total non-current assets	270,360	305	377,634	(270,360)	377,939

	As of December 31, 2021
	Quhuo Limited	WFOE	VIE and its subsidiaries	Eliminations	Consolidated
	(RMB in thousands)
Total assets	470,941	90,615	1,030,162	(446,343)	1,145,375
Inter-group balance due to	—	93,009	87,688	(180,697)	—
Other liabilities	—	3,489	660,276	(1,825)	661,940
Total liabilities	—	96,498	747,964	(182,522)	661,940
Total shareholders’ equity	470,941	(5,883)	282,198	(263,821)	483,435
Total liabilities and shareholders’ equity	470,941	90,615	1,030,162	(446,343)	1,145,375

	As of December 31, 2022
	Quhuo Limited	WFOE	VIE and its subsidiaries	Eliminations	Consolidated
	(RMB in thousands)
Cash	7,157	708	87,579	—	95,444
Inter-group balance due from	88,264	58,489	18	(146,771)	—
Other current assets	61,855	22,646	560,516	(21,240)	623,777
Total current assets	157,276	81,843	648,113	(168,011)	719,221
Investment in subsidiaries, the VIE and its subsidiaries	345,026	—	—	(345,026)	—
Other non-current assets	—	227	336,169	—	336,396
Total non-current assets	345,026	227	336,169	(345,026)	336,396
Total assets	502,302	82,070	984,282	(513,037)	1,055,617
Inter-group balance due to	—	88,282	58,489	(146,771)	—
Other liabilities	1,140	823	500,912	55,165	558,040
Total liabilities	1,140	89,105	559,401	(91,606)	558,040
Total shareholders’ equity	501,162	(7,035)	424,881	(421,431)	497,577
Total liabilities and shareholders’ equity	502,302	82,070	984,282	(513,037)	1,055,617
	As of June 30, 2022
	Quhuo Limited	WFOE	VIE	Eliminations	Consolidated
	(RMB in thousands)
Cash	6,250	526	38,214	—	44,990
Inter-group balance due from VIE, WFOE and subsidiaries	92,657	77,062	—	(169,719)	—
Other current assets	88,857	9,334	541,578	(182)	639,587
Total current assets	187,764	86,922	579,792	(169,901)	684,577
Investment in subsidiaries	281,879	—	—	(281,879)	—
Other non-current assets	—	276	363,298	—	363,574
Total non-current assets	281,879	276	363,298	(281,879)	363,574
Total assets	469,643	87,198	943,090	(451,780)	1,048,151
Inter-group balance due to Parent, VIE, WFOE and subsidiaries	—	92,692	77,062	(169,754)	—
Other liabilities	5,693	342	497,513	66,477	570,025
Total liabilities	5,693	93,034	574,575	(103,277)	570,025

	As of June 30, 2022
	Quhuo Limited	WFOE	VIE	Eliminations	Consolidated
	(RMB in thousands)
Total shareholders’ equity/(deficit)	463,950	(5,835)	368,515	(348,504)	478,126
Total liabilities, mezzanine equity and shareholders’ equity/(deficit)	469,643	87,199	943,090	(451,781)	1,048,151

	As of June 30, 2023
	Quhuo Limited	WFOE	VIE	Eliminations	Consolidated
	(RMB in thousands)
Cash	24,675	3,730	86,635	—	115,040
Inter-group balance due from VIE, WFOE and subsidiaries	81,503	47,089	—	(128,592)	—
Other current assets	63,056	24,207	543,662	(10,420)	620,505
Total current assets	169,234	75,026	630,297	(139,012)	735,545
Investment in subsidiaries	336,941	—	—	(336,941)	—
Other non-current assets	—	166	350,039	(1)	350,204
Total non-current assets	336,941	166	350,039	(336,942)	350,204
Total assets	506,175	75,192	980,336	(475,954)	1,085,749
Inter-group balance due to Parent, VIE, WFOE and subsidiaries	—	81,513	47,089	(128,602)	—
Other liabilities	7,255	215	530,377	48,609	586,456
Total liabilities	7,255	81,728	577,466	(79,993)	586,456
Total shareholders’ equity/(deficit)	498,920	(6,537)	402,870	(395,960)	499,293
Total liabilities, mezzanine equity and shareholders’ equity/(deficit)	506,175	75,191	980,336	(475,953)	1,085,749
The following table presents the consolidated statements of operations and comprehensive loss and cash flows relating to Quhuo Limited, the VIE and the non-variable interest entities for the year ended and as of December 31, 2020, 2021 and 2022 and for the six months ended and as of June 30, 2022 (unaudited) and 2023 (unaudited).
Consolidated statements of income information
	Year Ended December 31, 2020
	Quhuo Limited	WFOE	VIE and its subsidiaries	Eliminations	Consolidated
	(RMB in thousands)
Revenues	—	16,579	2,580,810	(16,579)	2,580,810
Cost of revenues	(2,175)	—	(2,386,124)	—	(2,388,299)
Operating and other expenses	(51,907)	(15,705)	(128,643)	(1,860)	(198,115)
(Loss)/gain from VIE and its subsidiaries	57,512	—	—	(57,512)	—
Net income/(loss)	3,430	874	66,043	(75,951)	(5,604)

	Year Ended December 31, 2021
	Quhuo Limited	WFOE	VIE and its subsidiaries	Eliminations	Consolidated
	(RMB in thousands)
Revenues	—	13,766	4,025,279	(13,766)	4,025,279
Cost of revenues	—	(97)	(3,849,585)	—	(3,849,682)
Operating and other expenses	(54,353)	(16,241)	(296,233)	—	(366,827)
(Loss)/gain from VIE and its subsidiaries	(103,554)	—	—	103,554	—
Net (loss)/income	(157,907)	(2,572)	(120,539)	89,788	(191,230)
	Year Ended December 31, 2022
	Quhuo Limited	WFOE	VIE and its subsidiaries	Eliminations	Consolidated
	(RMB in thousands)
Revenues	—	13,864	3,820,378	(13,864)	3,820,378
Cost of revenues	—	(63)	(3,567,627)	—	(3,567,690)
Operating and other expenses	(58,391)	(17,279)	(190,812)	(2,620)	(269,102)
(Loss)/gain from VIE and its subsidiaries	45,261	—	—	(45,261)	—
Net (loss)/income	(13,130)	(3,478)	61,939	(61,745)	(16,414)
	For Six Months Ended June 30, 2022
	Quhuo Limited	WFOE	VIE and its subsidiaries	Eliminations	Consolidated
	(RMB in thousands)
Revenue	—	9,460	1,863,795	(9,460)	1,863,795
Cost of revenue	—	(7)	(1,769,860)	—	(1,769,867)
Operating and other income/(expenses)	(27,982)	(11,731)	(80,802)	—	(120,515)
Gain/(loss) from VIE and its subsidiaries	3,029	—	—	(3,029)	—
Net(loss)/income	(24,953)	(2,278)	13,133	(12,489)	(26,587)
	For the Six Months Ended June 30, 2023
	Quhuo Limited	WFOE	VIE and its subsidiaries	Eliminations	Consolidated
	(RMB in thousands)
Revenue	11,981	8,432	1,724,336	(8,432)	1,736,317
Cost of revenue	(11,868)	(16)	(1,657,631)	—	(1,669,515)
Operating and other income/(expenses)	(2,785)	(7,917)	(61,678)	(113)	(72,493)
Loss from VIE and its subsidiaries	(6,864)	—	—	6,864	—
Net(loss)/income	(9,536)	499	5,027	(1,681)	(5,691)
Selected condensed consolidated cash flow information
	Year Ended December 31, 2020
	Quhuo Limited	WFOE	VIE and its subsidiaries	Eliminations	Consolidated
	(RMB in thousands)
Net cash (used in)/provided by operating activities	(4,233)	2,009	30,389	(17,055)	11,110
Net cash (used in)/provided by investing activities	(129,854)	(89,197)	(56,535)	88,503	(187,083)

	Year Ended December 31, 2020
	Quhuo Limited	WFOE	VIE and its subsidiaries	Eliminations	Consolidated
	(RMB in thousands)
Net cash provided/(used in) by financing activities	143,972	87,688	(7,119)	(71,448)	153,093
Effect of exchange rate changes	(146)	6	(4)	—	(144)
Net increase/(decrease) in cash and restricted cash	9,739	506	(33,269)	—	(23,024)
	Year Ended December 31, 2021
	Quhuo Limited	WFOE	VIE and its subsidiaries	Eliminations	Consolidated
	(RMB in thousands)
Net cash used in by operating activities	(1,015)	(2,179)	(27,699)	—	(30,893)
Net cash (used in)/provided by investing activities	—	(1,190)	(112,604)	3,381	(110,413)
Net cash provided/(used in) by financing activities	1	3,380	68,673	(3,381)	68,673
Effect of exchange rate changes	(214)	—	—	—	(214)
Net (decrease)/increase in cash and restricted cash	(1,228)	11	(71,630)	—	(72,847)
	Year Ended December 31, 2022
	Quhuo Limited	WFOE	VIE and its subsidiaries	Eliminations	Consolidated
	(RMB in thousands)
Net cash (used in)/provided by operating activities	(7,664)	(31,672)	114,059	—	74,723
Net cash provided by investing activities	5,582	2,663	39,767	29,199	77,211
Net cash provided/(used in) by financing activities	—	29,199	(82,140)	(29,199)	(82,140)
Effect of exchange rate changes	627	—	(306)	—	321
Net (decrease)/increase in cash and restricted cash	(1,455)	190	71,380	—	70,115
	For Six Months Ended June 30, 2022
	Quhuo Limited	WFOE	VIE	Eliminations	Consolidated
	(RMB in thousands)
Net cash (used in)/provided by operating activities	(2,735)	(13,059)	12,892	—	(2,902)
Net cash provided by investing activities	—	2,443	45,165	10,626	58,234
Net cash provided/(used in) by financing activities	—	10,625	(41,443)	(10,626)	(41,444)
Effect of exchange rate changes on cash	372	—	(182)	—	190
Net (decrease)/increase in cash and cash equivalents	(2,363)	9	16,432	—	14,078

	For the Six Months Ended June 30, 2023
	Quhuo	WFOE	VIE	Eliminations	Consolidated
	(RMB in thousands)
Net cash provided/(used in) by operating activities	16,825	(8,355)	(30,836)	—	(22,366)
Net cash provided/(used in) by investing activities	139	(22)	(6,036)	11,400	5,481
Net cash provided/(used in) by financing activities	—	11,400	30,280	(11,400)	30,280
Effect of exchange rate changes on cash	554	—	218	—	772
Net increase/(decrease) in cash and cash equivalents	17,518	3,023	(6,374)	—	14,167
Regulatory Permissions and Licenses for Our Operations in China and This Offering
Our operations in China through our PRC subsidiary and the VIE are governed by PRC laws and regulations. We are required to obtain certain licenses, permits and approvals from relevant governmental authorities in China in order to operate our business and conduct the offering under this prospectus supplement and the accompanying prospectus. As of the date of this prospectus supplement, we believe our subsidiary in China, the VIE and its subsidiaries have obtained all the licenses, permits, filings, or approvals for our current operations in China. Because our business is constantly evolving, and due to the uncertainties of interpretation and implementation of relevant laws and regulations, the enforcement practice by government authorities in the PRC, and the complexity of relevant laws and regulations in China that may change or introduce new requirements in the future, we cannot assure you that our subsidiary in China, the VIE and its subsidiaries have obtained all the permits or licenses required for conducting our and the VIE’s business in China, or that we, our PRC subsidiary and the VIE will be able to obtain, in a timely manner or at all, or maintain such licenses, permits or approvals, and we, our PRC subsidiary and the VIE may also inadvertently conclude that such permissions or approvals are not required. Any lack of or failure to maintain requisite approvals, licenses or permits applicable to us, our PRC subsidiary and the VIE may have a material adverse impact on our business, results of operations, financial condition and prospects and cause the value of any securities we offer to significantly decline or become worthless. For more detailed information, see “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — If we fail to obtain requisite approvals, licenses or permits applicable to our business or to comply with applicable laws and regulations, our business, financial condition, results of operations and prospects may be materially and adversely affected” in the 2022 Form 20-F.
On December 28, 2021, the CAC and several other PRC government authorities jointly promulgated the Cybersecurity Review Measures, which took effect on February 15, 2022 and provides that the relevant operators shall apply with the Cybersecurity Review Office of CAC for a cybersecurity review under certain circumstances. See “Item 4. Information on the Company — Regulations — Regulations Related to Internet Information Security and Privacy Protection” in the 2022 Form 20-F. As of the date of this prospectus supplement, we do not have over one million users’ personal information and do not anticipate that we will be collecting over one million users’ personal information in the foreseeable future. We have not been identified by the Office of Cybersecurity Review as an operator of “critical information infrastructure”; however, if we were identified as such in the future, we would be required to fulfill various obligations as required under PRC cybersecurity laws and other applicable laws for such operators of “critical information infrastructure,” including, among others, setting up a special security management organization, organizing regular cybersecurity education and training, formulating emergency plans for cybersecurity incidents and conducting regular emergency drills, and we may need to follow cybersecurity review procedures and apply with the Cybersecurity Review Office before making certain purchases of network products and services. As of the date of this prospectus supplement, we, our PRC subsidiary, and the VIE and its subsidiaries have not been involved in any investigations on cybersecurity review initiated by any PRC regulatory authority, nor has any of them received any inquiry, notice or sanction. For more detailed information, see “Item 3. Key Information D. Risk Factors — Risks Related to Doing Business in China — Substantial uncertainties exist with respect to the interpretation and implementation of cybersecurity related regulations and cybersecurity review as well as any impact these may have on our business operations” in 2022 Form 20-F.
On February 17, 2023, the CSRC issued the Overseas Listing Trial Measures, which became effective on March 31, 2023. On the same date, the CSRC circulated Supporting Guidance Rules No. 1 through

No. 5, Notes on the Overseas Listing Trial Measures, Notice on Administration Arrangements for the Filing of Overseas Listings by Domestic Enterprises and relevant CSRC Answers to Reporter Questions (collectively, the “Guidance Rules and Notice”) on CSRC’s official website. Under the Overseas Listing Trial Measures and the Guidance Rules and Notice, domestic enterprises conducting overseas securities offering and listing, either directly or indirectly, shall complete filings with the CSRC pursuant to the requirements of the Overseas Listing Trial Measures within three business days following the submission of application for an initial public offering or listing. The Guidance Rules and Notice stipulates that domestic enterprises like us that have completed overseas listings are not required to make any immediate filing with the CSRC, but shall comply with the filing requirements under the Overseas Listing Trial Measures when it subsequently seeks to conduct a follow-on offering or falls within other circumstances that require filing with the CSRC. Therefore, we are required to submit a filing with the CSRC within three business days after completion of the offering described in this prospectus supplement and the accompanying prospectus and may be subject to the filing requirements under the Overseas Listing Trial Measures for our future follow-on offerings. Under the Guidance Rules and Notice, such filings shall include, without limitation, (1) a filing report and relevant commitments, and (2) legal opinions and undertakings issued by PRC counsel. We may be subject to orders to rectify, warnings and fines if we fail to comply with the requirements under the Overseas Listing Trial Measures. We cannot assure you that we can complete the required filings with the CSRC or obtain the required approval from other PRC governmental authorities for this follow-on offering in a timely manner, or at all. If we fail to complete the filings and other relevant regulatory procedures or obtain the relevant approvals in a timely manner, we may face sanctions by the CSRC or other PRC regulatory agencies, which may include fines and penalties on us in China, limitations on our operations in China, restrictions on or prohibition of the payments or remittance of dividends by our PRC subsidiary or the VIE and its subsidiaries in China, delay of or restriction on the repatriation of the proceeds from this offering into China, or other actions that could have a material adverse effect on our business, financial condition, results of operations, reputation and prospects, as well as the trading price of the ADSs. The CSRC or other PRC regulatory authorities also may take actions requiring us, or making it advisable for us, to halt our offerings before settlement and delivery of the securities offered. Any uncertainties or negative publicity regarding such approval requirement could materially and adversely affect our business, prospects, financial condition, reputation, and the trading price of the ADSs. For details, see “Risk Factors — Risks Related to Doing Business in China — The approval of and the filing with the CSRC or other PRC government authorities may be required in connection with this offering and our future offshore offering under PRC law, and, if required, we cannot predict whether or for how long we will be able to obtain such approval or complete such filing” in this prospectus supplement.
The Holding Foreign Companies Accountable Act
Pursuant to the HFCAA, if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspections by the PCAOB for two consecutive years, the SEC will prohibit our shares and the ADSs from being traded on a national securities exchange or in the over-the-counter trading market in the United States. Our current auditor, Marcum Asia CPAs LLP (“Marcum Asia”), as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Marcum Asia is headquartered in New York, New York, and, as of the date of this prospectus supplement, has not been determined by the PCAOB as being unable to be inspected or investigated completely. Pursuant to the HFCAA and related regulations, if we have filed an audit report issued by a registered public accounting firm that the PCAOB has determined that it is unable to inspect and investigate completely, the SEC will identify us as a “Commission-identified Issuer,” and the trading of our securities on any U.S. national securities exchange, as well as any over-the-counter trading in the United States, will be prohibited if we are identified as a Commission-identified Issuer for two consecutive years. On October 6, 2022, we were conclusively identified by the SEC under the HFCAA due to the fact that our previous auditor was located in China and could not be inspected by the PCAOB. On December 15, 2022, the PCAOB issued a report that vacated its December 16, 2021 determination and removed China and Hong Kong from the list of jurisdictions where it is unable to inspect or investigate completely registered public accounting firms. Each year, the PCAOB will determine whether it can inspect and investigate completely audit firms in China and Hong Kong, among other jurisdictions. Whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in China and Hong Kong is subject to uncertainties and depends on a number of factors out of our and our auditor’s control. If the PCAOB determines in the future that it no longer has full access to inspect and investigate completely accounting firms in China and Hong Kong and we use an accounting firm headquartered in one of these jurisdictions to issue an audit report on our financial statements filed with the SEC, we would be identified as a Commission-Identified Issuer following the filing of the annual report on Form 20-F for the relevant fiscal year. There can be no assurance that we would not be identified as a Commission-Identified Issuer for any future fiscal year, and if we were so identified for two consecutive years, the ADSs will be delisted from the Nasdaq Stock Market, and our ordinary shares and the ADSs will not be permitted for trading over the counter in the United States under the HFCAA and related regulations. For details, see “Risk Factors — Risks Related to Doing Business in China — The ADSs may be delisted from a U.S. exchange and prohibited from being traded over-the-counter in the United States under the HFCAA if the PCAOB determines in the future that it is unable to fully inspect or investigate our auditors. The delisting and cease of trading of the ADSs, or the threat of their being delisted or prohibited from being traded, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct inspections deprives our investors of the benefits of such inspections” in the accompanying prospectus.
Our Risks and Challenges
Investing in our securities entails a significant level of risk. Before investing in the ADSs, you should carefully consider all of the risks and uncertainties mentioned in the section titled “Risk Factors” in addition to all of the other information in this prospectus supplement. For a detailed discussion of risks we may face, see “Item 3. Key Information — D. Risk Factors” in the 2022 Form 20-F. The occurrence of one or more of the events or circumstances described “Risk Factors,” alone or in combination with other events or circumstances, may adversely affect our business, results of operations and financial condition. In particular, we face risks and challenges in the following aspects, including:
Risks Related to This Offering
•
dilution caused by the sale or issuance of the ADSs to VG;

•
our discretion in how we use the proceeds from this offering;

•
inability to access sufficient funds under the Purchase Agreement when needed; and

•
potential future dilution as a result of future equity offerings.

Risks Related to Our Business and Industry
•
our limited operating history and evolving business portfolio;

•
our competitive position in the on-demand delivery market and our ability to further diversify our solution offerings;

•
our relatively high customer concentration;

•
our relationships with existing industry customers and our ability to attract new customers;

•
our ability to attract, retain and manage workers on our platform;

•
potential adverse legal, tax, and other consequences with respect to the classification of workers on our platform;

•
our ability to comply with contracts with industry customers; and

•
our ability to achieve or sustain profitability and generate positive cash flow.

Risks Related to Doing Business in China
•
approval of CSRC or other PRC government authorities that may be required in connection with this offering and our future offshore securities offerings; see “Risk Factors — Risks Related to Doing Business in China — The approval of and the filing with the CSRC or other PRC government authorities are required in connection with this offshore offering under PRC law, and we cannot predict whether or for how long we will be able to obtain such approval or complete such filing” in this prospectus supplement;
•
changes in China’s economic, political or social conditions or government policies; see “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — Changes in China’s economic, political or social conditions or governmental policies could have a material adverse effect on our business and operations” in the 2022 Form 20-F;

•
uncertainties with respect to the PRC legal system; see “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — Uncertainties with respect to the PRC legal system could adversely affect us” in the 2022 Form 20-F;

•
the threat of the ADSs being delisted under the HFCAA for the lack of inspections by the PCAOB on our independent registered public accounting firm; see “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — The ADSs may be delisted from a U.S. exchange and prohibited from being traded over-the-counter in the United States under the HFCAA if the PCAOB determines in the future that it is unable to fully inspect or investigate our auditors who are located in China. The delisting and cease of trading of the ADSs, or the threat of their being delisted or prohibited from being traded, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct inspections deprives our investors of the benefits of such inspections” in the 2022 Form 20-F; and

•
difficulty for overseas regulators to conduct investigations or collect evidence within China; see “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — It may be difficult for overseas regulators to conduct investigation or collect evidence within China” in the 2022 Form 20-F.

Risks Related to Our Corporate Structure
•
uncertainties with respect to the contractual arrangements that establish our corporate structure for operating our business;

•
failure by the VIE or its shareholders to perform their obligations under our contractual arrangements with them; and

•
actual or potential conflicts of interest of shareholders of the VIE with us.

Risks Related to Our Corporate Governance
•
our status as an exempted company incorporated in the Cayman Islands;

•
our status as a foreign private issuer; and

•
our dual-class voting structure and the concentration of ownership, which provide Class B ordinary shareholder considerable influence over corporate matters, including the election of the board of directors.

Risks Related to the ADSs
•
adverse U.S. federal income tax consequences to U.S. investors owning the ADSs or our ordinary shares;

•
volatility of the trading price of the ADSs;

•
our potential failure to satisfy the requirements for continued listing on Nasdaq Stock Market; and

•
the sale or availability for sale of substantial amounts of the ADSs.

Corporate Information
Our principal executive offices are located at 3rd Floor, Block A, Tonghui Building, No. 1132 Huihe South Street, Chaoyang District, Beijing, People’s Republic of China. Our registered office in the Cayman

Islands is located at the offices of Maples Corporate Services Limited at PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands. The telephone number of our principal executive office is (+86-10) 5923 6208. Our main website is www.quhuo.cn. The information contained on our website is not a part of this prospectus supplement. Our agent for service of process in the United States is Puglisi & Associates, located at 850 Library Avenue, Suite 204, Newark, DE 19711.

THE OFFERING
Securities offered by us
Up to US$2,196,648 of the ADSs we may issue and sell to VG from time to time during the Commitment Period (as defined in the Purchase Agreement), at our sole discretion, in accordance with the Purchase Agreement, and an additional US$10,983 of the ADSs, subject to certain adjustments, to be issued to VG as consideration for its commitment to purchase the ADSs under the Purchase Agreement (the “Commitment Shares”). We will not receive any cash proceeds from the issuance of these Commitment Shares.
ADSs outstanding immediately prior to this offering
3,146,251 ADSs
ADSs outstanding after this offering is completed
5,101,422 ADSs, assuming sale of 1,947,382 ADSs (based on US$2,196,648 of ADSs at an assumed offering price of US$1.1280 per ADS, which is 80% of US$1.4100, the last reported sale price of the ADSs on January 4, 2024), and assuming an issuance of additional 7,789 ADSs, subject to certain adjustments, as Commitment Shares (based on US$10,983 of ADS at the US$1.4100 price per ADS, which is the closing price of the ADSs on January 4, 2024, the business day prior to the execution of the Purchase Agreement). The actual total number of ADSs issued will vary depending on the sales prices under this offering and certain adjustments under the Purchase Agreement.
Use of proceeds
We intend to use the net proceeds of this offering for international business development, general corporate and working capital purposes. See “Use of Proceeds” of this prospectus supplement.
The ADSs
Each ADS represents ten (10) Class A ordinary shares, par value US$0.0001 per share.
The depositary will be the holder of the Class A ordinary shares underlying the ADSs and you will have the rights as provided in the deposit agreement among us, the depositary and the owners and holders of the ADSs.
We have no plan to declare or pay any dividends in the near future on our ordinary shares. If, however, we pay dividends on our Class A ordinary shares, the depositary will distribute the net cash dividends and other distributions it receives on our Class A ordinary shares after deducting its fees and expenses in accordance with the terms set forth in the deposit agreement.
You may surrender and cancel the ADSs to the depositary to withdraw Class A ordinary shares underlying the ADSs. There are fees applicable to such cancellations.
We may amend or terminate the deposit agreement without your consent. If you continue to hold the ADSs after an amendment to the deposit agreement, you agree to be bound by the deposit agreement as amended.
To better understand the terms of the ADSs, you should carefully read the “Description of the American Depositary Shares” section of the accompanying prospectus. You should also read the deposit agreement, which is an exhibit to the registration statement that includes the accompanying prospectus.

Listing
The ADSs are listed on the Nasdaq Global Market under the symbol “QH.” The ADSs and ordinary shares are not listed on any other stock exchange or traded on any automated quotation system.
Risk factors
Investing in our securities involves a high degree of risk. Before investing in our securities, you should carefully consider the risk factors described in the section titled “Risk Factors” beginning on page S-27 of this prospectus supplement as well as the risks identified in documents that are incorporated by reference in this prospectus supplement.
Depositary
Deutsche Bank Trust Company Americas.

SUMMARY CONSOLIDATED FINANCIAL DATA
The following summary consolidated statement of comprehensive loss data for the years ended December 31, 2020, 2021 and 2022, summary consolidated balance sheet data as of December 31, 2021 and 2022, and summary consolidated cash flow data for the years ended December 31, 2020, 2021 and 2022 have been derived from our audited consolidated financial statements included in the 2022 Form 20-F. The summary condensed consolidated statement of comprehensive loss data for the six months ended June 30, 2022 and 2023, the summary condensed consolidated balance sheet data as of June 30, 2023, and summary consolidated cash flow data for the six months ended June 30, 2022 and 2023 are derived from our unaudited interim condensed consolidated financial statements included in our current report on Form 6-K furnished with the SEC on September 5, 2023 (the “Interim Report”). Our consolidated financial statements are prepared and presented in accordance with U.S. GAAP.
Our historical results are not necessarily indicative of results expected for future periods. You should read this Summary Consolidated Financial Data section together with our audited consolidated financial statements and the related notes included in the 2022 Form 20-F and information under “Item 5. Operating and Financial Review and Prospects” of the 2022 Form 20-F, as well as our unaudited condensed consolidated financial statements and the related notes included in the Interim Report (excluding Exhibit 99.3 thereto), which are incorporated into this prospectus supplement by reference.
Summary Consolidated Statements of Comprehensive Loss
	Year Ended December 31,				Six Months Ended June 30,
	2020	2021	2022		2022	2023
	RMB	RMB	RMB	US$	RMB	RMB	US$
	(in thousands, except for share and per share data)
Revenues	2,580,810	4,025,279	3,820,378	553,903	1,863,795	1,736,317	239,449
Cost of revenues	(2,388,299)	(3,849,682)	(3,567,690)	(517,266)	(1,769,867)	(1,669,515)	(230,237)
General and administrative expenses	(202,963)	(240,749)	(213,592)	(30,968)	(99,525)	(81,611)	(11,255)
Research and development expenses	(13,095)	(20,122)	(12,540)	(1,818)	(7,161)	(6,645)	(916)
Gain/(loss) on disposal of assets, net	3,243	(2,564)	13,975	2,026	4,732	8,916	1,230
Goodwill impairment	(336)	(51,971)	(4,882)	(708)	—	—	—
Total operating expenses	(213,151)	(315,406)	(217,039)	(31,468)	(101,954)	(79,340)	(10,941)
Operating (loss)/income	(20,640)	(139,809)	35,649	5,169	(8,026)	(12,538)	(1,729)
Interest income	824	644	690	100	191	742	102
Interest expense	(8,068)	(7,026)	(5,683)	(824)	(3,786)	(2,323)	(320)
Other income, net	49,218	(33,964)	(26,068)	(3,780)	(8,282)	6,034	832
Foreign exchange (loss)/gain	(1,510)	952	—	—	—	—	—
Income/(loss) before income tax	19,824	(179,203)	4,588	665	(19,903)	(8,085)	(1,115)
Income tax expense	(25,428)	(12,027)	(21,002)	(3,045)	(6,683)	2,395	330
Net loss	(5,604)	(191,230)	(16,414)	(2,380)	(26,586)	(5,690)	(785)
Net loss attributable to non-controlling interests	9,034	33,323	3,284	476	1,633	(3,958)	(546)
Net income/(loss) attributable to ordinary shareholders of Quhuo Limited	3,430	(157,907)	(13,130)	(1,904)	(24,953)	(9,648)	(1,331)

Summary Consolidated Balance Sheets
	As of December 31,			As of June 30,
	2021	2022		2022	2023
	RMB	RMB	US$	RMB	US$
	(in thousands)
ASSETS:
Current assets:
Cash	28,593	95,444	13,838	115,040	15,865
Restricted cash	2,315	5,579	809	150	21
Short-term investments	178,830	64,355	9,331	63,056	8,696
Accounts receivable, net	510,683	495,046	71,775	495,006	68,264
Prepayments and other current assets	42,228	54,921	7,963	60,864	8,394
Amounts due from related parties	4,787	3,876	562	1,430	197
Total current assets	767,436	719,221	104,278	735,546	101,437
Non-current assets:
Property and equipment, net	14,914	11,450	1,660	8,788	1,212
Right-of-use assets, net	7,964	5,562	806	7,719	1,064
Intangible assets, net	124,259	101,603	14,731	101,516	14,000
Goodwill	66,753	65,481	9,494	65,481	9,030
Deferred tax assets	6,729	12,000	1,740	20,466	2,822
Other non-current assets	157,320	140,300	20,342	146,236	20,167
Total non-current assets	377,939	336,396	48,773	350,206	48,295
Total assets	1,145,375	1,055,617	153,051	1,085,752	149,732
LIABILITIES AND SHAREHOLDERS’ EQUITY:
Current liabilities (including current liabilities of
the consolidated VIE without recourse to the
primary beneficiary of RMB695,081,
RMB489,301 and RMB506,292 (US$69,821)
as of December 31, 2021 and 2022 and
June 30, 2023, respectively):

Accounts payable	334,083	293,281	42,522	314,401	43,358
Accrued expenses and other current liabilities	120,971	125,949	18,261	100,755	13,895
Short-term debt	148,441	65,434	9,487	95,705	13,198
Short-term lease liabilities	5,317	3,276	475	4,422	610
Amounts due to related parties	245	—	—	—	—
Total current liabilities	609,057	487,940	70,745	515,283	71,061
Non-current liabilities (including non-current
liabilities of the consolidated VIE without
recourse to the primary beneficiary of
RMB52,883, RMB70,100 and RMB71,174
(US$9,815) as of December 31, 2021 and 2022
and June 30, 2023, respectively):

Long-term debt	3	1,303	189	1,583	218
Long-term lease liabilities	1,424	1,103	160	2,066	285
Deferred tax liabilities	753	814	118	924	127
Other non-current liabilities	50,703	66,880	9,697	66,601	9,185
Total non-current liabilities	52,883	70,100	10,164	71,174	9,815
Total liabilities	661,940	558,040	80,909	586,457	80,876

	As of December 31,			As of June 30,
	2021	2022		2022	2023
	RMB	RMB	US$	RMB	US$
	(in thousands)
Commitments and contingencies
Shareholders’ equity:
Ordinary shares (US$0.0001 par value;
300,000,000 Class A ordinary shares
authorized, 46,379,583, 55,379,583 and
55,379,583 shares issued, and 40,377,645,
48,639,660 and 48,639,660 shares outstanding
as of December 31, 2021 and 2022 and
June 30, 2023, respectively; 6,296,630,
6,296,630 and 6,296,630 Class B ordinary
shares authorized, issued and outstanding as
of December 31, 2021 and 2022 and June 30,
2023, respectively; 193,703,370, 193,703,370
and 193,703,370 shares (undesignated)
authorized, nil, nil and nil shares
(undesignated) issued and outstanding as of
December 31, 2021 and 2022 and June 30,
2023, respectively)
	37	43	6	43	6
Additional paid-in capital	1,855,897	1,885,637	273,392	1,889,490	260,573
Accumulated deficit	(1,366,734)	(1,379,864)	(200,061)	(1,389,512)	(191,622)
Accumulated other comprehensive loss	(18,259)	(4,654)	(675)	(1,099)	(152)
Total Quhuo Limited shareholders’ equity	470,941	501,162	72,662	498,922	68,805
Non-controlling interests	12,494	(3,585)	(520)	373	51
Total shareholders’ equity	483,435	497,577	72,142	499,295	68,856
Total liabilities and shareholders’ equity	1,145,375	1,055,617	153,051	1,085,752	149,732
Summary Consolidated Statements of Cash Flows
	For the year ended December 31,				For the six months ended June 30,
	2020	2021	2022		2022	2023
	RMB	RMB	RMB	US$	RMB	RMB	US$
	(in thousands)
Net cash provided by (used in) operating activities	11,110	(30,893)	74,723	10,833	(2,902)	(22,364)	(3,084)
Net cash (used in) provided by investing activities	(187,083)	(110,413)	77,211	11,196	58,234	5,481	756
Net cash provided by (used in) financing activities	153,093	68,673	(82,140)	(11,909)	(41,444)	30,280	4,176
Effect of exchange rate changes on cash and restricted cash	(144)	(214)	321	46	194	770	106
Net (decrease) increase in cash and restricted cash	(23,024)	(72,847)	70,115	10,166	14,082	14,167	1,954
Cash and restricted cash, at the beginning of year	126,779	103,755	30,908	4,481	30,908	101,023	13,932
Cash and restricted cash, at the end of year	103,755	30,908	101,023	14,647	44,990	115,190	15,886

Non-GAAP Financial Measures
To supplement our consolidated financial statements which are presented in accordance with U.S. GAAP, we use adjusted net income/loss and adjusted EBITDA, which are non-GAAP financial measures, in evaluating our operating results and for financial and operational decision-making purposes. Adjusted net income/loss represents net income before share-based compensation expenses. Adjusted EBITDA represents adjusted net income/loss before income tax expense, depreciation, amortization and interest expense. We believe that adjusted net income/loss and adjusted EBITDA help identify underlying trends in our business that could otherwise be distorted by the effect of share-based compensation expenses. We believe that such non-GAAP financial measures also provide useful information about our operating results, enhance the overall understanding of our past performance and future prospects and allow for greater visibility with respect to key metrics used by our management in its financial and operational decision-making.
The non-GAAP financial measures are not defined under U.S. GAAP and are not presented in accordance with U.S. GAAP. It should not be considered in isolation or construed as alternatives to net loss or any other measure of performance or as an indicator of our operating performance. Investors are encouraged to review the historical non-GAAP financial measure in light of the most directly comparable GAAP measures, as shown below. The non-GAAP financial measures presented here may not be comparable to similarly titled measures presented by other companies. Other companies may calculate similarly titled measures differently, limiting their usefulness as comparative measures to our data. We encourage investors and others to review our financial information in its entirety and not rely on a single financial measure.
The table below sets forth a reconciliation of the non-GAAP financial measures for the periods indicated:
	For the year ended December 31,				For the six months ended June 30,
	2020	2021	2022		2022	2023
	RMB	RMB	RMB	US$	RMB	RMB	US$
	(in thousands)
GAAP net loss	(5,604)	(191,230)	(16,414)	(2,380)	(26,586)	(5,690)	(785)
Reconciliation item:
Add:
Share-based compensation expenses, net of tax impact of nil	82,667	68,932	19,762	2,865	12,503	3,853	531
Non-GAAP adjusted net income/(loss)	77,063	(122,298)	3,348	485	(14,083)	(1,837)	(254)
Add:
Income tax expense	25,428	12,027	21,002	3,045	6,683	(2,395)	(330)
Depreciation	6,257	5,233	7,513	1,089	3,798	2,927	404
Amortization	13,749	25,278	21,094	3,058	10,663	10,128	1,397
Interest expense	8,068	7,026	5,683	824	3,786	2,323	320
Non-GAAP adjusted EBITDA	130,565	(72,734)	58,640	8,501	10,847	11,146	1,537

RISK FACTORS
Investing in our securities involves a high degree of risk. Before investing in our securities, you should carefully consider the risks described below, together with all of the other information contained in this prospectus supplement and the accompanying prospectus and incorporated by reference herein and therein, including from the 2022 Form 20-F and subsequent filings. Some of these factors relate principally to our business and the industry in which we operate. Other factors relate principally to your investment in our securities. The risks and uncertainties described therein and below are not the only risks we may face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also materially and adversely affect our business and operations. If any of the matters included in the following risks were to occur, our business, financial condition, results of operations, cash flows or prospects could be materially and adversely affected. In such case, you may lose all or part of your investment.
Risks Related to this Offering
The sale or issuance of the ADSs to VG may cause dilution and the sale of the ADSs acquired by VG, or the perception that such sales may occur, could cause the price of the ADSs to fall.
On January 5, 2024, we entered into the Purchase Agreement with VG, pursuant to which VG has committed to purchase up to US$2,196,648 of the ADSs. The ADSs may be sold by us under the Purchase Agreement to VG at our discretion from time to time over a period commencing on the date of the Purchase Agreement and ending on the earlier of (1) the date on which VG shall have cumulatively purchased a number of Purchase Notice Shares pursuant to this Agreement equal to the Aggregate Maximum Amount or (ii) one year anniversary of the date of the Purchase Agreement, subject to the satisfaction of certain conditions set forth in the Purchase Agreement. The purchase price for the ADSs that we may sell to VG under the Purchase Agreement will fluctuate based on the trading price of the ADSs on Nasdaq. Depending on market liquidity at the time, sales of such shares may cause the trading price of the ADSs to fall. In addition, as a fee for VG’s commitment to purchase the ADSs under the Purchase Agreement, we will issue a certain number of ADSs (the “Commitment Shares”) to VG. The amount of Commitment Shares to be issued to VG shall equal 0.5% of the Aggregate Maximum Amount divided by the closing price of the ADSs on the Business Day prior to the date of the execution of the Purchase Agreement (the “Total Commitment Shares”). We shall issue to VG (1) 25% of the total Commitment Shares after the closing of the purchase and sale of the Purchase Notice Shares pursuant to the first Purchase Notice; and (2) 75% of the Total Commitment Shares after the receipt by us of aggregate gross proceeds of at least US$1,000,000 (provided, however, in the event that the aggregate gross proceeds received by us under the Purchase Agreement are less than US$1,000,000, the number of Commitment Shares issuable to VG shall be adjusted proportionately based on the ratio the aggregate gross proceeds received by us bears to the Aggregate Maximum Amount).
We generally have the right to control the timing and amount of any future sales of the ADSs to VG. Additional sales of the ADSs, if any, to VG will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to VG all, some or none of the additional ADSs that may be available for us to sell pursuant to the Purchase Agreement. If and when we do sell the ADSs to VG, after VG has acquired the ADSs, VG may resell all, some or none of those ADSs at any time or from time to time in its discretion. Therefore, sales to VG by us could result in substantial dilution to the interests of other holders of the ADSs.
Additionally, the sale of a substantial number of the ADSs to VG, or the anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales.
A substantial number of ADSs may be sold in the market following this offering, which may depress the market price for the ADSs.
Sales of a substantial number of the ADSs in the public market following this offering could cause the market price of the ADSs to decline. A substantial majority of the outstanding ADSs are, and all of the ADSs sold in this offering upon issuance will be, freely tradable without restriction or further registration under the Securities Act, unless these shares are owned or purchased by “affiliates” as that term is defined in Rule 144 under the Securities Act.

Since we have broad discretion in how we use the proceeds from this offering, we may use the proceeds in ways with which you disagree.
We have not allocated specific amounts of the net proceeds from this offering for any specific purpose. Accordingly, our management will have some flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.
We may not be able to access sufficient funds under the Purchase Agreement when needed.
Our ability to sell the ADSs to VG and obtain funds under the Purchase Agreement is limited by the terms and conditions in the Purchase Agreement, including restrictions on the amounts we may sell to VG at any one time. Therefore, we may not in the future have access to the full amount available to us under the Purchase Agreement, depending on the price of the ADSs. In addition, any amounts we sell under the Purchase Agreement may not satisfy all of our funding needs, even if we are able and choose to sell and issue all of the ADSs currently registered.
You may experience future dilution as a result of future equity offerings.
In order to raise additional capital, we may at any time, including during the pendency of this offering, offer additional ADSs or other securities convertible into or exchangeable for the ADSs at prices that may not be the same as the price per ADS in this offering. We may sell the ADSs or other securities in any other offering at a price per ADS that is less than the price per ADS paid by investors in this offering, and investors purchasing the ADSs or other securities in the future could have rights superior to existing shareholders. The price per ADS at which we sell additional ADSs, or securities convertible or exchangeable into ADSs, in future transactions may be higher or lower than the price per ADS paid by investors in this offering.
We may require additional financing to sustain our operations, and the terms of such subsequent financings may adversely impact our shareholders.
The extent to which we rely on VG as a source of funding will depend on a number of factors including the prevailing market price of the ADSs and the extent to which we are able to secure working capital from other sources. If funding from VG were to prove unavailable or prohibitively dilutive, we will need to secure another source of funding in order to satisfy our working capital needs. Even if we sell all of the Aggregate Maximum Amount of the ADSs to VG under the Purchase Agreement, we may still need additional capital to finance our future working capital needs, and we may have to raise funds through the issuance of equity or debt securities. Depending on the type and the terms of any financing we pursue, shareholders’ rights and the value of their investment in the ADSs could be reduced. A financing could involve one or more types of securities including, but not limited to, the ADSs, convertible debt or warrants to acquire the ADSs. These securities could be issued at or below the then prevailing market price for the ADSs. In addition, if we issue secured debt securities, the holders of the debt would have a claim to our assets that would be prior to the rights of shareholders until the debt is paid. Interest on these debt securities would increase costs and negatively impact operating results. If the issuance of new securities results in diminished rights to holders of the ADSs, the market price of the ADSs could be negatively impacted. Should the financing we require to sustain our operations and working capital needs be unavailable or prohibitively expensive when we require it, the consequences of our inability to obtain such financing could be a material adverse effect on our business, operating results, financial condition, and prospects.
The market price of the ADSs is volatile, and you could lose all or part of your investment.
There are many internal and external factors that may cause the market price and demand for the ADSs to fluctuate substantially, which may limit or prevent our shareholders from readily selling their ADSs and may otherwise negatively affect the liquidity of the ADSs. In addition, in the past, when the market price of a stock has been volatile, holders of that stock have sometimes instituted securities class action litigation against the company that issued the stock. If holders of the ADSs brought a lawsuit against us, we could incur substantial costs defending the lawsuit regardless of the merits of the case or the eventual outcome. Such a lawsuit also would divert the time and attention of our management from running our company.
Risks Related to Doing Business in China
The approval of and the filing with the CSRC or other PRC government authorities are required in connection with this offshore offering under PRC law, and we cannot predict whether or for how long we will be able to obtain such approval or complete such filing.
The Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors (the “M&A Rules”), adopted by six PRC regulatory agencies in 2006 and amended in 2009, include, among other things, provisions that purport to require that an offshore special purpose vehicle, formed for the purpose of an overseas listing of securities through acquisitions of PRC domestic enterprises or assets and controlled by PRC enterprises or individuals, to obtain the approval of the CSRC prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. On September 21, 2006, pursuant to the M&A Rules and other PRC laws, the CSRC published on its official website relevant guidance regarding its approval of the listing and trading of special purpose vehicles’ securities on overseas stock exchanges, including a list of application materials. However, substantial uncertainty remains regarding the scope and applicability of the M&A Rules to offshore special purpose vehicles.
On July 6, 2021, the relevant PRC government authorities issued Opinions on Strictly Cracking Down Illegal Securities Activities in accordance with the Law. These opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies and proposed to take effective measures, such as promoting the construction of relevant regulatory systems to deal with the risks and incidents faced by China-based overseas-listed companies. These opinions and any related implementation rules to be enacted may subject us to additional compliance requirement in the future. As these opinions were recently issued, official guidance to act upon and the interpretation thereof remain unclear at this time. We cannot assure that we will remain fully compliant with all new regulatory requirements of these opinions or any future implementation rules on a timely basis, or at all.
On December 27, 2021, the National Development and Reform Commission and the Ministry of Commerce jointly issued the Negative List (2021 Version), which became effective on January 1, 2022. Pursuant to the Negative List (2021 Version), if a PRC company engaging in the prohibited business stipulated in the Negative List (2021 Version) seeks an overseas offering and listing, it shall obtain the approval from the competent governmental authorities. The foreign investors of the issuer shall not be involved in the company’s operation and management, and their shareholding percentages shall be subject, mutatis mutandis, to the relevant regulations on the domestic securities investments by foreign investors. As the 2021 Negative List is relatively new, there remain substantial uncertainties as to the interpretation and implementation of these new requirements, and it is unclear as to whether and to what extent listed companies like us will be subject to these new requirements. If we are required to comply with these requirements and fail to do so on a timely basis, if at all, our business operation, financial condition and business prospect may be adversely and materially affected.
On February 17, 2023, the CSRC promulgated Trial Administrative Measures of the Overseas Securities Offering and Listing by Domestic Companies (the “Overseas Listing Trial Measures”) and five supporting guidelines, which became effective on March 31, 2023 (collectively, the “Guidance Rules and Notice”). According to the Overseas Listing Trial Measures, PRC domestic companies that seek to offer and list securities in overseas markets, either in direct or indirect means, are required to fulfill the filing procedure with the CSRC and report relevant information. The Overseas Listing Trial Measures provides that an overseas listing or offering is explicitly prohibited, if any of the following: (1) such securities offering and listing is explicitly prohibited by provisions in laws, administrative regulations and relevant state rules; (2) the intended securities offering and listing may endanger national security as reviewed and determined by competent authorities under the State Council in accordance with law; (3) the domestic company intending to make the securities offering and listing, or its controlling shareholder(s) and the actual controller, have committed relevant crimes such as corruption, bribery, embezzlement, misappropriation of property or undermining the order of the socialist market economy during the latest three years; (4) the domestic company intending to make the securities offering and listing is currently under investigations for suspicion of criminal offenses or major violations of laws and regulations, and no conclusion has yet been made thereof; or (5) there are material ownership disputes over equity held by the domestic company’s controlling shareholder(s) or by other shareholder(s) that are controlled by the controlling shareholder(s) and/or actual controller.
The Overseas Listing Trial Measures also provides that if the issuer meets both the following criteria, the overseas securities offering and listing conducted by such issuer will be deemed as indirect overseas offering by PRC domestic companies: (1) 50% or more of any of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent fiscal year is accounted for by domestic companies; and (2) the main parts of the issuer’s business activities are conducted in China, or its main place(s) of business are located in China, or the majority of senior management staff in charge of its business operations and management are PRC citizens or have their usual material events in China.
The Overseas Listing Trial Measures further provides that, initial public offerings or listings in overseas markets by domestic companies, either in direct or indirect form shall be filed with the CSRC pursuant to the requirements of the Overseas Listing Trial Measures within three business days after the relevant application is submitted overseas. The companies that had already been listed on overseas stock exchanges prior to March 31, 2023 or the companies that had obtained the approval from overseas supervision administrations or stock exchanges for its offering and listing prior to March 31, 2023 and will complete their overseas offering and listing prior to September 30, 2023 are not required to make immediate filings for its listing, but are required make filings for subsequent offerings in accordance with the Overseas Listing Trial Measures. Companies that had already submitted an application for an initial public offering to overseas supervision administrations but had not yet obtained the approval from overseas supervision administrations or stock exchanges for the offering and listing prior to March 31, 2023 may arrange for the filing within a reasonable time period and should complete the filing procedure before such companies’ overseas issuance and listing. Companies, like us, that had already been listed overseas as of March 31, 2023 are not required to make immediate filing with the CSRC but are required to file with the CSRC within three business days after the completion of subsequent securities offerings in the same overseas market where its securities were previously offered and listed, or file the required filing materials with the CSRC within three working days after the submission of relevant application for subsequent securities offerings and listings in other overseas markets. In addition, an overseas listed company is required to report to the CSRC within three business days after the occurrence and announcement of any of the following material events: (1) a change of control of the listed company; (2) the investigation, sanction or other measures undertaken by any foreign securities regulatory agencies or authorities in respect of the listed company; (3) a change of listing status or transfer of listing segment; and (4) the voluntary or mandatory delisting of the listed company. If there is any material change of the principal business of the listed company after the overseas offering and listing so that the listed company is no longer required to file with the CSRC, it shall file a specific report and a legal opinion issued by a domestic law firm to the CSRC within three business days after the occurrence thereof.
Therefore, we are required to submit a filing with the CSRC within three business days after completion of the offering described in this prospectus supplement and the accompanying prospectus and may be subject to the filing requirements under the Overseas Listing Trial Measures for our future follow-on offerings. Under the Guidance Rules and Notice, such filings shall include, without limitation, (1) a filing report and relevant commitments, and (2) legal opinions and undertakings issued by PRC counsel. There can be no assurance that we can complete the filing procedures, obtain the approvals or authorizations, or complete required procedures or other requirements in a timely manner, or at all. We may also not be able to obtain a waiver of the requisite requirements if and when procedures are established to obtain such a waiver, and may face adverse actions or sanctions by the CSRC or other PRC regulatory agencies. In any such event, these regulatory agencies may impose fines and penalties on our operations in China, limit our operating privileges in China, delay or restrict the repatriation of the proceeds from offshore fund-raising activities into the PRC or take other actions that could materially adversely affect our business, financial condition, results of operations, reputation and prospects, as well as the trading price of the ADSs.

In addition, we cannot assure you that any new rules or regulations promulgated in the future will not impose additional requirements on us. If it is determined in the future that approval and filing from the CSRC or other regulatory authorities or other procedures, including the cybersecurity review under the Measures for Cybersecurity Review and the annual data security review under the Administrative Measures for Internet Data Security, are required for our offshore offerings, it is uncertain whether we can or how long it will take us to obtain such approval or complete such filing procedures and any such approval or filing could be rescinded or rejected. For details, see “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — Failure to comply with governmental regulations and other legal obligations concerning data protection and cybersecurity may materially and adversely affect our business” in the 2022 Form 20-F. Any failure to obtain or delay in obtaining such approval or completing such filing procedures for our offshore offerings, or a rescission of any such approval or filing if obtained by us, may subject us to sanctions by the CSRC or other PRC regulatory authorities, which could materially and adversely affect our business, results of operations, financial condition and prospects, as well as the trading price of our listed securities. See “Item 4. Information on the Company — B. Business Overview —  Regulations — Regulations Relating to Internet Information Security and Privacy Protection” in the 2022 Form 20-F. The CSRC or other PRC regulatory authorities also may take actions requiring us, or making it advisable for us, to halt our offshore offerings before settlement and delivery of the shares offered. Consequently, if investors engage in market trading or other activities in anticipation of and prior to settlement and delivery, they do so at the risk that settlement and delivery may not occur. In addition, if the CSRC or other regulatory authorities later promulgate new rules or explanations requiring that we obtain their approvals or accomplish the required filing or other regulatory procedures for our prior offshore offerings, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any uncertainties or negative publicity regarding such approval requirement could materially and adversely affect our business, prospects, financial condition, reputation, and the trading price of our listed securities.
Risks Related to the ADSs
We may be a passive foreign investment company, which could result in adverse U.S. federal income tax consequences to U.S. investors owning the ADSs or our ordinary shares.
We will be classified as a “passive foreign investment company” (“PFIC”), if, in the case of any particular fiscal year, either (1) 75.0% or more of our gross income for such year consists of certain types of passive income, or (2) 50.0% or more of the average quarterly value of our assets during such year produce or are held for the production of passive income. Although the law in this regard is unclear, we treat the affiliated entities as being owned by us for United States federal income tax purposes, not only because we exercise significant influence over the operation of such entities but also because we are entitled to substantially all of their economic benefits, and, as a result, we consolidate their results of operation in our financial statements.
The determination of whether we are or will become a PFIC will depend upon the composition of our income (which may differ from our historical results and current projections) and assets and the value of our assets from time to time, including, in particular, the value of our goodwill and other unbooked intangibles (which may depend upon the market value of the ADSs or ordinary shares from time-to-time and may be volatile). Based on our operating results and the value of our assets, taking into account our market capitalization, there is a significant risk that we will be a PFIC for the fiscal year ended December 31, 2023 and for the foreseeable future. We will not be able to make a definitive determination of our PFIC status until financial results are available for the entire fiscal year; accordingly, we cannot provide any assurance regarding our PFIC status for the fiscal year ended December 31, 2023 or future fiscal years. Among other matters, if our market capitalization declines, we may be classified as a PFIC for the current fiscal year or future fiscal years. It is also possible that the IRS, may challenge our classification or valuation of our goodwill and other unbooked intangibles, which may result in our company being, or becoming classified as, a PFIC for the current fiscal year or future fiscal years.
The determination of whether we will be or become a PFIC may also depend, in part, on how, and how quickly, we use our liquid assets and cash, including cash received as a result of this offering. Under circumstances where we retain significant amounts of liquid assets, or if our affiliated entities were not treated as owned by us for United States federal income tax purposes, our risk of being classified as a PFIC may substantially increase. Because there are uncertainties in the application of the relevant rules and PFIC status is a factual determination made annually after the close of each fiscal year, we cannot assure you that we will not be a PFIC for the current fiscal year or any future fiscal year.
If we are classified as a PFIC in any fiscal year, a U.S. Holder (as defined in “Item 10. Additional Information — E. Taxation — United States Federal Income Taxation” in the 2022 Form 20-F) may incur significantly increased United States federal income tax on gain recognized on the sale or other disposition of the ADSs and ordinary shares, and on the receipt of distributions on the ADSs and ordinary shares to the extent such gain or distribution is treated as an “excess distribution” under the United States federal income tax rules, and such holders may be subject to burdensome reporting requirements. Further, if we are classified as a PFIC for any year during which a U.S. Holder holds the ADSs or ordinary shares, we generally will continue to be treated as a PFIC for all succeeding years during which such U.S. Holder holds the ADSs or ordinary shares. For more information, see “Item 10. Additional Information — E. Taxation —  United States Federal Income Taxation” in the 2022 Form 20-F.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus, and the information incorporated by reference herein and therein may contain forward-looking statements that involve risks and uncertainties. All statements other than statements of historical facts are forward-looking statements. These forward-looking statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. Sections of this prospectus supplement and the accompanying prospectus (including statements incorporated by reference herein and therein) entitled “Risk Factors,” “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” among others, discuss factors which could adversely impact our business and financial performance.
You can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include statements relating to:
•
our goals and strategies;

•
our future business development, financial condition and results of operations;

•
the trends and expected growth of gig economy, the on-demand consumer service market, and workforce operational solution platform market in China;

•
our expectations regarding the demand for and market acceptance of our services;

•
our expectations regarding our relationships with industry customers, workers, strategic partners and other stakeholders;

•
competition in our industry;

•
relevant government policies and regulations relating to our industry; and

•
assumptions underlying or related to any of the foregoing.

The forward-looking statements made in prospectus supplement, the accompanying prospectus or the information incorporated by reference herein relate only to events or information as of the date on which the statements are made in such document. Except as required by U.S. federal securities law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus supplement, the accompanying prospectus, and the information incorporated by reference herein, along with any exhibits thereto, completely and with the understanding that our actual future results may be materially different from what we expect. Other sections of this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein include additional factors which could adversely impact our business and financial performance. Moreover, we operate in an evolving environment. New risk factors emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements.
This prospectus supplement and the accompanying prospectus, and the information incorporated by reference herein may also contain estimates, projections and statistical data that we obtained from industry publications and reports generated by government or third-party providers of market intelligence. Although we have not independently verified the data, we believe that the publications and reports are reliable. However, the statistical data and estimates in these publications and reports are based on a number of assumptions and if any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions. In addition, due to the rapidly evolving nature of the automotive industry in China, projections or estimates about our business and financial prospects involve significant risks and uncertainties. You should not place undue reliance on these forward-looking statements.

USE OF PROCEEDS
We may receive up to US$2,196,648 in aggregate gross proceeds under the Purchase Agreement from any sales we make to VG pursuant to the Purchase Agreement after the date of this prospectus supplement. We may sell fewer than all of the ADSs offered by this prospectus supplement, in which case our offering proceeds will be less. Because we are not obligated to sell any ADSs under the Purchase Agreement, other than the Commitment Shares (from which we will receive no proceeds), the actual total offering amount and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will receive any proceeds under or fully utilize the Purchase Agreement. See “Plan of Distribution” elsewhere in this prospectus supplement for more information.
Any proceeds we receive from this offering will be used for international business development and for general corporate purposes and working capital.
The amounts and timing of any expenditures will vary depending on the amount of cash generated by our and the VIE’s operations, and the rate of growth, if any, of our and the VIE’s business, and our and the VIE’s plans and business conditions. The foregoing represents our intentions as of the date of this prospectus supplement based upon our current plans and business conditions to use and allocate the net proceeds of this offering.
However, our management will have significant flexibility and discretion in applying the net proceeds of this offering. Unforeseen events or changed business conditions may result in application of the proceeds of this offering in a manner other than as described in this prospectus supplement.
To the extent that the net proceeds we receive from this offering are not immediately applied for the above purposes, we plan to invest the net proceeds in bank deposits.
In utilizing the proceeds from this offering, as an offshore holding company, we are permitted under PRC laws and regulations to provide funding to our PRC subsidiary only through loans or capital contributions and to the affiliated entities only through loans, subject to applicable government registration and approvals. Subject to satisfaction of applicable government reporting, registration and approval requirements, we may extend intercompany loans to our wholly foreign-owned subsidiary in China or make additional capital contributions to our wholly-foreign-owned subsidiary to fund its capital expenditures or working capital. For an increase in registered capital of our wholly foreign-owned subsidiary, we need to submit a report of such modification information to the Ministry of Commerce or its local counterparts through the Enterprise Registration System. If we provide funding to our wholly foreign-owned subsidiary through loans, the total amount of such loans may not exceed either (1) the difference between the entity’s total investment as approved by the foreign investment authorities and its registered capital, or (2) such amount as calculated based on certain benchmarks, including capital or net assets and the cross-border financing leverage ratio. Such loans must be registered with the local counterpart of SAFE within 15 days immediately following the execution of the loan agreement as required by the SAFE regulations. We cannot assure you that we will be able to obtain these government registrations or approvals on a timely basis, if at all. Any failure will delay or prevent us from applying the net proceeds from this offering to our PRC subsidiary and affiliated entities. See “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from using the proceeds of this offering to make loans to or make additional capital contributions to our PRC subsidiary and consolidated affiliated entities, which could materially and adversely affect our liquidity and our ability to fund and expand our and the VIEs’ business” in the 2022 Form 20-F.

DIVIDEND POLICY
We have not declared or paid any dividends. We do not have any present plans to pay any cash dividends on our ordinary shares or the ADSs in the foreseeable future after this offering. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our and the VIEs’ business.
Our board of directors has complete discretion in deciding the payment of any future dividends, subject to applicable laws. Under Cayman Islands law, a Cayman Islands company may pay a dividend on its shares out of its profits, realized or unrealized, or from any reserve set aside from profits which its directors determine is no longer required or out of the share premium account or any other fund or account that can be authorized for this purpose in accordance with the Companies Act, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts due in the ordinary course of business. In addition, our shareholders may, by ordinary resolution, declare a dividend, but no dividend may exceed the amount recommended by our board of directors. The declaration and payment of dividends will depend upon, among other things, our future operations and earnings, capital requirements and surplus, our financial condition, contractual restrictions, general business conditions and other factors as our board of directors may deem relevant.
We are a holding company incorporated in the Cayman Islands. We may rely on dividends from our subsidiaries in China for our cash requirements, including any payment of dividends to our shareholders. PRC regulations may restrict the ability of our PRC subsidiary to pay dividends to us.
If we pay any dividends, we will pay those dividends which are payable in respect of the Class A ordinary shares underlying the ADSs to the depositary, as the registered holder of such Class A ordinary shares, and the depositary will then pay such amounts to the ADS holders in proportion to the Class A ordinary shares underlying the ADSs held by such ADS holders, subject to the terms of the deposit agreement, including the fees and expenses payable thereunder. Cash dividends on our Class A ordinary shares, if any, will be paid in U.S. dollars.

CAPITALIZATION
The following table sets forth our capitalization as of June 30, 2023 presented on:
•
an actual basis; and

•
a pro forma basis to reflect (1) the issuance and sale of 1,947,382 ADSs at the assumed offering price of US$1.1280 (80% of US$1.4100, the last reported sale price of the ADS on January 4, 2024) and (2) the issuance of 7,789 additional ADSs (based on US$10,983 of ADS at the US$1.4100 price per ADS, which is the closing price of the ADSs on January 4, 2024, the business day prior to the execution of the Purchase Agreement).

You should read this table together with “Item 5. Operating and Financial Review and Prospects” of the 2022 Form 20-F, the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and notes included in the information incorporated by reference into this prospectus supplement and the accompanying prospectus.
	As of June 30, 2023
	Actual	Pro Forma
	(Unaudited) (in US$)
Cash and cash equivalent	15,865	18,073
Restricted cash	21	21
Short-term debt	13,198	13,198
Long-term debt	218	218
Total borrowings	13,416	13,416
Ordinary shares ((US$0.0001 par value; 300,000,000 Class A ordinary shares authorized, 55,379,583 shares issued, and 48,639,660 shares outstanding as of June 30, 2023; 6,296,630 Class B ordinary shares authorized, issued and outstanding as of June 30, 2023; 193,703,370 shares (undesignated) authorized, and nil shares (undesignated) issued and outstanding as of June 30, 2023, respectively)	6	8
Additional paid-in capital	260,573	262,779
Accumulated deficit	(191,622)	(191,622)
Accumulated other comprehensive loss	(152)	(152)
Total shareholders’ equity	68,805	71,013
Total capitalization	82,221	84,429
As of the date of this prospectus supplement, there has been no material change to our capitalization as set forth above.

DILUTION
The sale of the ADSs to VG pursuant to the Purchase Agreement may have a dilutive impact on our shareholders. In addition, the lower the ADS price is at the time we exercise our right to sell shares to VG, the more ADSs we will have to issue to VG pursuant to the Purchase Agreement and our existing shareholders will experience greater dilution.
Our net tangible book value as of June 30, 2023 was approximately US$45.8 million, or US$0.81 per ordinary share and US$0.08 per ADSs. Dilution is determined by subtracting as adjusted net tangible book value per ordinary share, after giving effect to the additional proceeds we will receive from this offering, from the offering price per ordinary share. After giving effect to the issuance and sale of 1,947,382 ADSs at the assumed offering price of US$1.1280 per ADS (80% of US$1.4100, the last reported sale price of the ADS on January 4, 2024) and the issuance of additional 7,789 ADSs (based on US$10,983 of ADS at the US$1.4100 price per ADS, which is the closing price of the ADSs on January 4, 2024, the business day prior to the execution of the Purchase Agreement), assuming no adjustment as detailed under the Purchase Agreement, after deducting fees and expenses and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of June 30, 2022 would have been approximately US$48.0 million, or approximately US$0.63 per ADS. This represents an immediate increase in net tangible book value of US$0.04 per ADS to our existing shareholders and an immediate decrease in net tangible book value of US$10.33 per ADS to VG. The as adjusted information discussed above is illustrative only. The following table illustrates this dilution on a per share basis:
	Per Ordinary Share	Per ADS
Assumed offering price	US$10.96	US$1.096
Net tangible book value as of June 30, 2023	US$0.81	US$0.081
Pro Forma as adjusted net tangible book value after giving effect to this offering	US$0.63	US$0.063
Increase in net tangible book value attributable to existing shareholders	US$0.04	US$0.004
Dilution in net tangible book value to new investors	US$10.33	US$1.033
The outstanding share information in the table above is based on 48,639,660 Class A and 6,296,630 Class B ordinary shares issued and outstanding as of June 30, 2023.
The following table summarizes, on an as pro forma adjusted basis as of June 30, 2023, the differences between the existing shareholders as of June 30, 2023 and the new investors with respect to the number of Class A ordinary shares (represented by the ADSs) purchased from us in this offering, the total consideration paid and the average price per ordinary share paid and per ADS paid at the assumed offering price of US$1.1280 per ADS (80% of US$1.4100, the last reported sale price of the ADS on January 4, 2024) before deducting the fees and estimated offering expenses payable by us.
	Ordinary shares purchased		Total consideration		Average price per ordinary share	Average price per ADS
	Number	Percent	Amount	Percent
	(in US$, except for share numbers and percentages)
Existing shareholders of ordinary shares	54,936,290	73.8%	73,321	97.1%	1.33	13.35
New investors	19,551,710	26.2%	2,208	2.9%	0.11	1.13
Total	74,488,000	100.0%	75,529	100.0%	1.01	10.14

DESCRIPTION OF SECURITIES WE ARE OFFERING
American Depositary Shares
We are offering up to 1,947,382 ADSs (based on US$2,196,648 of ADSs at an assumed offering price of US$1.1280 per ADS, which is 80% of US$1.4100, the last reported sale price of our the ADSs on January 4, 2024), and assuming issuance of additional 7,789 ADSs, subject to certain adjustments, based on US$10,983 of ADS at the US$1.4100 price per ADS, which is the closing price of the ADSs on January 4, 2024, the business day prior to the execution of the Purchase Agreement), representing up to 19,551,710 Class A ordinary shares pursuant to this prospectus supplement and the accompanying prospectus. The material terms and provisions of our ordinary shares and the ADSs are described under the caption “Description of Share Capital” and “Description of American Depositary Shares” beginning on pages 42 and 50 of the accompanying prospectus, respectively.

VG TRANSACTION
General
On January 5, 2024, we entered into the Purchase Agreement with VG. Pursuant to the terms of the Purchase Agreement, VG has agreed to purchase from us up to US$2,196,648 of the ADSs (subject to certain limitations) from time to time during the term of the Purchase Agreement. Pursuant to the terms of the Purchase Agreement, we have filed with the SEC this prospectus supplement regarding the sale under the Securities Act of the ADSs issuable to VG under the Purchase Agreement.
Pursuant to the terms of the Purchase Agreement, as consideration for VG’s commitment to purchase the ADSs, we will be issuing an aggregate of US$10,983 of the ADSs to VG pursuant to the schedule under the Purchase Agreement, in which we shall issue to VG (1) 25% of the Commitment Shares after the closing of the purchase and sale of the Purchase Notice Shares pursuant to the first Purchase Notice; and (2) 75% of the Commitment Shares after the receipt by us of aggregate gross proceeds of at least US$1,000,000 (provided, however, in the event that the aggregate gross proceeds received by us under the Purchase Agreement are less than US$1,000,000, the number of Commitment Shares issuable to VG shall be adjusted proportionately based on the ratio the aggregate gross proceeds received by us bears to the Aggregate Maximum Amount).
We may, from time to time, and at our sole discretion, direct VG to purchase the ADSs upon the satisfaction of certain conditions set forth in the Purchase Agreement at a purchase price per ADS based on the market price of the ADSs at the time of sale as computed under the Purchase Agreement. VG may not assign or transfer its rights and obligations under the Purchase Agreement.
Purchases of the ADSs under the Purchase Agreement
Under the Purchase Agreement, at any time and from time to time during the period commencing on the date of the execution of the Purchase Agreement and ending on the earlier of (i) the date on which VG has cumulatively purchased a number of Purchase Notice Shares equal to the Aggregate Maximum Amount or (ii) January 4, 2025, we may direct VG, by written notices (the “Purchase Notices”), to purchase ADSs on such business days (or the purchase dates), provided that the number of the ADSs to be purchased on such purchase date pursuant to each Purchase Notice shall not exceed, subject to increase by VG, the lesser of (i) 200% of the average daily trading volume of the Company’s ADSs or (ii) US$2,000,000 divided by the highest closing price of the ADSs over the most recent five business days including the respective Purchase Notice date. VG may waive such limit at any time to purchase additional shares under a Purchase Notice. The foregoing ADS amounts and per ADS prices will be adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction occurring after the date of the Purchase Agreement.
The purchase price for ADS for each purchase will be equal to eighty percent (80%) of the lowest daily closing price of the ADSs as reported on Nasdaq (as adjusted for any reorganization, recapitalization, non-cash dividend, share subdivision, share consolidation or other similar transaction) during the three business days beginning on and including the date that VG receives our written Purchase Notice.
Our Termination Rights
We have the unconditional right, at any time, for any reason by giving written notice to VG to terminate the Purchase Agreement.
No Short-Selling or Hedging by VG
VG has agreed that neither it nor any of its agents, representatives or affiliates shall engage in or effect any direct or indirect short-selling or hedging of the ADSs during any time prior to the termination of the Purchase Agreement.
Effect of Performance of the Purchase Agreement on Our Shareholders
All ADSs registered in this offering that have been or may be issued or sold by us to VG under the Purchase Agreement are expected to be freely tradable. The ADSs registered in this offering may be sold over a period commencing on the date of the Purchase Agreement and ending on the earlier of (1) the date on which the Investor shall have cumulatively purchased a number of Purchase Notice Shares pursuant to this Agreement equal to the Aggregate Maximum Amount or (ii) one year anniversary of the date of the Purchase Agreement, subject to the satisfaction of certain conditions set forth in the Purchase Agreement. The sale by VG of a significant number of the ADSs registered in this offering at any given time could cause the market price of the ADSs to decline and to be highly volatile. Sales of the ADSs to VG, if any, will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to VG all, some or none of the additional ADSs that may be available for us to sell pursuant to the Purchase Agreement. If and when we do sell ADSs to VG, after VG has acquired the ADSs, VG may resell all, some or none of those ADSs at any time or from time to time in its discretion. Therefore, sales to VG by us under the Purchase Agreement may result in substantial dilution to the interests of other holders of the ADSs. In addition, if we sell a substantial number of the ADSs to VG under the Purchase Agreement, or if investors expect that we will do so, the actual sales of the ADSs or the mere existence of our arrangement with VG may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales. However, we have the right to control the timing and amount of any additional sales of the ADSs to VG and the Purchase Agreement may be terminated by us at any time at our discretion without any cost to us.
Pursuant to the terms of the Purchase Agreement, we have the right, but not the obligation, to direct VG to purchase up to US$2,196,648 of the ADSs, exclusive of the US$10,983 of Commitment Shares to be issued to VG as consideration for its commitment to purchase the ADSs under the Purchase Agreement.
The following table sets forth the amount of gross proceeds we would receive from VG from our sale of the ADSs to VG under the Purchase Agreement at varying purchase prices:
Assumed Average Purchase Price	Number of Registered ADSs to be Issued if Full Purchase(1)	Percentage of Outstanding ADSs After Giving Effect to the Issuance to VG(2)	Percentage of Outstanding Ordinary Shares After Giving Effect to the Issuance to VG(3)	Gross Proceeds to Us from the Sale of the ADSs to VG Under the Purchase Agreement(2)
$1	2,745,810 (27,458,100 Class A ordinary shares)	87.2%	44.5%	$2,196,648
$1.4100(4)	1,947,382 (19,473,820 Class A ordinary shares)	61.9%	31.6%	$2,196,648
$2	1,372,905 (13,729,050 Class A ordinary shares)	43.6%	22.3%	$2,196,648
$3	915,270 (9,152,700 Class A ordinary shares)	29.1%	14.8%	$2,196,648
$4	686,453 (6,864,530 Class A ordinary shares)	21.8%	11.1%	$2,196,648
$5	549,162 (5,491,620 Class A ordinary shares)	17.5%	8.9%	$2,196,648

(1)
Includes the total number of Purchase Shares which we would have sold under the Purchase Agreement at the corresponding assumed average purchase price set forth in the first column, up to the aggregate purchase price of US$2,196,648, and excludes the Commitment Shares.

(2)
The denominator is based on 3,146,251 ADSs outstanding as of the date of this prospectus supplement. The numerator is based on the total number of the ADSs issuable under the Purchase Agreement (that are the subject of this offering) at the corresponding assumed average purchase price set forth in the first column, which excludes the issuance of the Commitment Shares.

(3)
The denominator is based on 61,676,213 ordinary shares outstanding as of the date of this prospectus supplement, including 55,379,583 Class A ordinary shares and 6,296,630 Class B ordinary shares. The numerator is based on the total number of the ADSs (and the corresponding number of Class A ordinary shares) issuable under the Purchase Agreement (that are the subject of this offering) at the corresponding assumed average purchase price set forth in the first column, which excludes the issuance of the Commitment Shares.

(4)
The closing sale price of the ADSs on January 4, 2024.

TAXATION
The following summary of the material Cayman Islands, PRC and U.S. federal income tax consequences of an investment in the ADSs or Class A ordinary shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus supplement, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in the ADSs or Class A ordinary shares, such as the tax consequences under U.S. state and local tax laws or under the tax laws of jurisdictions other than the Cayman Islands, the People’s Republic of China and the United States. To the extent that the discussion relates to matters of Cayman Islands tax law, it represents the opinion of Maples and Calder (Hong Kong) LLP, our counsel as to Cayman Islands law, and to the extent it relates to PRC tax law, it represents the opinion of Commerce & Finance Law Offices, our counsel as to PRC law.
Cayman Islands Taxation
The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or after execution brought within the jurisdiction of the Cayman Islands. The Cayman Islands is not party to any double tax treaties applicable to payments to or by our company. There are no exchange control regulations or currency restrictions in the Cayman Islands.
Payments of dividends and capital in respect of the shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of our shares, nor will gains derived from the disposal of the shares be subject to Cayman Islands income or corporation tax.
Pursuant to Section 6 of the Tax Concessions Act (As Revised) of the Cayman Islands, we may apply for an undertaking from the Financial Secretary of the Cayman Islands:
•
That no law which is enacted in the Cayman Islands imposing any tax to be levied on profits or income, gains or appreciations shall apply to us or our operations; and

•
in addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable (i) on or in respect of the shares, debentures or other obligations of the Company; or (ii) by way of the withholding in whole or in part of any relevant payment as defined in section 6(3) of the Tax Concessions Act (As Revised).

People’s Republic of China Taxation
Enterprise Income Tax
PRC enterprise income tax is calculated based on taxable income, which is determined under (1) the PRC Enterprise Income Tax Law, promulgated by the NPC and implemented in January 2008 and amended in December 2018 (the “EIT Law”) and (2) the implementation rules to the EIT Law promulgated by the State Council in January 2008 and amended in April 2019. The EIT Law imposes a uniform enterprise income tax rate of 25% on all resident enterprises in the PRC, including foreign-invested enterprises and domestic enterprises, unless they qualify for certain exceptions. According to the EIT Law and its implementation rules, the income tax rate of an enterprise that has been determined to be a high and new technology enterprise may be reduced to 15%.
In addition, according to the EIT Law, enterprises registered in countries or regions outside the PRC but have their “de facto management bodies” located within China may be considered as PRC resident enterprises and are therefore subject to PRC enterprise income tax at the rate of 25% on their worldwide income. Though the implementation rules of the EIT Law define “de facto management bodies” as “establishments that carry out substantial and overall management and control over the manufacturing and business operations, personnel, accounting, properties, etc., of an enterprise,” the only detailed guidance currently available for the definition of  “de facto management body” as well as the determination and administration of tax residency status of offshore-incorporated enterprises are set forth in the Notice

Regarding the Determination of Chinese-Controlled Overseas Incorporated Enterprises as PRC Tax Resident Enterprises on the Basis of De Facto Management Bodies promulgated by SAT in April 2009 (“SAT Circular 82”), the Administrative Measures for Enterprise Income Tax of Chinese-Controlled Overseas Incorporated Resident Enterprises (Trial Version) issued by the SAT in July 2011 (“SAT Bulletin No. 45”), and the Notice on Issues Related To Implementation of Determination of Tax Resident Enterprise on the Basis of De Facto Management Bodies issued by the SAT in January 2014 (“SAT Bulletin No. 9”), all of which provide guidance on the administration as well as the determination of the tax residency status of a Chinese-controlled offshore-incorporated enterprise, defined as an enterprise that is incorporated under the law of a foreign country or territory and that has a PRC company or PRC corporate group as its primary controlling shareholder.
According to SAT Circular 82, a Chinese-controlled offshore-incorporated enterprise will be regarded as a PRC resident enterprise by virtue of having its “de facto management body” in China and will be subject to PRC enterprise income tax on its global income only if all of the following conditions are met:
•
the senior management and core management departments in charge of the enterprise’s daily operations function are mainly in the PRC;

•
financial and human resources decisions of the enterprise are subject to determination or approval by persons or bodies in the PRC;

•
the enterprise’s major assets, accounting books, company seals, and minutes and files of its board and shareholders’ meetings are located or kept in the PRC; and

•
50% or more of the enterprise’s directors or senior management with voting right habitually reside in the PRC.

SAT Bulletin No. 45 further clarifies certain issues related to the determination of tax resident status and competent tax authorities. It also specifies that when provided with a copy of Recognition of Residential Status from a resident Chinese-controlled offshore-incorporated enterprise, a payer does not need to withhold income tax when paying certain PRC-sourced income such as dividends, interest and royalties to such Chinese-controlled offshore-incorporated enterprise.
SAT Bulletin No. 9 further provides that, among other things, an entity that is classified as a “PRC resident enterprise” in accordance with the SAT Circular 82 shall file the application for classifying its status of residential enterprise with the local tax authorities where its main domestic investors are registered. From the year in which the entity is determined as a “PRC resident enterprise”, any dividend, profit and other equity investment gain shall be taxed in accordance with the EIT Law and its implementing rules.
If Quhuo Limited or any of our subsidiaries outside of China were to be considered a PRC “resident enterprise” under the EIT Law, we will be subject to PRC enterprise income tax on our worldwide income at a uniform tax rate of 25.0%. See “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — If we are classified as a PRC resident enterprise for PRC enterprise income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders and ADS holders” in the 2022 Form 20-F.
Income Tax for Share Transfers
According to the Public Notice Regarding Certain Enterprise Income Tax Matters on Indirect Transfer of Properties by Non-resident Enterprise (“SAT Bulletin 7”), promulgated by the SAT in February 2015, if a non-resident enterprise transfers the equity interests of a PRC resident enterprise indirectly by transfer of the equity interests of an offshore holding company (other than a purchase and sale of shares issued by a PRC resident enterprise in public securities market) without a reasonable commercial purpose, the PRC tax authorities have the power to reassess the nature of the transaction and the indirect equity transfer will be treated as a direct transfer. As a result, the gain derived from such transfer, which means the equity transfer price less the cost of equity, will be subject to PRC withholding tax at a rate of up to 10%. Under the terms of SAT Bulletin 7, the transfer which meets all of the following circumstances shall be directly deemed as having no reasonable commercial purposes: (1) over 75% of the value of the equity interests of the offshore holding company are directly or indirectly derived from PRC taxable properties; (2) at any time during the year before the indirect transfer, over 90% of the total properties of the offshore holding company are investments within PRC territory, or in the year before the indirect transfer, over 90% of the offshore holding company’s revenue is directly or indirectly derived from PRC territory; (3) the function performed and risks assumed by the offshore holding company are insufficient to substantiate its corporate existence; or (4) the foreign income tax imposed on the indirect transfer is lower than the PRC tax imposed on the direct transfer of the PRC taxable properties. In October 2017, SAT issued the Announcement of the State Administration of Taxation on Issues Concerning the Withholding of Non-resident Enterprise Income Tax at Source (“SAT Bulletin 37”), which, among others, repeals certain rules stipulated in SAT Bulletin 7 and became effective on December 1, 2017. The SAT Bulletin 37 further details and clarifies the tax withholding methods in respect of income of non-resident enterprises.
There is uncertainty as to the application of SAT Bulletin 7. SAT Bulletin 7 may be determined by the PRC tax authorities to be applicable to our prior private equity financing transactions that involved non-resident investors, if any of such transactions are determined by the tax authorities to lack reasonable commercial purpose. As a result, we and our non-resident investors in such transactions may become at risk of being taxed under SAT Bulletin 7, and we may be required to expend valuable resources to comply with SAT Bulletin 7 or to establish that we should not be taxed under the general anti-avoidance rule of the EIT Law, which may have a material adverse effect on our financial condition and results of operations.
Dividend Withholding Tax
Pursuant to the EIT Law and its implementation rules, if a non-resident enterprise has not set up an organization or establishment in the PRC, or has set up an organization or establishment but the income derived has no actual connection with such organization or establishment, it will be subject to a withholding tax on its PRC-sourced income at a rate of 10%. Pursuant to the Arrangement between China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income, the withholding tax rate in respect to the payment of dividends by a PRC enterprise to a Hong Kong enterprise is reduced to 5% from a standard rate of 10% if the Hong Kong enterprise directly holds at least 25% of the PRC enterprise. Pursuant to the Notice of the SAT on the Issues concerning the Application of the Dividend Clauses of Tax Agreements, or SAT Circular 81, promulgated by the SAT in February 2009, a Hong Kong resident enterprise must meet the following conditions, among others, in order to enjoy the reduced withholding tax: (1) it should be a company as provided in the tax treaty; (2) it must directly own the required percentage of equity interests and voting rights in the PRC resident enterprise; and (3) it must have directly owned such percentage in the PRC resident enterprise throughout the 12 months prior to receiving the dividends. In August 2015, the SAT promulgated the Administrative Measures for Non-Resident Taxpayers to Enjoy Treatments under Tax Treaties, or SAT Circular 60, which became effective in November 2015 and was repealed in January 2020. SAT Circular 60 provides that non-resident enterprises are not required to obtain pre-approval from the relevant tax authority in order to enjoy the reduced withholding tax rate. Instead, non-resident enterprises and their withholding agents may, by self-assessment and on confirmation that the prescribed criteria to enjoy the tax treaty benefits are met, directly apply the reduced withholding tax rate, and file necessary forms and supporting documents when performing tax filings, which will be subject to post-tax filing examinations by the relevant tax authorities. In February 2018, the SAT promulgated the Notice on Issues Related to the “Beneficial Owner” in Tax Treaties, according to which when determining the applicant’s status of the “beneficial owner” regarding tax treatments in connection with dividends in the tax treaties, several factors, including without limitation, whether the applicant is obligated to pay more than 50% of its income in twelve months to residents in third country or region, whether the business operated by the applicant constitutes the actual business activities, and whether the counterparty country or region to the tax treaties does not levy any tax or grant tax exemption on relevant incomes or levy tax at an extremely low rate, will be taken into account, and it will be analyzed according to the actual circumstances of the specific cases. In October 2019, the SAT promulgated the Administrative Measures for Non-Resident Taxpayers to Enjoy Treatments under Tax Treaties, or SAT Circular 35. SAT Circular 35 became effective on January 1, 2020 and superseded SAT Circular 60 on the same date. Compared to SAT Circular 60, SAT Circular 35 provides that the nonresident enterprises and their withholding agents are not required to submit the supporting documents for tax treaty benefits when performing tax filings. Instead, nonresident enterprises and their withholding agents may retain such supporting documents themselves for the post-tax filing examinations by the relevant tax authorities. According to the Circular on Several Issues regarding the “Beneficial Owner” in Tax Treaties, or Circular 9, which was issued in February 2018 by the STA, effective as of April 1, 2018, when determining the applicant’s status as the “beneficial owner”

regarding tax treatments in connection with dividends, interests or royalties in the tax treaties, several factors, including without limitation, whether the applicant is obligated to pay more than 50% of its income in twelve months to residents in a third country or region, whether the business operated by the applicant constitutes actual business activities, and whether the counterparty country or region to the tax treaties does not levy any tax or grant tax exemption on relevant incomes or levy tax at an extremely low rate, will be taken into account and analyzed based on specific circumstances. This Circular further provides that applicants who intend to prove his or her status as the “beneficial owner” shall submit the relevant documents to the relevant tax bureau according to the Administrative Measures for Non-Resident Enterprises to Enjoy Treatments under Tax Treaties. If our Hong Kong subsidiary satisfies all the requirements under the tax arrangement and receives approval from the relevant tax authority, the dividends paid to the Hong Kong subsidiary would be subject to withholding tax at the standard rate of 5%. See “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — There are significant uncertainties under the PRC enterprise income tax law relating to the withholding tax liabilities of our PRC subsidiary, and dividends payable by our PRC subsidiary to our offshore subsidiaries may not qualify to enjoy certain treaty benefits” in the 2022 Form 20-F.
United States Federal Income Taxation
The following discussion is a summary of material United States federal income tax considerations relating to the ownership and disposition of the ADSs or ordinary shares by a U.S. Holder, as defined below, that holds the ADSs or ordinary shares as “capital assets” (generally, property held for investment) under the United States Internal Revenue Code of 1986, as amended (the “Code”). This discussion is based upon existing United States federal income tax law as of the date of this prospectus supplement, which is subject to differing interpretations or change, possibly with retroactive effect. No ruling has been sought from the Internal Revenue Service (the “IRS”) with respect to any United States federal income tax consequences described below, and there can be no assurance that the IRS or a court will not take a contrary position. This discussion does not address all aspects of United States federal income taxation that may be important to particular investors in light of their individual circumstances, including investors subject to special tax rules (such as, for example, financial institutions, insurance companies, regulated investment companies, real estate investment trusts, broker-dealers, traders in securities that elect mark-to-market treatment, partnerships or other pass-through entities and their partners or investors, tax-exempt organizations (including private foundations)), investors who are subject to special tax accounting rules under Section 451(b) of the Code, investors who are not U.S. Holders, investors that own (directly, indirectly, or constructively) the ADSs or ordinary shares representing 10% or more of our stock (by vote or by value), investors that hold their ADSs or ordinary shares as part of a straddle, hedge, conversion, constructive sale or other integrated transaction, or investors that have a functional currency other than the U.S. dollar, persons who acquired the ADSs or ordinary shares pursuant to the exercise of any employee share option or otherwise as compensation, or certain former citizens or long-term residents of the United States, all of whom may be subject to tax rules that differ significantly from those summarized below. In addition, this discussion does not address any United States federal non-income, state or local, or non-United States tax considerations, the alternative minimum tax, or the Medicare contribution tax on net investment income. Each potential investor is urged to consult its tax advisor regarding the United States federal, state or local and non-United States income and other tax considerations of an investment in the ADSs or ordinary shares.
General
For purposes of this discussion, a “U.S. Holder” is a beneficial owner of the ADSs or ordinary shares, that is, for United States federal income tax purposes, (1) an individual who is a citizen or resident of the United States, (2) a corporation (or other entity treated as a corporation for United States federal income tax purposes) created in, or organized under the laws of, the United States or any state thereof or the District of Columbia, (3) an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source, or (4) a trust (a) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (b) that has otherwise elected to be treated as a United States person under the Code.

If a partnership (or other entity treated as a partnership for United States federal income tax purposes) is a beneficial owner of the ADSs or ordinary shares, the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partnership. Partnerships and partners of a partnership holding the ADSs or ordinary shares are urged to consult their tax advisors regarding an investment in the ADSs or ordinary shares.
The discussion below assumes the deposit agreement and any related agreement will be complied with in accordance with its terms.
For United States federal income tax purposes, a U.S. Holder of ADSs will generally be treated as the beneficial owner of the underlying shares represented by the ADSs. Accordingly, exchanges of ordinary shares for ADSs will generally not be subject to United States federal income tax.
Passive foreign investment company considerations
A non-United States corporation, such as our company, will be classified as a “passive foreign investment company” (“PFIC”) for United States federal income tax purposes, if, in the case of any particular fiscal year, either (1) 75% or more of its gross income for such year consists of certain types of “passive” income or (2) 50% or more of its average quarterly assets during such year is attributable to assets that produce or are held for the production of passive income. For this purpose, cash is categorized as a passive asset and the company’s unbooked intangibles associated with active business activities may generally be classified as active assets. Passive income generally includes, among other things, dividends, interest, rents, royalties, and gains from the disposition of passive assets. We will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other non-United States corporation in which we own, directly or indirectly, more than 25% (by value) of the stock.
The determination of whether we will be or become a PFIC will depend upon the composition of our income (which may differ from our historical results and current projections) and assets and the value of our assets from time to time, including, in particular the value of our goodwill and other unbooked intangibles (which may depend upon the market value of the ADSs or ordinary shares from time-to-time and may be volatile). Among other matters, if our market capitalization does not increase, there is a significant risk that we will be classified as a PFIC for the fiscal year ended December 31, 2023 or future fiscal years. It is also possible that the IRS, may challenge our classification or valuation of our goodwill and other unbooked intangibles, which may result in our company being, or becoming classified as, a PFIC for the current fiscal year or one or more future fiscal years. In addition, although the law in this regard is unclear, we treat the affiliated entities as being owned by us for United States federal income tax purposes, not only because we exercise effective control over the operation of such entities but also because we are entitled to substantially all of their economic benefits, and, as a result, we combine and consolidate their operating results in our consolidated financial statements.
The determination of whether we will be or become a PFIC may also depend, in part, on how, and how quickly, we use our liquid assets and cash. Under circumstances where we retain significant amounts of liquid assets, including as a result of this offering, or if the affiliated entities were not treated as owned by us for United States federal income tax purposes, our risk of being classified as a PFIC may substantially increase. Based on our operating results and the value of our assets, taking into account our market capitalization, there is a significant risk that we will be a PFIC for the fiscal year ended December 31, 2023 and for the foreseeable future. We will not be able to make a definitive determination of our PFIC status until financial results are available for the entire fiscal year; accordingly, we cannot provide any assurances regarding our PFIC status for the fiscal year ended December 31, 2023 or the future fiscal years. If we are classified as a PFIC for any year during which a U.S. Holder holds the ADSs or ordinary shares, we generally would continue to be treated as a PFIC for all succeeding years during which such U.S. holder holds the ADSs or ordinary shares.
The discussion below under “Taxation of distributions on ADSs and ordinary shares” and “Sale or other disposition of ADSs or ordinary shares” is written on the basis that we will not be classified as a PFIC for United States federal income tax purposes, except where specifically indicated below.
The United States federal income tax rules that apply if we are classified as a PFIC for the current fiscal year or any subsequent fiscal year are discussed below under “Passive foreign investment company rules.”

Taxation of distributions on ADSs and ordinary shares
Subject to the PFIC rules described below, any cash distributions (including the amount of any PRC tax withheld) paid on the ADSs or ordinary shares out of our current or accumulated earnings and profits, as determined under United States federal income tax principles, will generally be includible in the gross income of a U.S. Holder as dividend income on the day actually or constructively received by the U.S. Holder, in the case of ordinary shares, or by the depositary bank, in the case of ADSs. Because we do not intend to determine our earnings and profits on the basis of United States federal income tax principles, any distribution will generally be treated as a “dividend” for United States federal income tax purposes. Under current law, a non-corporate recipient of dividend income will generally be subject to tax on dividend income from a “qualified foreign corporation” at the lower rates applicable to “qualified dividend income” rather than the marginal tax rates generally applicable to ordinary income, provided that certain holding period and other requirements are met. However, qualified dividend income treatment will not apply if we are treated as a PFIC with respect to the U.S. Holder for the taxable year in which a dividend is paid or the preceding year.
A non-United States corporation (other than a corporation that is classified as a PFIC for the fiscal year in which the dividend is paid or the preceding fiscal year) will generally be considered to be a qualified foreign corporation (1) if it is eligible for the benefits of a comprehensive tax treaty with the United States which the Secretary of Treasury of the United States determines is satisfactory for purposes of this provision and which includes an exchange of information program, or (2) with respect to any dividend it pays on stock (or ADSs in respect of such stock) which is readily tradable on an established securities market in the United States. The ADSs are listed on Nasdaq. We believe, but cannot assure you, that the ADSs will be readily tradable on an established securities market in the United States and that we will be a qualified foreign corporation with respect to dividends paid on the ADSs. Since we do not expect that our ordinary shares will be listed on established securities markets, it is unclear whether dividends that we pay on our ordinary shares that are not backed by the ADSs currently meet the conditions required for the reduced tax rate. There can be no assurance that the ADSs will continue to be considered readily tradable on an established securities market in later years. In the event we are deemed to be a PRC resident enterprise under the Enterprise Income Tax Law (see “— PRC Taxation”), we may be eligible for the benefits of the Agreement Between the Government of the United States of America and the Government of the People’s Republic of China for the Avoidance of Double Taxation and the Prevention of Tax Evasion with Respect to Taxes on Income (“United States-PRC income tax treaty”) (which the Secretary of the Treasury of the United States has determined is satisfactory for this purpose), in which case we would be treated as a qualified foreign corporation with respect to dividends paid on our ordinary shares (regardless of whether such shares are backed by ADSs) or ADSs. U.S. Holders are urged to consult their tax advisors regarding the availability of the reduced tax rate on dividends in their particular circumstances. Dividends received on the ADSs or ordinary shares will not be eligible for the dividends received deduction allowed to qualifying corporations under the Code.
For United States foreign tax credit purposes, dividends paid on the ADSs or ordinary shares will generally be treated as income from foreign sources and will generally constitute passive category income. In the event that we are deemed to be a PRC resident enterprise under the Enterprise Income Tax Law, a U.S. Holder may be subject to PRC withholding taxes on dividends paid, if any, on the ADSs or ordinary shares. A U.S. Holder may be eligible, subject to a number of complex limitations, to claim a foreign tax credit in respect of any foreign withholding taxes imposed on dividends received on the ADSs or ordinary shares. A U.S. Holder who does not elect to claim a foreign tax credit for foreign tax withheld may instead claim a deduction for United States federal income tax purposes in respect of such withholding, but only for a year in which such holder elects to do so for all creditable foreign income taxes. The rules governing the foreign tax credit are complex. U.S. Holders are urged to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.
Sale or other disposition of ADSs or ordinary shares
Subject to the PFIC rules discussed below, a U.S. Holder will generally recognize capital gain or loss, if any, upon the sale or other disposition of ADSs or ordinary shares in an amount equal to the difference between the amount realized upon the disposition and the holder’s adjusted tax basis in such ADSs or ordinary shares. Any capital gain or loss will be long-term capital gain or loss if the ADSs or ordinary shares have been held for more than one year and will generally be United States source gain or loss for United States foreign tax credit purposes. Long-term capital gains of non-corporate U.S. Holders are currently eligible for reduced rates of taxation. In the event that we are treated as a PRC resident enterprise under the EIT Law, and gain from the disposition of the ADSs or ordinary shares is subject to tax in the PRC (see “— PRC Taxation”), such gain may be treated as PRC source gain for foreign tax credit purposes under the United States-PRC income tax treaty. The deductibility of a capital loss may be subject to limitations. U.S. Holders are urged to consult their tax advisors regarding the tax consequences if a foreign tax is imposed on a disposition of the ADSs or ordinary shares, including the availability of the foreign tax credit under their particular circumstances.
Passive foreign investment company rules
If we are classified as a PFIC for any fiscal year during which a U.S. Holder holds the ADSs or ordinary shares, unless the U.S. Holder makes one of certain elections (as described below), the U.S. Holder will, except as discussed below, be subject to special tax rules that have a penalizing effect, regardless of whether we remain a PFIC, on (1) any excess distribution that we make to the U.S. Holder (which generally means any distribution paid during a fiscal year to a U.S. Holder that is greater than 125% of the average annual distributions paid in the three preceding fiscal years or, if shorter, the U.S. Holder’s holding period for the ADSs or ordinary shares), and (2) any gain realized on the sale or other disposition, including, under certain circumstances, a pledge, of ADSs or ordinary shares. Under the PFIC rules:
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the excess distribution and/or gain will be allocated ratably over the U.S. Holder’s holding period for the ADSs or ordinary shares;

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the amount of the excess distribution or gain allocated to the fiscal year of distribution or gain and to any fiscal years in the U.S. Holder’s holding period prior to the first fiscal year in which we are classified as a PFIC (each such fiscal year, a pre-PFIC year) will be taxable as ordinary income; and

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the amount of the excess distribution or gain allocated to each prior fiscal year, other than the current fiscal year of distribution or gain or a pre-PFIC year, will be subject to tax at the highest tax rate in effect applicable to the individuals or corporations, as appropriate, for that other fiscal year, and will be increased by an additional tax equal to interest on the resulting tax deemed deferred with respect to each such other fiscal year.

If we are a PFIC for any fiscal year during which a U.S. Holder holds the ADSs or ordinary shares and any of our non-United States subsidiaries or other corporate entities in which we own equity interests is also a PFIC, such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC for purposes of the application of these rules. Each U.S. Holder is advised to consult its tax advisors regarding the application of the PFIC rules to any of our lower-tier PFICs.
If we are a PFIC for any fiscal year during which a U.S. Holder holds the ADSs or ordinary shares, we will continue to be treated as a PFIC with respect to such U.S. Holder for all succeeding years during which the U.S. Holder holds the ADSs or ordinary shares, unless we were to cease to be a PFIC and the U.S. Holder makes a “deemed sale” election with respect to the ADSs or ordinary shares. If such election is made, the U.S. Holder will be deemed to have sold the ADSs or ordinary shares it holds at their fair market value and any gain from such deemed sale would be subject to the rules described in the preceding two paragraphs. After the deemed sale election, so long as we do not become a PFIC in a subsequent fiscal year, the ADSs or ordinary shares with respect to which such election was made will not be treated as shares in a PFIC and, as a result, the U.S. Holder will not be subject to the rules described above with respect to any “excess distribution” the U.S. Holder receives from us or any gain from an actual sale or other disposition of the ADSs or ordinary shares. Each U.S. Holder is strongly urged to consult its tax advisors as to the possibility and consequences of making a deemed sale election if we are and then cease to be a PFIC and such an election becomes available to the U.S. Holder.
As an alternative to the foregoing rules, a U.S. Holder of “marketable stock” in a PFIC may make a mark-to-market election with respect to the ADSs, provided that the ADSs are “regularly traded” (as specially defined) on Nasdaq, which is a qualified exchange or other market for these purposes. No assurances may be given regarding whether the ADSs qualify, or will continue to qualify, as being regularly traded in this regard. If a mark-to-market election is made, the U.S. Holder will generally (1) include as ordinary income for each fiscal year that we are a PFIC the excess, if any, of the fair market value of ADSs held at the end of the fiscal year over the U.S. Holder’s adjusted tax basis in such ADSs and (2) deduct as an ordinary loss the excess, if any, of the U.S. Holder’s adjusted tax basis in the ADSs over the fair market value of such ADSs held at the end of the fiscal year, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. The U.S. Holder’s adjusted tax basis in the ADSs would be adjusted to reflect any income or loss resulting from the mark-to-market election. If a U.S. Holder makes an effective mark-to-market election, in each year that we are a PFIC any gain recognized upon the sale or other disposition of the ADSs will be treated as ordinary income and any loss will be treated as ordinary loss, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. Because our ordinary shares are not listed on a stock exchange, U.S. Holders will not be able to make a mark-to-market election with respect to our ordinary shares.
If a U.S. Holder makes a mark-to-market election in respect of a corporation classified as a PFIC and such corporation ceases to be classified as a PFIC, the U.S. Holder will not be required to take into account the mark-to-market gain or loss described above during any period that such corporation is not classified as a PFIC.
Because a mark-to-market election cannot be made for any lower-tier PFICs that a PFIC may own, a U.S. Holder who makes a mark-to-market election with respect to the ADSs may continue to be subject to the general PFIC rules with respect to such U.S. Holder’s indirect interest in any of our non-United States subsidiaries or other corporate entities in which we own equity interests that is classified as a PFIC.
We do not intend to provide information necessary for U.S. Holders to make qualified electing fund elections, which, if available, would result in tax treatment different from the general tax treatment for PFICs described above.
As discussed above under “Taxation of distributions on ADSs and ordinary shares,” dividends that we pay on the ADSs or ordinary shares will not be eligible for the reduced tax rate that applies to qualified dividend income if we are classified as a PFIC for the fiscal year in which the dividend is paid or the preceding fiscal year. In addition, if a U.S. Holder owns the ADSs or ordinary shares during any fiscal year that we are a PFIC, the holder must file an annual information return with the IRS. Each U.S. Holder is urged to consult its tax advisor concerning the United States federal income tax consequences of purchasing, holding, and disposing ADSs or ordinary shares if we are or become a PFIC, including the possibility of making a mark-to-market election and the unavailability of the qualified electing fund election.
Information reporting and backup withholding
Certain U.S. Holders are required to report information to the IRS relating to an interest in “specified foreign financial assets” (as defined in the Code), including shares issued by a non-United States corporation, for any year in which the aggregate value of all specified foreign financial assets exceeds $50,000 (or a higher dollar amount prescribed by the IRS), subject to certain exceptions (including an exception for shares held in custodial accounts maintained with a United States financial institution). These rules also impose penalties if a U.S. Holder is required to submit such information to the IRS and fails to do so.
In addition, U.S. Holders may be subject to information reporting to the IRS and backup withholding with respect to dividends on and proceeds from the sale or other disposition of the ADSs or ordinary shares. Information reporting will apply to payments of dividends on, and to proceeds from the sale or other disposition of the ADSs or ordinary shares by a paying agent within the United States to a U.S. Holder, other than U.S. Holders that are exempt from information reporting and properly certify their exemption. A paying agent within the United States will be required to withhold at the applicable statutory rate, currently 24%, in respect of any payments of dividends on, and the proceeds from the disposition of, the ADSs or ordinary shares within the United States to a U.S. Holder (other than U.S. Holders that are exempt from backup withholding and properly certify their exemption) if the holder fails to furnish its correct taxpayer identification number or otherwise fails to comply with applicable backup withholding requirements. U.S. Holders who are required to establish their exempt status generally must provide a properly completed IRS Form W-9.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a U.S. Holder’s United States federal income tax liability. A U.S. Holder generally may obtain a refund of any amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS in a timely manner and furnishing any required information. Each U.S. Holder is advised to consult with its tax advisor regarding the application of the United States information reporting rules to their particular circumstances.

PLAN OF DISTRIBUTION
Pursuant to this prospectus supplement and the accompanying prospectus, we are offering up to US$2,196,648 in the ADSs, exclusive of US$10,983 of the ADSs to be issued to VG as Commitment Shares (assuming no adjustment as detailed under the Purchase Agreement) pursuant to the Purchase Agreement. This prospectus supplement and the accompanying prospectus also cover the resale of these ADSs by VG to the public.
Under the Purchase Agreement, at any time and from time to time during the period commencing on the date of the execution of the Purchase Agreement and ending on the earlier of (i) the date on which VG has cumulatively purchased a number of Purchase Notice Shares equal to the Aggregate Maximum Amount or (ii) January 4, 2025, we may direct VG, by written notices (the “Purchase Notices”), to purchase ADSs on such business days (or the purchase dates), provided that the number of the ADSs to be purchased on such purchase date pursuant to each Purchase Notice shall not exceed, subject to increase by VG, the lesser of (i) 200% of the average daily trading volume of the Company’s ADSs or (ii) US$2,000,000 divided by the highest closing price of the ADSs over the most recent five business days including the respective Purchase Notice date. We may direct VG to purchase the ADSs as often as every business day. The purchase price for the ADS for each purchase will be equal to eighty percent (80%) of the lowest daily closing price of the ADSs as reported on Nasdaq (as adjusted for any reorganization, recapitalization, non-cash dividend, share subdivision, share consolidation or other similar transaction) during the three business days beginning on and including the date that VG receives our written Purchase Notice. See “VG Transaction — Purchases of the ADSs under the Purchase Agreement” in this prospectus supplement. VG is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.
We will pay the expenses incident to the registration under the Securities Act of the offer and sale of the ADSs covered by this prospectus supplement to VG. We have also agreed to reimburse VG for certain expenses in connection with this offering. Each of us and VG has agreed to indemnify each other and certain other persons against certain liabilities in connection with the Purchase Agreement or relating to (i) any misrepresentation, breach of warranty or nonfulfillment of or failure to perform any covenant or agreement contained in the Purchase Agreement, (ii) any untrue statement or alleged untrue statement of a material fact contained in the registration statement or any post-effective amendment thereof or prospectus or prospectus supplement, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or contained in the final prospectus (as amended or supplemented, if filed with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in the light of the circumstances under which the statements therein were made, not misleading.
VG has represented to us that at no time prior to the Purchase Agreement has VG or its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of the ADSs or any hedging transaction, which establishes a net short position with respect to the ADSs. VG agreed that during the term of the Purchase Agreement, it, its agents, representatives or affiliates will not enter into or effect, directly or indirectly, any of the foregoing transactions.
We have advised VG that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes VG, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the securities offered by this prospectus supplement.
This offering will automatically terminate on the earlier of (i) the date on which VG shall have purchased a number of shares pursuant to the Purchase Agreement equal to the Aggregate Maximum Amount or (ii) January 4, 2025. This Agreement may also be terminated by the Company at any time for any reason by giving written notice to VG.
The ADSs are listed on Nasdaq under the symbol “QH.”

LEGAL MATTERS
We are being represented by Wilson Sonsini Goodrich & Rosati, Professional Corporation with respect to certain legal matters of United States federal securities and New York state law. The validity of the Class A ordinary shares represented by the ADSs and the legal matters as to Cayman Islands law will be passed upon for us by Maples and Calder (Hong Kong) LLP. Certain legal matters as to PRC law will be passed upon for us by Commerce & Finance Law Offices. Wilson Sonsini Goodrich & Rosati, Professional Corporation may rely upon Maples and Calder (Hong Kong) LLP with respect to matters governed by Cayman Islands law and Commerce & Finance Law Offices with respect to matters governed by PRC law.

EXPERTS
The financial statements as of December 31, 2022 and for the year ended December 31, 2022, which are incorporated in this prospectus supplement by reference to the 2022 Form 20-F, have been so incorporated in reliance on the report of Marcum Asia CPAs LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The registered business address of Marcum Asia CPAs LLP is 7 Penn Plaza, Suite 830, New York, NY 10001.
The financial statements as of December 31, 2021 and for the years ended December 31, 2020 and 2021, which are incorporated in this prospectus supplement by reference to the 2022 Form 20-F, have been so incorporated in reliance on the report of Ernst & Young Hua Ming LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The registered business address of Ernst & Young Hua Ming LLP is 50/F, Shanghai World Financial Center, 100 Century Avenue, Pudong New Area, Shanghai, People’s Republic of China.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
We have filed with the SEC a registration statement on Form F-3 (No. 333-273087), including exhibits, schedules and amendments filed with, or incorporated by reference in, such registration statement, under the Securities Act with respect to underlying shares represented by the ADSs, to be sold in this offering. This prospectus supplement and the accompanying prospectus, which constitute a part of the registration statement, does not contain all of the information contained in the registration statement. You should read the registration statement on Form F-3 and its exhibits and schedules for further information with respect to us and the ADSs.
We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders, and Section 16 short swing profit reporting for our officers and directors and for holders of more than 10% of our Class A ordinary shares. All information filed with the SEC can be obtained over the internet at the SEC’s website at www.sec.gov or inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 or visit the SEC website for further information on the operation of the public reference rooms. We also maintain a website at www.quhuo.cn, but information on our website, however, is not, and should not be deemed to be, a part of this prospectus supplement, the accompanying prospectus or any prospectus supplement. You should not regard any information on our website as a part of this prospectus supplement, the accompanying prospectus or any prospectus supplement.
This prospectus supplement is part of a registration statement we have filed with the SEC. This prospectus supplement omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and the securities we are offering. Statements in this prospectus supplement, the accompanying prospectus and any prospectus supplement concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION OF DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus supplement and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus supplement is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus supplement and information incorporated by reference into this prospectus supplement, you should rely on the information contained in the document that was filed later.
We incorporate by reference the documents listed below:
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the 2022 Form 20-F;

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our current reports on Form 6-K furnished with the SEC on September 5 (excluding exhibit 99.3);

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the description of the securities contained in our registration statement on Form 8-A initially filed with the SEC on June 29, 2020 (File No. 001-39354) pursuant to Section 12 of the Exchange Act, together with all amendments and reports filed for the purpose of updating that description; and

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with respect to each offering of the securities under this prospectus, all our subsequent annual reports on Form 20-F and any report on Form 6-K that indicates that it is being incorporated by reference that we file or furnish with the SEC on or after the date on which the registration statement is first filed with the SEC and until the termination or completion of the offering by means of this prospectus.

Our annual report for the fiscal year ended December 31, 2022 filed with the SEC on April 20, 2023 contains a description of our business and audited consolidated financial statements with reports by independent auditors. The consolidated financial statements are prepared and presented in accordance with U.S. GAAP.
Unless expressly incorporated by reference, nothing in this prospectus supplement or the accompanying prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus supplement or the accompanying prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this prospectus supplement, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus supplement on the written or oral request of that person made to:
3rd Floor, Block A, Tonghui Building, No. 1132 Huihe South Street
Chaoyang District Beijing 100020
The People’s Republic of China
(+86-10) 5923-6208
You should rely only on the information that we incorporate by reference or provide in this prospectus supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making any offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of those documents.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED NOVEMBER 6, 2023
Quhuo Limited
US$300,000,000
Class A Ordinary Shares
Preferred Shares
Debt Securities
Warrants
Subscription Rights
Units
We may offer, issue and sell from time to time up to US$300,000,000, or its equivalent in any other currency, currency units, or composite currency or currencies, of our Class A ordinary shares, including in the form of American depositary shares, or ADSs, preferred shares, debt securities, warrants, subscription rights and a combination of such securities, separately or as units, in one or more offerings. Each ADS represents ten Class A ordinary shares. We refer to our Class A ordinary shares, including in the form of ADSs, preferred shares, debt securities, warrants, subscription rights and units collectively as “securities” in this prospectus. This prospectus provides a general description of offerings of these securities that we may undertake.
Investors are cautioned that the securities may be offered under this prospectus are securities of Quhuo Limited, our Cayman Islands holding company, which is not a Chinese operating company nor does it have any substantive business operations. Quhuo Limited conducts business in China through the consolidated variable interest entity, or the “VIE”, and the VIE’s subsidiaries.
This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. Each time we sell our securities pursuant to this prospectus, we will provide the specific terms of such offering in a supplement to this prospectus. The prospectus supplement may also add, update, or change information contained in this prospectus. You should read this prospectus, the applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information,” before you make your investment decision.
We may, from time to time, sell the securities, directly or through underwriters, agents or dealers, on or off the Nasdaq Stock Market LLC, or Nasdaq, at prevailing market prices or at privately negotiated prices. If any underwriters, agents or dealers are involved in the sale of any of these securities, the applicable prospectus supplement will set forth the names of the underwriters, agents or dealers and any applicable fees, commissions or discounts.
The ADSs representing our Class A ordinary shares are listed on the Nasdaq Global Market under the symbol “QH.” On November 3, 2023, the closing price of the ADSs on Nasdaq was US$1.40 per ADS.
As of September 7, 2023, the aggregate market value of our issued and outstanding Class A ordinary shares held by non-affiliates, or public float, was approximately US$7.0 million, which was calculated based on 41,392,483 Class A ordinary shares issued and outstanding held by non-affiliates and a per ADS price of US$1.69 as reported on the Nasdaq Global Market on such date. We have not offered any securities pursuant to General Instruction I.B.5. of Form F-3 during the prior 12-calendar-month period that ends on and includes the date of this prospectus. Pursuant to General Instruction I.B.5. of Form F-3, in no event will we sell securities registered on this registration statement with a value exceeding one-third of our public float in any 12-month period so long as our public float remains below US$75 million.
Investing in these securities involves a high degree of risk. Please carefully consider the risks discussed under “Risk Factors” in this prospectus beginning on page 25, in our reports filed with the Securities and Exchange Commission that are incorporated by reference in this prospectus, and in any applicable prospectus supplement.
Quhuo Limited, our ultimate Cayman Islands holding company, does not have any substantive operations. Beijing Quhuo Information Technology Co., Ltd., or WFOE, is our wholly-owned PRC subsidiary and a foreign-invested enterprise under PRC laws. We conduct our business in China through Beijing Quhuo Technology Co., Ltd., or the VIE, and its subsidiaries, or collectively the affiliated entities, and may in the future commence or acquire businesses that are subject to the restrictions with respect to value-added telecommunications services as set out in

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
the Negative List (2021 Version) promulgated by the Ministry of Commerce, or MOFCOM, and the National Development and Reform Commission, or the NDRC. A series of contractual agreements, including equity interest pledge agreement, exclusive call option agreement, exclusive business cooperation agreement, power of attorney and financial support undertaking letters, have been entered into by and among our WFOE, the VIE and its shareholders. For more details of these contractual arrangements, see “Item 4. Information on the Company — C. Organizational Structure — Our Contractual Arrangements” in our most recent Annual Report on Form 20-F, which is incorporated by reference in this prospectus. Unless otherwise indicated or the context otherwise requires, references in this prospectus to “we,” “us,” “our,” or “our company” are to Quhuo Limited, its subsidiaries, and, in the context of describing our consolidated financial information, include the affiliated entities.
The VIE structure is used to provide contractual exposure to foreign investment in China-based companies where the PRC law prohibits or restricts direct foreign investment in the operating companies. Neither the investors nor we ourselves have an equity ownership in, direct foreign investment in, or control of, through such ownership or investment, the VIE. Instead, we receive the economic benefits of the VIE’s business operation through a series of contractual agreements with the VIE and these agreements have not been tested in court. Because of these contractual arrangements, we are the primary beneficiary of the VIE for accounting purposes and able to consolidate the financial results of the VIE and its subsidiaries with ours only if we meet the conditions for consolidation under U.S. GAAP. However, our contractual arrangements with the VIE are not equivalent of an investment in the VIE. The VIE structure involves unique risks to investors in the ADSs. Investors in the ADSs are purchasing equity securities of our ultimate Cayman Islands holding company rather than purchasing equity securities of the VIE, and investors in the ADSs may never hold equity interests in the VIE.
Our corporate structure is subject to risks associated with our contractual arrangements with the VIE. These contractual arrangements have not been properly tested in a court of law and the PRC regulatory authorities could disallow the VIE structure at any time. If the PRC government finds that the agreements that establish the structure for operating our business do not comply with PRC laws and regulations, or if these regulations or their interpretations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations, our ability to treat the VIE and its subsidiaries as the consolidated affiliated entities under U.S. GAAP may be restricted, and our ability to develop e-commerce business through the VIE and the prospect of our company may be materially and adversely affected. For details, see “Risk Factors — Risks Related to Our Corporate Structure” in this prospectus, and “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China” and “Item 3. Key Information — D. Risk Factors — Risks Related to Our Corporate Structure” in our most recent Annual Report on Form 20-F, which is incorporated by reference in this prospectus.
We and the VIE face various legal and operational risks and uncertainties related to being based in and having significant operations in China. For example, we and our affiliated entities face risks and uncertainties associated with the fact that the PRC government has significant authority in regulating a China-based company and may influence or intervene its operations at any time. The PRC government has recently issued statements and regulatory actions relating to areas such as regulatory approvals of offshore offerings by, and foreign investment in, China-based issuers, anti-monopoly regulatory actions, and oversight on data security, which may impact our ability to conduct certain businesses, accept foreign investments, or list on U.S. or other foreign exchanges. Potential actions taken by the PRC government could significantly limit or completely hinder our ability to offer securities to investors and cause the value of such securities to significantly decline or in extreme cases, become worthless. For further details, see “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China” in our most recent Annual Report on Form 20-F, which is incorporated by reference in this prospectus.
On February 17, 2023, the China Securities Regulatory Commission, or the CSRC, promulgated Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Overseas Listing Trial Measures, and five supporting guidelines, which became effective on March 31, 2023. According to the Overseas Listing Trial Measures, PRC domestic companies that seek to offer and list securities in overseas markets, either in direct or indirect means, are required to fulfill the filing procedure with the CSRC and report relevant information. Any future offering pursuant to a prospectus supplement to this prospectus will be subject to the Overseas Listing Trial Measures, and we are required to file for record through our major operating entity incorporated in the PRC with the CSRC within three business days after the completion of the initial offering pursuant to a prospectus supplement to this prospectus and make a summary report to the CSRC after the completion of offerings under this prospectus. There can be no assurance that we can complete the filing procedures, obtain the approvals or authorizations, or complete required procedures or other requirements in a timely manner, or at all. Any failure of us to fully comply with the regulatory requirements may subject us to regulatory actions, such as warnings and fines, which may limit our operating privileges in China, delay or restrict the repatriation of the proceeds from offshore fund-raising activities into the PRC or take other actions that could materially adversely affect our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our ADSs. For further details, see “Risk Factors — Risks Relating to Doing Business in China” in this prospectus, and “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China” in our most recent Annual Report on Form 20-F, which is incorporated by reference in this prospectus.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
Quhuo Limited, our Cayman Islands holding company, may transfer cash to its wholly-owned subsidiary in British Virgin Islands, Quhuo Investment Limited, by making capital contributions or providing loans. Quhuo Investment Limited, in turn, may transfer cash to its wholly-owned subsidiary incorporated in Hong Kong, Quhuo Technology Investment (Hong Kong) Limited, or Quhuo Technology, by making capital contributions or providing loans. Similarly, Quhuo Technology may transfer cash to WFOE, by making capital contributions or providing loans. WFOE is not able to make direct capital contribution to the VIE. However, it may transfer cash to the VIE by loans or by making payments to the VIE for inter-group transactions. The VIE may transfer cash to WFOE by paying service fees according to the exclusive business cooperation agreement. For more details, see “Prospectus Summary — Cash and Asset Flows through Our Organization” in this prospectus, and “Item 3. Key Information — Cash and Asset Flows through Our Organization” in our most recent Annual Report on Form 20-F, which is incorporated by reference in this prospectus. In addition, our VIE, Beijing Quhuo Technology Co., Ltd., has maintained cash flow management policies which dictate the purpose, amount and procedures for cash transfers. Each cash transfer involving the VIE or its subsidiaries is subject to internal clearance from at least two managerial-level personnel. The required procedures include the initial submission of a cash transfer application through a cashier of the account management department, subsequent review and approval by the manager of the account management department, as well as a financial manager or Chief Financial Officer of the VIE, and finally, the execution of the transfer. No single employee is allowed to complete each and every stage of the cash process, but rather only specific part(s) of the whole process. Only the account management department is authorized to make cash transfers. Also, the purpose of the transfer must be specified and recorded at the time it is executed. For further details, see “Prospectus Summary — Cash and Asset Flows through Our Organization” in this prospectus.
Cayman Islands law prescribes that a Cayman Islands company may only pay dividends out of either its profits or share premium account, provided that under no circumstances can a dividend be paid if doing so would result in such company’s incapability of repaying its debts as they become due in the ordinary course of business. Other than the foregoing, there is no other limitations on Quhuo Limited’s ability to transfer cash to investors. For further details, see “Prospectus Summary — Cash and Asset Flows through Our Organization.” However, any limitation on the ability of our PRC or Hong Kong subsidiaries to pay cash dividends to us could have a material adverse effect on our ability to pay cash dividends to holders of the ADSs and our ordinary shares, for further details, see “Prospectus Summary — Summary of Risk Factors" on page 19 of this prospectus, “Risk Factors — Risks Relating to Doing Business in China — We may rely on dividends paid by our PRC subsidiary to fund cash and financing requirements. Any limitation on the ability of our PRC subsidiary to pay dividends to us could have a material adverse effect on our ability to conduct our business and to pay dividends to holders of the ADSs and our ordinary shares” on page 34 of this prospectus, and “Risk Factors — Risks Relating to Doing Business in Hong Kong — Our Hong Kong subsidiaries may be subject to restrictions on paying dividends or making other payments to us, which may restrict its ability to satisfy liquidity requirements, conduct business and pay dividends to holders of our ordinary shares. Dividends payable to our foreign investors and gains on the sale of our ADSs by our foreign investors may become subject to taxation by the PRC” on page 35 of this prospectus.
In January 2023, we incorporated a subsidiary in Hong Kong, Quhuo International Trade (HK) Limited, or Quhuo International, and hold a 51% ownership interest in Quhuo International. Quhuo International has commenced operations in Hong Kong since May 2023. In addition, in August 2023, we formed a wholly-owned subsidiary in Hong Kong, Quhuo (Hong Kong) Auto Limited, which has yet commenced operation as of the date of this prospectus. As a result of our operations in Hong Kong through Quhuo International, we are subject to the applicable laws and regulations of Hong Kong. Given that the PRC government’s authority and oversight may extend to Hong Kong, the legal and operational risks associated with operating in China also apply to operations in Hong Kong. For further details, see “Risk Factors — Risks Relating to Doing Business in Hong Kong” in this prospectus.
If WFOE realizes accumulated after-tax profits, it may, upon satisfaction of relevant statutory conditions and procedures, pay dividends or distribute earnings to Quhuo Technology. Quhuo Technology, in turn, may transfer cash to Quhuo Investment Limited and further to Quhuo Limited through dividends or other distributions. With necessary funds, Quhuo Limited may pay dividends or make other distributions to U.S. investors and service any debt it may have incurred outside the PRC. In 2020, 2021 and 2022, no dividends or distributions were made to Quhuo Limited by its subsidiaries. Quhuo Limited has not declared or paid any cash dividends or made any transfer of cash or assets to investors, nor does it have any present plan to do so in the foreseeable future. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business. See “Prospectus Summary — Financial Information Related to the VIE” in this prospectus and “Item 8. Financial Information — A. Consolidated Statements and Other Financial Information —  Dividend Policy” in our most recent Annual Report on Form 20-F, which is incorporated by reference in this prospectus. The PRC government imposes controls on the convertibility of Renminbi into foreign currencies and, in certain cases, the remittance of currency out of China. The Renminbi is currently convertible under the “current account,” which includes dividends, trade and service-related foreign exchange transactions. Currently, our PRC subsidiary may purchase foreign currency for settlement of “current account transactions,” including payment of dividends to us, without the approval of SAFE by complying with certain procedural requirements. However, foreign exchange transactions under the “capital account” such as foreign direct investment and foreign currency debt, including loans we may secure for the VIE or its subsidiaries, remain subject to limitations and may require approvals from, filing with or registration with, SAFE and

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
other relevant Chinese governmental authorities. This could affect our ability to obtain foreign currency through debt or equity financing for the VIE or its subsidiaries. Shortages in the availability of foreign currency may temporarily delay the ability of our PRC subsidiary and the VIE to remit sufficient foreign currency to pay dividends or other payments to us, or otherwise satisfy their foreign currency denominated obligations.
There are also limitations on our ability to transfer cash between Quhuo Limited, its subsidiaries and the VIE, and there is no assurance that we are able to comply with all restrictions on the cash transfer provided by laws and regulations of the PRC. See “Prospectus Summary — Restrictions and Limitations on Transfer of Capital” in this prospectus. To the extent cash or assets in the business is in mainland China or Hong Kong or in an entity domiciled in mainland China or Hong Kong, and may need to be used to fund operations outside of mainland China or Hong Kong, the funds and assets may not be available to fund operations or for other uses outside of mainland China or Hong Kong due to interventions in or the imposition of restrictions and limitations by the government on our ability to transfer cash and assets. For risks relating to the fund flows of our operations in China, see “Item 3. Key Information — Risk Factors — Risks Related to Doing Business in China — We may rely on dividends paid by our PRC subsidiary to fund cash and financing requirements. Any limitation on the ability of our PRC subsidiary to pay dividends to us could have a material adverse effect on our ability to conduct our business and to pay dividends to holders of the ADSs and our ordinary shares” in our most recent Annual Report on Form 20-F, which is incorporated by reference in this prospectus.
Quhuo Limited and WFOE are not able to make direct capital contribution to the VIE. However, they may transfer cash to the VIE in the form of loans or advances or by making payments to the VIE for inter-group transactions. In 2020, 2021 and 2022, Quhuo Limited, through its subsidiaries, transferred cash of RMB87.7 million, nil and nil to WFOE, respectively. In 2020, 2021 and 2022, WFOE transferred cash of approximately RMB87.7 million, nil and nil to the VIE in the form of loans, respectively. The VIE may transfer cash to WFOE as service fees according to the exclusive business cooperation agreement. In 2020, 2021 and 2022, WFOE charged service fees under the exclusive business cooperation agreement of approximately RMB16.6 million, RMB13.8 million and RMB13.9 million (approximately US$2.0 million), respectively, and the total amount of service fees that the VIE paid to WFOE were RMB14.1 million, RMB16.2 million and RMB19.3 million (approximately US$2.8 million), respectively. In 2021 and 2022, WFOE also received payment of advances of RMB9.9 million and nil, respectively, from the VIE. In 2021 and 2022, the VIE provided loans of approximately RMB3.4 million and RMB9.9 million (approximately US$1.4 million), respectively, to WFOE for working capital requirements. We have, and will continue to distribute earnings or settle amounts owed under the VIE agreements. See “Prospectus Summary — Item 3. Key Information — Financial Information Related to the VIE” in this prospectus and “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may affect our ability to capitalize or otherwise fund our PRC operations” in our most recent Annual Report on Form 20-F, which is incorporated by reference in this prospectus.
Pursuant to the Holding Foreign Companies Accountable Act, or the HFCAA, if the U.S. Securities and Exchange Commission, or the SEC, determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspections by the Public Company Accounting Oversight Board, or the PCAOB, for two consecutive years, the SEC will prohibit our shares or the ADSs from being traded on a national securities exchange or in the over-the-counter trading market in the United States. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, and on December 29, 2022, legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law by President Biden, which contained, among other things, an identical provision to the Accelerating Holding Foreign Companies Accountable Act and amended the HFCAA by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time period for triggering the delisting of our Company and the prohibition of trading in our securities if the PCAOB is unable to inspect our accounting firm at such future time.
On December 16, 2021, the PCAOB issued a report to notify the SEC of its determination that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong, including our auditor. On October 6, 2022, we were conclusively identified by the SEC under the HFCAA due to the fact that our previous auditor was located in Mainland China and could not be inspected by the PCAOB. On December 15, 2022, the PCAOB issued a report that vacated its December 16, 2021 determination and removed mainland China and Hong Kong from the list of jurisdictions where it is unable to inspect or investigate completely registered public accounting firms. Each year, the PCAOB will determine whether it can inspect and investigate completely audit firms in mainland China and Hong Kong, among other jurisdictions. Our current auditor, Marcum Asia, is headquartered in New York, New York, a jurisdiction where the PCAOB is able to conduct inspection and investigation completely. Given the foregoing, we do not expect to be identified by the SEC again as a “commission-identified issuer” following the filing of our Annual Report for the year ended December 31, 2022. However, if our future audit reports are prepared by auditors headquartered in one of the jurisdictions that cannot be completely inspected by the PCAOB, we would be identified as a “commission-identified issuer” following the filing of the annual report on Form 20-F for the relevant fiscal year. There can be no assurance that we would not be identified as a

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
“commission-identified issuer” for any future fiscal year, and if we were so identified for two consecutive years, we would become subject to the prohibition on trading under the HFCAA. For details of risks related to the HFCAA, see “Risk Factors — Risks Relating to Doing Business in China — The ADSs may be delisted from a U.S. exchange and prohibited from being traded over-the-counter in the United States under the HFCAA if the PCAOB determines in the future that it is unable to fully inspect or investigate our auditors. The delisting and cease of trading of the ADSs, or the threat of their being delisted or prohibited from being traded, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct inspections deprives our investors of the benefits of such inspections.”
This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.
Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is           , 2023.

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form F-3 that we filed with the SEC, utilizing a “shelf” registration process. We may offer and sell the securities described in this prospectus from time to time in one or more offerings on a continuous or delayed basis.
We have not authorized anyone to give any information or to make any representation other than those contained or incorporated by reference in this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus (as supplemented or amended). We are offering to sell, and seeking offers to buy, securities only in jurisdictions where it is lawful to do so. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered shares to which they relate, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.
You should not assume that the information contained in this prospectus (as supplemented or amended) is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus (as supplemented or amended) is delivered, or securities are sold, on a later date.
This prospectus and the information incorporated herein by reference contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”
In this prospectus, unless otherwise indicated or unless the context otherwise requires:
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“active workers” refers to the number of workers that established business outsourcing relationship with us, joined our insurance programs, and completed at least one transaction on our platform in a given period;

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“ADRs” refers to the American depositary receipts which, if issued, evidence the ADSs;

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“ADSs” refers to American depositary shares, each of which represents ten Class A ordinary shares;

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“B&B(s)” refers to a small lodging establishment that offers overnight accommodation and breakfast;

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“Class A ordinary shares” refers to our Class A ordinary shares of par value US$0.0001 per share;

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“Class B ordinary shares” refers to our Class B ordinary shares of par value US$0.0001 per share;

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“China” or “PRC” refers to the People’s Republic of China, excluding, for the purpose of this prospectus only, Taiwan and the special administrative regions of Hong Kong and Macau; given the PRC government’s authority and oversight may extend to Hong Kong, the legal and operational risks associated with operating in China also apply to operations in Hong Kong;

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“HFCAA” refers to Holding Foreign Companies Accountable Act, as amended;

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“industry customer(s)” refers to business customer(s) to which we offer services, primarily including on-demand consumer service companies in the food and non-food delivery, ride-hailing, housekeeping and bike-sharing industries, as well as chain restaurants and other companies in the overall service industry, such as hotels and B&Bs;

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“KPI(s)” refers to key performance indicator(s);

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“ordinary shares” or “shares” refer to our ordinary shares comprising Class A ordinary shares, par value US$0.0001 per share and/or Class B ordinary shares, par value US$0.0001 per share;

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“registered workers” refers to the accumulative number of workers that have established business outsourcing relationship with us, joined our insurance programs, and completed at least one transaction on our platform since our inception;

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“RMB” or “Renminbi” refers to the legal currency of China;

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“US$,” “U.S. dollars,” “$” or “dollars” refers to the legal currency of the United States of America;

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“VIE” refers to Beijing Quhuo Technology Co., Ltd.;

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“affiliated entities” refers to, collectively, the VIE and its subsidiaries; and

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“we,” “us,” “our,” or “our company” refers to Quhuo Limited, its subsidiaries, and, in the context of describing our consolidated financial information, includes the VIE and its subsidiaries.

Unless otherwise noted, all translations from Renminbi to U.S. dollars in this prospectus were made at the exchange rate of RMB6.8972 to US$1.00, the exchange rate in effect as of December 30, 2022 set forth in the H.10 statistical release of the Board of Governors of the Federal Reserve System. We make no representation that any Renminbi or U.S. dollar amounts could have been, or could be, converted into U.S. dollars or Renminbi, as the case may be, at any particular rate, or at all.
For investors outside the United States: We have not done anything that would permit the offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities described herein and the distribution of this prospectus outside the United States.

PROSPECTUS SUMMARY
Investors are cautioned that the securities may be offered under this prospectus are securities of Quhuo Limited, our Cayman Islands holding company, which is not a Chinese operating company nor does it have any substantive business operations. Quhuo Limited conducts business in China through the consolidated VIE and the VIE’s subsidiaries.
The following summary highlights information contained elsewhere in this prospectus or incorporated by reference in this prospectus and does not contain all of the information that you need to consider in making your investment decision. We urge you to read this entire prospectus (as supplemented or amended), including our consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference in this prospectus from our other filings with the SEC, before making an investment decision.
Company Overview
We are a leading gig economy platform focusing on community-centered services in China. We operate a platform of large, flexible and standardized workforce. As of September 30, 2023, we had approximately 670,000 registered workers on our platform. We provide tech-enabled, end-to-end operational solutions primarily to consumer service businesses, including on-demand delivery solutions, mobility service solutions, housekeeping and accommodation solutions, and other services. Leveraging our internal technology infrastructure, we are able to deploy workers across different regions and industries to serve our customers in a flexible, standardized and specialized manner, such as fulfilling delivery orders of prepared food, grocery and fresh food, carrying out maintenance works for shared bikes, fulfilling intra-city and long-distance transportation orders, and providing housekeeping and accommodation services for hotels and B&Bs.
To the on-demand consumer service companies that we serve, our platform helps them mobilize a large team of workers who can follow industry-specific, standardized and highly efficient service procedures through a combination of training, performance monitoring and refinement, and incentives. As such, our industry customers can focus more on their business strategy and operational and financial performance. As of June 30, 2023, our industry customers comprised many top market players in their respective industries, such as Meituan and Ele.me in the on-demand delivery industry and other chain restaurants such as KFC, Didi and Hello in the mobility-as-a-service sector (including bike-sharing and ride-hailing), and Hilton Hotels and Resorts, Kingkey Group and Marriott International in the hotel industry. We had reached 129 cities across 30 provinces, municipalities and autonomous regions in China as of September 30, 2023.
To the workers on our platform, we provide them with diversified, flexible earning opportunities. We empower workers with minimal work experience to begin their career and progress with us. During the quarters ended September 30, June 30 and March 31, 2023, we had approximately 64,300, 56,800 and 62,500 average monthly active workers on our platform, respectively. During the quarters ended December 31, September 30, June 30 and March 31, 2022, we had approximately 57,000, 65,200, 60,200 and 57,300 average monthly active workers on our platform, respectively. During the quarters ended December 31, September 30, June 30 and March 31, 2021, we had approximately 59,400, 64,400, 68,800 and 44,000 average monthly active workers on our platform, respectively. We believe that the size of our workforce allows us to better serve our industry customers when they enter new geographical markets or new on-demand consumer service industries. We also encourage workers on our platform to bring in their friends, relatives and acquaintances to continually and organically expand our workforce network and minimize worker turnovers, making our platform more stable.
Leveraging Quhuo+, our proprietary technology infrastructure, we are able to centralize our operational management and streamline our solution process. For workers in a management position, such as team leaders for our on-demand delivery solutions, Quhuo+ allows them to pinpoint workers on our platform to monitor their workload and performance, and dynamically manage staffing and maintain solution quality. With Quhuo+, team leaders are able to transcribe industry-specific KPIs obtained from industry customers into executable guidance for workers on our platform, and benchmark workforce performance across all workers and teams based on data-driven analytics to refine our solutions and optimize our operational efficiency. For rank-and-file workers, Quhuo+ allows them to review their workload, access on-the-job training and review their performance. Moreover, we have developed Quhuo+ into a scalable modular system with customizable parameters and settings to smoothly manage and transfer massive workers across different regions and industries we serve. As a result, we are able to cultivate a specialized yet flexible workforce and deploy the same workers across different industry settings based on their work schedules by, for example, allowing delivery riders on our platform to take part in our shared-bike maintenance solutions during their off-peak hours. As such, we are able to scale up our business and expand into greenfield regions or industries quickly and cost-effectively with minimal incremental costs on infrastructure.
We generate revenue primarily from service fees paid by our industry customers, and to a lesser extent, from rental fees under our car leasing agreements with drivers engaged in our ride-hailing solutions. We incur cost from paying service fees to workers engaged in our solutions as independent contractors. Our revenues were RMB2,580.8 million, RMB4,025.3 million and RMB3,820.4 million (US$553.9 million) in 2020, 2021 and 2022, respectively. We recorded net losses of RMB5.6 million, RMB191.2 million and RMB16.4 million (US$2.4 million) in 2020, 2021 and 2022, respectively. Excluding the effect of share-based compensation expenses, we recorded adjusted net income of RMB77.1 million and RMB3.3 million (US$0.5 million) in 2020 and 2022, respectively, and adjusted net loss of RMB122.3 million in 2021. See “Item 5. Operating and Financial Review and Prospects — A. Operating Results — Non-GAAP Financial Measures” in our most recent Annual Report on Form 20-F, which is incorporated by reference in this prospectus.
Recent Developments
In 2023, we announced our international business initiative, which is an expansion of our mobility service solutions with a focus on providing solutions for the residual value management of pre-owned cars in the ride-hailing sector. This initiative included refurbishing and selling pre-owned cars, including our own fleet and domestically sourced vehicles, to generate profits through exports.
In connection with this initiative, we established Quhuo International in Hong Kong, primarily dedicated to the sale of used vehicles. We also entered into a strategic collaboration with a Chinese automobile enterprise to help expand their overseas dealership channels. We plan to further expand our partnerships with more car manufacturers and overseas dealerships in the future.
Quhuo International principally carries the business of sale of used vehicles where Quhuo International principally purchases used vehicles in China, and on-sells and directly ships such used vehicles from China to overseas buyers.
Our Corporate Structure and Contractual Arrangements with the VIE and its Shareholders
Quhuo Limited, our ultimate Cayman Islands holding company, does not have any substantive operations. Beijing Quhuo Information Technology Co., Ltd is our wholly-owned PRC subsidiary and a foreign-invested enterprise under PRC laws. We conduct our business in China through the VIE and its subsidiaries in China, and may in the future commence or acquire businesses that are subject to the restrictions with respect to value-added telecommunications services. Neither the investors nor we ourselves have an equity ownership in, direct foreign investment in, or control of, through such ownership or investment, the VIE. Instead, we receive the economic benefits of the VIE’s business operation through a series of contractual agreements with the VIE and these agreements have not been tested in court. Because of these contractual arrangements, we are the primary beneficiary of the VIE for accounting purposes and able to consolidate the financial results of the VIE and its subsidiaries with ours only if we meet the conditions for consolidation under U.S. GAAP. However, our contractual arrangements with the VIE are not equivalent of an investment in the VIE. The VIE structure involves unique risks to investors in the ADSs. Investors in the ADSs are purchasing equity securities of our ultimate Cayman Islands holding company rather than purchasing equity securities of the VIE, and investors in the ADSs may never hold equity interests in the VIE.
For more details of these contractual arrangements, see “Item 4. Information on the Company —  C. Organizational Structure — Our Contractual Arrangements” in our most recent Annual Report on Form 20-F, which is incorporated by reference in this prospectus. For more details of risks related to our VIE structure, see “Risk Factors — Risks Related to Our Corporate Structure” in this prospectus, and “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China” and “Item 3. Key

Information — D. Risk Factors — Risks Related to Our Corporate Structure” in our most recent Annual Report on Form 20-F, which is incorporated by reference in this prospectus.
In January 2023, we incorporated a subsidiary in Hong Kong, Quhuo International Trade (HK) Limited, or Quhuo International and hold a 51% ownership interest in Quhuo International. Quhuo International has commenced operations in Hong Kong since May 2023. In addition, in August 2023, we formed a wholly-owned subsidiary in Hong Kong, Quhuo (Hong Kong) Auto Limited, or Quhuo Auto, which has yet to commence operation as of the date of this prospectus. As a result of our operations in Hong Kong through Quhuo International, we are subject to the applicable laws and regulations of Hong Kong. Given that the PRC government’s authority and oversight may extend to Hong Kong, the legal and operational risks associated with operating in China also apply to operations in Hong Kong. For further details, see “Risk Factors — Risks Relating to Doing Business in Hong Kong” in this prospectus.
The following diagram illustrates our simplified corporate structure, including our principal subsidiaries, the VIE and its subsidiaries, as of the date of this prospectus:

Notes:
(1)
The remaining 49% of the ownership interests of Quhuo International Trade (HK) Limited is owned by Mr. Bo Liang, general manager of Quhuo International Trade (HK) Limited.

(2)
The shareholders of Beijing Quhuo Technology Co., Ltd., the VIE, include Ms. Peilin Yu, sister of Mr. Leslie Yu, Mr. Shuyi Yang, Mr. Zhen Ba, Ningbo Maiken Investment Management LLP and Mr. Tongtong Li, holding 25.7264%, 24.9784%, 9.6547%, 38.8250% and 0.8154% of the equity interests of the VIE, respectively.

(3)
The remaining 30% of the equity interests of Nantong Runda Marketing Planning Co., Ltd. is owned by two independent individuals.

(4)
The remaining 49% of the equity interests of Jiangxi Youke Automobile Rental Service Co., Ltd. is owned by an independent individual.

(5)
The remaining 45% of the equity interest of Haikou Chengtu Network Technology Co., Ltd. is owned by three independent third parties.

(6)
In November 2020, we acquired a 54.22% equity interest in Lailai Information Technology (Shenzhen) Co., Ltd., an on-demand workforce platform that specializes in housekeeping solutions for hotels and B&Bs. In January 2022, we acquired the remaining 45.78% equity interest in Lailai.

Our Contractual Arrangements
We have entered into a series of contractual arrangements, through WFOE, with the VIE and its registered shareholders to direct the activities of the affiliated entities that most significantly impact their economic performance, through which we commence our business. These VIE agreements have not been tested in court. Through the VIE agreements, the shareholders of the VIE effectively assigned all of their voting rights underlying their respective equity interest in the VIE to us, which enabled us to direct the activities of the VIE that most significantly impact its economic performance, and we, through our WFOE, have the right to receive economic benefits from the VIE that could potentially be significant to the VIE and have the obligation to absorb losses of the VIE that could potentially be significant to the VIE. In April 2023, Lili Sun, an original shareholder of the VIE, transferred all of her VIE equity interest to Peilin Yu. Accordingly, Peilin Yu executed the requisite VIE agreements previously executed by Lili Sun.
Power of Attorney.   Pursuant to the power of attorney, dated as of August 23, 2019 and amended on April 25, 2023, executed and issued by the VIE’s shareholders, each of them irrevocably appointed and authorized WFOE or its designee(s) to act on their respective behalf as exclusive agent and attorney-in-fact, to the extent permitted by PRC law, with respect to all rights of shareholders concerning all the equity interest held by each of these shareholders in the VIE, including but not limited to, the power to vote on its behalf on all matters of the VIE requiring shareholder approval under PRC laws and regulations and the articles of association of the VIE, rights to information relating to all business aspects of the VIE, proposing to convene or attend shareholder meetings, signing the resolutions and minutes of such meetings, exercising all the other rights as shareholders, such as nomination rights, appointment rights, the right to receive dividends and the right to sell, transfer, pledge or dispose of all the equity held in part or in whole.
Equity Interest Pledge Agreements.   Under each of the equity interest pledge agreements, dated as of August 23, 2019 or April 25, 2023, as applicable, entered into by and among WFOE, the VIE and each of its shareholders, each of the VIE’s shareholders pledged all of their equity interests in the VIE to WFOE as security and guarantee on performance of the respective obligations of the VIE and each of its shareholders under the exclusive call option agreement, the exclusive business cooperation agreement and the power of attorney. If any of the VIE or its shareholders breach their contractual obligations under those agreements, WFOE, as the pledgee, will be entitled to certain rights, including enforcing the pledge immediately. WFOE may transfer all or any of its rights and obligations under any of the equity interest pledge agreements to its designee(s) any time after notifying the VIE and the signing shareholder. This pledge has become effective since the date the pledged equity interests were registered with the competent administration for industry and commerce and will remain in effect until the fulfillment of all the obligations under the exclusive call option agreement, the exclusive business cooperation agreement and the power of attorney.
Letters of Shareholder Undertaking, Letters of Spousal Undertakings and Letter of Confirmation.    Pursuant to each of the letters of shareholder undertaking, dated as of August 23, 2019 or April 25, 2023, as applicable, executed and provided by each of the individual shareholders of the VIE, each of the letters of spousal undertakings, dated as of as of August 23, 2019 or April 25, 2023, as applicable, executed and provided by each of the spouse of the VIE’s individual shareholders and a letter of confirmation, dated as of August 23, 2019 and amended on April 25, 2023, executed and issued by Mr. Leslie Yu in favor of us, each of the individual shareholders and the spouse of such shareholders, among others, (1) confirmed the duly authorization and validity of and the arrangements under the exclusive call option agreement, the exclusive business cooperation agreement, the equity interest pledge agreements and the power of attorney, (2) unconditionally and irrevocably agreed that the in the event of their deaths, incapacity or other circumstances under which they no longer have the ability to perform their obligations under the agreements described herein, their respective equity interests in the VIE together with all interests attached thereto will be transferred, free of charge and without any condition, to WFOE or its designee(s) to the extent permitted by PRC laws; and (3) confirmed that the respective equity interests of the VIE’s shareholders in the VIE are exclusive and personal assets of such shareholders, instead of common assets jointly owned with their respective spouse, and agreed to be subject to the obligations and arrangements under the agreements described herein in the event any equity interest in the VIE will be held by the respective spouse of such shareholders.
Exclusive Business Cooperation Agreement.   Pursuant to the exclusive business cooperation agreement dated as of August 23, 2019 entered into by and between WFOE and the VIE, WFOE has the exclusive right, during the term of the exclusive business cooperation agreement to provide or designate any third-party to provide, among others, comprehensive business support, technological support, and relevant consulting services, the scope of which is to be determined by WFOE from time to time. WFOE owns the exclusive intellectual property rights created as a result of the performance of this agreement. In exchange, the VIE and its subsidiaries pay service fees to WFOE at the time and in an amount to be determined by WFOE in its sole discretion. This agreement shall remain effective for ten years from the execution date and may be extended by WFOE at its sole discretion.
Exclusive Call Option Agreement.   Under the exclusive call option agreement, dated as of August 23, 2019 and amended on April 25, 2023, entered into by and between WFOE, the VIE and its shareholders, each of the shareholders of the VIE irrevocably granted WFOE or its designated representatives an exclusive right to purchase, to the extent permitted by the PRC laws and regulations and at the sole discretion of WFOE all or any part of their equity interests in the VIE at a purchase price equal to the lowest price permissible under the PRC laws and regulations. The shareholders of the VIE shall also promptly give all considerations they received from the exercise of the options to WFOE or its designee(s). WFOE or its designated representatives have sole discretion as to when to exercise such options, either in part or in full. Without prior written consent of WFOE, the VIE’s shareholders shall not, among others, sell, transfer, mortgage, create any pledge or encumbrance on or otherwise dispose their equity interests in the VIE. This agreement shall remain effective until the date of termination of the Exclusive Business Cooperation Agreement and may be extended at WFOE’s sole discretion until the entire equity interests in the VIE transferred to WFOE or its designee(s).
In the opinion of Commerce & Finance Law Offices, our PRC legal counsel, the ownership structures of the VIE and WFOE currently do not result in any violation of applicable PRC laws and regulations currently in effect; and the contractual arrangements between WFOE, the VIE and its shareholders governed by PRC law currently are valid and legally binding on each party thereto and enforceable in accordance with the terms thereof, subject as to enforceability to applicable bankruptcy, insolvency, moratorium, reorganization and similar laws affecting creditors’ rights generally, the discretion of relevant governmental authorities in exercising their authority in connection with the interpretation and implementation thereof, and the application of relevant PRC laws and policies thereto, and to general equity principles.
However, there are substantial uncertainties regarding the interpretation and application of current and future PRC laws, regulations and rules. Our PRC legal counsel has advised us that the PRC regulatory authorities may take a view that is contrary to or otherwise different from the opinion of our PRC legal counsel. It is uncertain whether any new PRC laws or regulations relating to variable interest entity structures will be adopted or if adopted, what they would provide. If we or the VIE is found to be in violation of any existing or future PRC laws or regulations or fail to obtain or maintain any of the required permits or approvals, the relevant PRC regulatory authorities would have broad discretion to take action in dealing with such violations or failures. See “Risk Factors — Risks Related to Our Corporate Structure — The PRC government may find that the contractual arrangements that establish our corporate structure for operating our business do not comply with applicable PRC laws and regulations, which could cause significant disruption to our business operations or our inability to assert contractual control over the assets of the VIE or its subsidiaries and our securities registered hereunder may decline in value or become worthless,” and “Risk Factors — Risks Related to Our Corporate Structure — Uncertainties exist with respect to the interpretation and implementation of the newly enacted Foreign Enterprise Investment Law and how it may impact the viability of our current corporate structure, corporate governance, business, financial condition, results of operations and prospects” in this prospectus, and “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — Uncertainties with respect to the PRC legal system could adversely affect us” in our most recent Annual Report on Form 20-F, which is incorporated by reference in this prospectus.
Financial Information Related to the VIE
The following tables present the selected condensed consolidated balance sheet information relating to Quhuo Limited, or Quhuo Limited, WFOE, the VIE and its subsidiaries as of June 30, 2023 and 2022.

Condensed Balance Sheets Information
	As of June 30, 2023
	Quhuo	WFOE	VIE	Eliminations	Consolidated
Cash	24,675	3,730	86,635	—	115,040
Inter-group balance due from VIE, WFOE and subsidiaries	81,503	47,089	—	(128,592)	—
Other current assets	63,056	24,207	543,662	(10,420)	620,505
Total current assets	169,234	75,026	630,297	(139,012)	735,545
Investment in subsidiaries	336,941	—	—	(336,941)	—
Other non-current assets	—	166	350,039	(1)	350,204
Total non-current assets	336,941	166	350,039	(336,942)	350,204
Total assets	506,175	75,192	980,336	(475,954)	1,085,749
Inter-group balance due to Parent, VIE, WFOE and subsidiaries	—	81,513	47,089	(128,602)	—
Other liabilities	7,255	215	530,377	48,609	586,456
Total liabilities	7,255	81,728	577,466	(79,993)	586,456
Total shareholders’ equity/(deficit)	498,920	(6,537)	402,870	(395,960)	499,293
Total liabilities, mezzanine equity and shareholders’ equity/(deficit)	506,175	75,191	980,336	(475,953)	1,085,749
Condensed Balance Sheets Information
	As of June 30, 2022
	Quhuo	WFOE	VIE	Eliminations	Consolidated
Cash	6,250	526	38,214	—	44,990
Inter-group balance due from VIE, WFOE and subsidiaries	92,657	77,062	—	(169,719)	—
Other current assets	88,857	9,334	541,578	(182)	639,587
Total current assets	187,764	86,922	579,792	(169,901)	684,577
Investment in subsidiaries	281,879	—	—	(281,879)	—
Other non-current assets	—	276	363,298	—	363,574
Total non-current assets	281,879	276	363,298	(281,879)	363,574
Total assets	469,643	87,198	943,090	(451,780)	1,048,151
Inter-group balance due to Parent, VIE, WFOE and subsidiaries	—	92,692	77,062	(169,754)	—
Other liabilities	5,693	342	497,513	66,477	570,025
Total liabilities	5,693	93,034	574,575	(103,277)	570,025
Total shareholders’ equity/(deficit)	463,950	(5,835)	368,515	(348,504)	478,126
Total liabilities, mezzanine equity and shareholders’ equity/(deficit)	469,643	87,199	943,090	(451,781)	1,048,151

The following tables present the selected condensed consolidated statements of comprehensive loss and cash flows relating to Quhuo Limited, WFOE, the VIE and its subsidiaries for the six months ended June 30, 2023 and 2022.
Condensed Statements of Income Information
RMB In thousand
	For the Six Months Ended June 30, 2023
	Quhuo	WFOE	VIE and its subsidiaries	Eliminations	Consolidated
Revenue	11,981	8,432	1,724,336	(8,432)	1,736,317
Cost of revenue	(11,868)	(16)	(1,657,631)	—	(1,669,515)
Operating and other income/(expenses)	(2,785)	(7,917)	(61,678)	(113)	(72,493)
Loss from VIE and its subsidiaries	(6,864)	—	—	6,864	—
Net(loss)/income	(9,536)	499	5,027	(1,681)	(5,691)
Condensed Statements of Income Information
RMB In thousand
	For Six Months Ended June 30, 2022
	Quhuo	WFOE	VIE and its subsidiaries	Eliminations	Consolidated
Revenue	—	9,460	1,863,795	(9,460)	1,863,795
Cost of revenue	—	(7)	(1,769,860)	—	(1,769,867)
Operating and other income/(expenses)	(27,982)	(11,731)	(80,802)	—	(120,515)
Gain/(loss) from VIE and its subsidiaries	3,029	—	—	(3,029)	—
Net(loss)/income	(24,953)	(2,278)	13,133	(12,489)	(26,587)
The following tables present the selected condensed consolidated statements of cash flows relating to Quhuo Limited, WFOE, the VIE and its subsidiaries for the six months ended June 30, 2023 and 2022.
Condensed Cash Flows Information
	For the Six Months Ended June 30, 2023
	Quhuo	WFOE	VIE	Eliminations	Consolidated
Net cash provided/(used in) by operating activities	16,825	(8,355)	(30,836)	—	(22,366)
Net cash provided/(used in) by investing activities	139	(22)	(6,036)	11,400	5,481
Net cash provided/(used in) by financing activities	—	11,400	30,280	(11,400)	30,280
Effect of exchange rate changes on cash	554	—	218	—	772
Net increase/(decrease) in cash and cash equivalents	17,518	3,023	(6,374)	—	14,167
Condensed Cash Flows Information
	For Six Months Ended June 30, 2022
	Quhuo	WFOE	VIE	Eliminations	Consolidated
Net cash (used in)/provided by operating activities	(2,735)	(13,059)	12,892	—	(2,902)
Net cash provided by investing activities	—	2,443	45,165	10,626	58,234
Net cash provided/(used in) by financing activities	—	10,625	(41,443)	(10,626)	(41,444)
Effect of exchange rate changes on cash	372	—	(182)	—	190
Net (decrease)/increase in cash and cash equivalents	(2,363)	9	16,432	—	14,078

The following tables present the selected condensed consolidated balance sheet information relating to Quhuo Limited, WFOE, the VIE and its subsidiaries as of December 31, 2022 and 2021.
	As of December 31, 2022
	Parent	WFOE	VIE and its subsidiaries	Eliminations	Consolidated
	(RMB in thousands)
Cash	7,157	708	87,579	—	95,444
Inter-group balance due from	88,264	58,489	18	(146,771)	—
Other current assets	61,855	22,646	560,516	(21,240)	623,777
Total current assets	157,276	81,843	648,113	(168,011)	719,221
Investment in subsidiaries, the VIE and its subsidiaries	345,026	—	—	(345,026)	—
Other non-current assets	—	227	336,169	—	336,396
Total non-current assets	345,026	227	336,169	(345,026)	336,396
Total assets	502,302	82,070	984,282	(513,037)	1,055,617
Inter-group balance due to	—	88,282	58,489	(146,771)	—
Other liabilities	1,140	823	500,912	55,165	558,040
Total liabilities	1,140	89,105	559,401	(91,606)	558,040
Total shareholders’ equity	501,162	(7,035)	424,881	(421,431)	497,577
Total liabilities and shareholders’ equity	502,302	82,070	984,282	(513,037)	1,055,617
	As of December 31, 2021
	Parent	WFOE	VIE and its subsidiaries	Eliminations	Consolidated
	(RMB in thousands)
Cash	8,612	518	19,463	—	28,593
Inter-group balance due from	82,687	87,688	7,823	(178,198)	—
Other current assets	109,282	2,104	625,242	2,215	738,843
Total current assets	200,581	90,310	652,528	(175,983)	767,436
Investment in subsidiaries, the VIE and its subsidiaries	270,360	—	—	(270,360)	—
Other non-current assets	—	305	377,634	—	377,939
Total non-current assets	270,360	305	377,634	(270,360)	377,939
Total assets	470,941	90,615	1,030,162	(446,343)	1,145,375
Inter-group balance due to	—	93,009	87,688	(180,697)	—
Other liabilities	—	3,489	660,276	(1,825)	661,940
Total liabilities	—	96,498	747,964	(182,522)	661,940
Total shareholders’ equity	470,941	(5,883)	282,198	(263,821)	483,435
Total liabilities and shareholders’ equity	470,941	90,615	1,030,162	(446,343)	1,145,375

The following table presents the selected condensed consolidated statements of comprehensive loss and cash flows relating to Quhuo Limited, WFOE, the VIE and its subsidiaries for the years ended December 31, 2022, 2021 and 2020.
Selected condensed consolidated statements of comprehensive loss data
	Year Ended December 31, 2022
	Parent	WFOE	VIE and its subsidiaries	Eliminations	Consolidated
	(RMB in thousands)
Revenues	—	13,864	3,820,378	(13,864)	3,820,378
Cost of revenues	—	(63)	(3,567,627)	—	(3,567,690)
Operating and other expenses	(58,391)	(17,279)	(190,812)	(2,620)	(269,102)
(Loss)/gain from VIE and its subsidiaries	45,261	—	—	(45,261)	—
Net (loss)/income	(13,130)	(3,478)	61,939	(61,745)	(16,414)
	Year Ended December 31, 2021
	Parent	WFOE	VIE and its subsidiaries	Eliminations	Consolidated
	(RMB in thousands)
Revenues	—	13,766	4,025,279	(13,766)	4,025,279
Cost of revenues	—	(97)	(3,849,585)	—	(3,849,682)
Operating and other expenses	(54,353)	(16,241)	(296,233)	—	(366,827)
(Loss)/gain from VIE and its subsidiaries	(103,554)	—	—	103,554	—
Net (loss)/income	(157,907)	(2,572)	(120,539)	89,788	(191,230)
	Year Ended December 31, 2020
	Parent	WFOE	VIE and its subsidiaries	Eliminations	Consolidated
	(RMB in thousands)
Revenues	—	16,579	2,580,810	(16,579)	2,580,810
Cost of revenues	(2,175)	—	(2,386,124)	—	(2,388,299)
Operating and other expenses	(51,907)	(15,705)	(128,643)	(1,860)	(198,115)
(Loss)/gain from VIE and its subsidiaries	57,512	—	—	(57,512)	—
Net income/(loss)	3,430	874	66,043	(75,951)	(5,604)
The following table presents the selected condensed consolidated statements of cash flows relating to Quhuo Limited, WFOE, the VIE and its subsidiaries for the years ended December 31, 2022, 2021 and 2020.
Selected condensed consolidated cash flow information
	Year Ended December 31, 2022
	Parent	WFOE	VIE and its subsidiaries	Eliminations	Consolidated
	(RMB in thousands)
Net cash (used in)/provided by operating activities	(7,664)	(31,672)	114,059	—	74,723
Net cash provided by investing activities	5,582	2,663	39,767	29,199	77,211
Net cash provided/(used in) by financing activities	—	29,199	(82,140)	(29,199)	(82,140)
Effect of exchange rate changes	627	—	(306)	—	321
Net (decrease)/increase in cash and restricted cash	(1,455)	190	71,380	—	70,115

	Year Ended December 31, 2021
	Parent	WFOE	VIE and its subsidiaries	Eliminations	Consolidated
	(RMB in thousands)
Net cash used in by operating activities	(1,015)	(2,179)	(27,699)	—	(30,893)
Net cash (used in)/provided by investing activities	—	(1,190)	(112,604)	3,381	(110,413)
Net cash provided/(used in) by financing activities	1	3,380	68,673	(3,381)	68,673
Effect of exchange rate changes	(214)	—	—	—	(214)
Net (decrease)/increase in cash and restricted cash	(1,228)	11	(71,630)	—	(72,847)
	Year Ended December 31, 2020
	Parent	WFOE	VIE and its subsidiaries	Eliminations	Consolidated
	(RMB in thousands)
Net cash (used in)/provided by operating activities	(4,233)	2,009	30,389	(17,055)	11,110
Net cash (used in)/provided by investing activities	(129,854)	(89,197)	(56,535)	88,503	(187,083)
Net cash provided/(used in) by financing activities	143,972	87,688	(7,119)	(71,448)	153,093
Effect of exchange rate changes	(146)	6	(4)	—	(144)
Net increase/(decrease) in cash and restricted cash	9,739	506	(33,269)	—	(23,024)
Change in Registrant’s Certifying Accountant
On October 31, 2022, we dismissed Ernst & Young Hua Ming LLP, or EY, as our independent registered public accounting firm and engaged Marcum Asia CPAs LLP, or Marcum Asia, as our independent registered public accounting firm on the same date, to audit our consolidated financial statements as of and for the fiscal year ended December 31, 2022. The appointment of Marcum Asia was approved by our audit committee and board of directors on October 31, 2022, effective immediately. The report of EY on our consolidated financial statements as of and for the fiscal years ended December 31, 2020 and 2021 did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles. Please refer to the relevant disclosure reported under the heading “Change in Registrant’s Certifying Accountant” of our most recent Annual Report on Form 20-F, which is incorporated by reference in this prospectus, and to the accompanying Exhibit 15.4 of such Annual Report on Form 20-F.
The Holding Foreign Companies Accountable Act
Pursuant to the HFCAA, if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspections by PCAOB for two consecutive years, the SEC will prohibit our shares or the ADSs from being traded on a national securities exchange or in the over-the-counter trading market in the United States. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, and on December 29, 2022, the Consolidated Appropriations Act was signed into law, which contained, among other things, an identical provision to the Accelerating Holding Foreign Companies Accountable Act and amended the HFCAA by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time period for triggering the delisting of our Company and the prohibition of trading in our securities if the PCAOB is unable to inspect our accounting firm at such future time. On December 16, 2021, the PCAOB issued a report to notify the SEC of its determination that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong, including our auditor. On October 6, 2022, we were conclusively identified by the SEC under the HFCAA due to the fact that our previous auditor was located in mainland China and could not be inspected by the PCAOB. On December 15, 2022, the PCAOB issued a report that vacated its December 16, 2021 determination and removed mainland China and Hong Kong from the list of jurisdictions where it is unable to inspect or investigate completely registered public accounting firms. Each year, the PCAOB will determine whether it can inspect and investigate completely audit firms in mainland China and Hong Kong, among other jurisdictions.
We dismissed EY and appointed Marcum Asia, as our independent registered public accounting firm, effective from October 31, 2022. EY is a registered public accounting firm which issued an audit report for our consolidated financial statements as of and for the three-years ended December 31, 2021. The PCAOB previously determined it was unable to fully investigate or inspect EY due to the positions taken by PRC authorities until December 2022, when the PCAOB vacated its previous determination. Our current auditor, Marcum Asia, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Marcum Asia is headquartered in New York, New York, a jurisdiction where the PCAOB is able to conduct inspection and investigation completely. Given the foregoing, we do not expect to be identified as a “commission-identified issuer” following the filing of our Annual Report for the year ended December 31, 2022.
However, if our future audit reports are prepared by auditors headquartered in one of the jurisdictions that cannot be completely inspected by the PCAOB, we would be identified as a “commission-identified issuer” following the filing of the annual report on Form 20-F for the relevant fiscal year. There can be no assurance that we would not be identified as a “commission-identified issuer” for any future fiscal year, and if we were so identified for two consecutive years, we would become subject to the prohibition on trading under the HFCAA. Furthermore, the PCAOB’s inability to conduct inspections in China in the past prevented it from fully evaluating the audits and quality control procedures of our prior independent registered public accounting firm. As a result, we and our investors were deprived of the benefits of such PCAOB inspections. The inability of the PCAOB to conduct inspections of auditors with presence in China in the past made it more difficult to evaluate the effectiveness of our prior independent registered public accounting firm’s audit procedures or quality control procedures as compared to auditors outside of China that were subject to the PCAOB inspections, which could cause investors and potential investors in our securities to lose confidence in our audit procedures and reported financial information and the quality of our financial statements. For details of risks related to the HFCAA, see “Risk Factors — Risks Relating to Doing Business in China — The ADSs may be delisted from a U.S. exchange and prohibited from being traded over-the-counter in the United States under the HFCAA if the PCAOB determines in the future that it is unable to fully inspect or investigate our auditors. The delisting and cease of trading of the ADSs, or the threat of their being delisted or prohibited from being traded, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct inspections deprives our investors of the benefits of such inspections.”
Permissions Required from the PRC Authorities for Our Operations and Securities Offerings
Quhuo Limited is a company incorporated in the Cayman Islands, and WFOE, our PRC subsidiary, is a foreign-invested enterprise under PRC laws. We do not have any substantive business operations on our own, and we conduct our business in China through the VIE and its subsidiaries, and may in the future commence or acquire businesses that are subject to the restrictions with respect to value-added telecommunications services as set out in the Negative List (2021 Version) promulgated by the MOFCOM and the NDRC.
We and the VIE face various legal and operational risks and uncertainties related to being based in and having significant operations in China. The PRC government has significant authority to exert influence on the ability of a China-based company, such as us and the affiliated entities, to conduct its business, accept foreign investments or list on U.S. or other foreign exchanges. For example, we and the affiliated entities face risks associated with regulatory approvals of offshore offerings, oversight on cybersecurity and data privacy, as well as the historical lack of inspection on our auditors by the PCAOB. Such risks could result in a material change in our operations and/or the value of the ADSs or could significantly limit or completely hinder our ability to offer ADSs and/or other securities to investors and cause the value of such securities to significantly decline or be worthless. The PRC government also has significant discretion over the conduct of the business of us and the affiliated entities and may intervene with or influence our operations or the development of the value-added telecommunications service industry as it deems appropriate to further regulatory, political and societal goals. Furthermore, the PRC government has recently indicated an intent to exert more oversight and control over overseas securities offerings and foreign investment in China-based companies like us. Any such action, once taken by the PRC government, could significantly limit or completely hinder our ability to offer securities to investors and cause the value of such securities to significantly decline or in extreme cases, become worthless. For further details, see “Risk Factors — Risks Related to Our Corporate Structure” and “Risk Factors — Risks Related to Doing Business in China” in this prospectus, and “Item 3. Key Information — D. Risk Factors — Risks Related to Our Corporate Structure” and “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China” in our most recent Annual Report on Form 20-F, which is incorporated by reference in this prospectus.
Our operations in China are governed by PRC laws and regulations, our subsidiary in China and the affiliated entities are required to obtain licenses, permits, filings, or approvals for the functions and services of our respective platforms. As of the date of this prospectus, we believe our subsidiary in China and the affiliated entities have obtained all the licenses, permits, filings, or approvals for our current operations in China. Because the Company’s business is constantly evolving, and due to the uncertainties of interpretation and implementation of relevant laws and regulations, the enforcement practice by government authorities in the PRC, and the complexity of relevant laws and regulations in China that may change or introduce new requirements in the future, we cannot assure you that our subsidiary in China and the affiliated entities have obtained all the permits or licenses required for conducting our and the affiliated entities’ business in China, or that we and the affiliated entities will be able to renew existing licenses and permits in the future. For more detailed information, see “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — If we fail to obtain requisite approvals, licenses or permits applicable to our business or to comply with applicable laws and regulations, our business, financial condition, results of operations and prospects may be materially and adversely affected” in our most recent Annual Report on Form 20-F, which is incorporated by reference in this prospectus.
On December 28, 2021, the NDRC and several other agencies jointly adopted and published the new Measures for Cybersecurity Review (the “New Cybersecurity Measures”), effective from February 15, 2022. The New Cybersecurity Measures reiterate that, if an operator of critical information infrastructure who purchases network products or services that affects or may affect national security, or if a network platform operator who possesses the personal information of more than 1 million users intends to list in a foreign country, they shall file with the Office of Cybersecurity Review for cybersecurity review. The New Cybersecurity Measures further elaborate the factors to be considered when assessing the national security risks of the relevant activities, including, among others, (i) the risk of core data, important data or a large amount of personal information being stolen, leaked, destroyed, and illegally used or exited the country; and (ii) the risk of critical information infrastructure, core data, important data or a large amount of personal information being affected, controlled, or maliciously used by foreign governments after listing abroad.
As of the date of this prospectus, we do not have over one million users’ personal information and do not anticipate that we will be collecting over one million users’ personal information in the foreseeable future. We have not been identified by the Office of Cybersecurity Review as an operator of “critical information infrastructure”; however, if we were identified as such in the future, we would be required to fulfill various obligations as required under PRC cybersecurity laws and other applicable laws for such operators of “critical information infrastructure,” including, among others, setting up a special security management organization, organizing regular cybersecurity education and training, formulating emergency plans for cybersecurity incidents and conducting regular emergency drills, and we may need to follow cybersecurity review procedures and apply with the Cybersecurity Review Office before making certain purchases of network products and services. As of the date of this prospectus, we, our PRC subsidiary, and the affiliated entities have not been involved in any investigations on cybersecurity review initiated by any PRC regulatory authority, nor has any of them received any inquiry, notice or sanction. For more detailed information, see “Risk Factors — Risks Related to Doing Business in China — Substantial uncertainties exist with respect to the interpretation and implementation of cybersecurity related regulations and cybersecurity review as well as any impact these may have on our business operations.” in our most recent Annual Report on Form 20-F, which is incorporated by reference in this prospectus.
In the opinion of Commerce & Finance Law Offices, our PRC legal counsel, as of the date of this prospectus, we, our PRC subsidiary and the affiliated entities are not required to obtain any approval or permission from the CSRC for us to file this registration statement on Form F-3 under any currently effective

PRC laws, regulations, and regulatory rules. However, according to the Overseas Listing Trial Measures and supporting guidelines, PRC domestic companies that seek to offer and list securities in overseas markets, either directly or indirectly, are required to fulfill the filing procedure with the CSRC and report relevant information. Companies that had already been listed overseas as of March 31, 2023, are required to file with the CSRC within three business days after the completion of subsequent securities offerings in the same overseas market where its securities were previously offered and listed. Any future offering pursuant to the Prospectus will be subject to the Overseas Listing Trial Measures, and we should, through our major operating entity incorporated in the PRC, file for record with the CSRC within three business days after the completion of the subsequent initial offering and make a summary report to the CSRC after the completion of offerings pursuant to the Prospectus.
In the event, we had inadvertently concluded that such approvals, permits, registrations or filings were not required, or if applicable laws, regulations or interpretations change in a way that requires us to obtain approval, permits, registrations or filings in the future for our operations and overseas listing and securities offerings, we and the VIE may be unable to obtain such necessary approvals, permits, registrations or filings in a timely manner. Any such circumstance may subject us to fines and other regulatory, civil or criminal liabilities, and we may be ordered by the PRC government authorities to suspend relevant operations, which will materially and adversely affect our business operation. Furthermore, we may be subject to regular inspections, examinations, inquiries or audits by regulatory authorities, and an adverse outcome of such inspections, examinations, inquiries or audits may result in the loss or non-renewal of the relevant licenses and approvals. Moreover, the criteria used in reviewing applications for, or renewals of licenses and approvals may change from time to time, and there can be no assurance that we will be able to meet new criteria that may be imposed to obtain or renew the necessary licenses and approvals. Many of such licenses and approvals are material to the operation of our business, and if we fail to maintain or renew material licenses and approvals, our ability to conduct our business could be materially impaired.
For more detailed information, see “Risk Factors — Risks Related to Doing Business in China — The approval of and the filing with the CSRC or other PRC government authorities may be required in connection with our future offshore offerings under PRC law, and, if required, we cannot predict whether or for how long we will be able to obtain such approval or complete such filing.”
Permissions Required from the Hong Kong Authorities for Our Operations
Each of Quhuo Technology, Quhuo International and Quhuo Auto (collectively, the “Hong Kong Subsidiaries”) is a company incorporated in Hong Kong. As of the date of this prospectus, Quhuo Technology has no substantive business operation other than investment holding, Quhuo International commenced its business in May 2023, and Quhuo Auto has no substantive business operation.
Our operations in Hong Kong are governed by Hong Kong laws and regulations. Pursuant to the Business Registration Ordinance (Chapter 310 of the laws of Hong Kong), other than those specifically exempted, every person carrying on any business in Hong Kong shall make application to the Commissioner of Inland Revenue in the prescribed manner for the registration of that business. The Commissioner of Inland Revenue must register each business for which a business registration application is made and as soon as practicable after the prescribed business registration fee and levy are paid and issue a business registration certificate or branch registration certificate for the relevant business or the relevant branch as the case may be.
As the used vehicles traded by Quhuo International are shipped directly from China to the overseas buyers, no specific import or export permission is required in Hong Kong.
In addition, in general, persons, including corporations, partnerships, trustees and bodies of persons carrying on any trade, professional or business in Hong Kong are liable for tax on all profits (excluding profits arising from the sale of capital assets) arising in or derived from Hong Kong from such trade, profession or business. Hong Kong profits tax is calculated in accordance with the two-tiered profits tax rates regime. Under the two-tiered profits tax rates regime, qualifying corporations are subject to a tax rate of 8.25% on their first HK$2,000,000 of profits, and profits exceeding HK$2,000,000 will be taxed at a rate of 16.5%. Corporations not qualifying for the two-tiered profits tax rates regime will be uniformly taxed at a flat rate of 16.5% on their profits.

In the opinion of Watson Farley & Williams LLP, our Hong Kong counsel, based on the confirmations of our Directors and our Company, save for the business registration in accordance with the Business Registration Ordinance (Chapter 310 of the laws of Hong Kong), with which each of Quhuo Technology, Quhuo International and Quhuo Auto has duly complied, each of the Hong Kong Subsidiaries is not required to obtain any other license and permit from the Hong Kong authorities for its respective business or business operation in Hong Kong as of the date of this prospectus.
Cash and Asset Flows through Our Organization
Quhuo Limited transfers cash to Quhuo Investment Limited, its wholly-owned subsidiary in British Virgin Islands, by making capital contributions or providing loans, and Quhuo Investment Limited transfers cash to Quhuo Technology, a wholly-owned subsidiary of Quhuo Investment Limited incorporated in Hong Kong, by making capital contributions or providing loans. Quhuo Technology transfers cash to WFOE, by making capital contributions or providing loans to these entities. Quhuo Limited and the WFOE are not able to make direct capital contribution to the VIE. However, they may transfer cash to the VIE by loans or by making payments to the VIE for inter-group transactions. The VIE has maintained cash flow management policies which dictate the purpose, amount and procedures for cash transfers. Each cash transfer involving the VIE or its subsidiaries is subject to internal clearance from at least two managerial-level personnel. The required procedures include the initial submission of a cash transfer application through a cashier of the account management department, subsequent review and approval by a financial manager of account management department, as well as a financial officer or Chief Financial Officer, and finally, the execution of the transfer. No single employee is allowed to complete each and every stage of the cash process, but rather only specific part(s) of the whole process. Only the account management department is authorized to make cash transfers. Also, the purpose of the transfer must be specified and recorded at the time it is executed.
The Cayman Islands law currently does not impose tax on Cayman Islands exempted companies for making capital contributions or providing loans to its subsidiaries. Certain Cayman Islands stamp duties may be applicable, from time to time, on certain instruments executed in the Cayman Islands, or brought into it after execution. Cayman Islands law prescribes that a Cayman Islands company may only pay dividends out of either its profits or share premium account, provided that under no circumstances can a dividend be paid if doing so would result in such company’s incapability of repaying its debts as they become due in the ordinary course of business. Other than that, there is no restrictions on Quhuo Limited’s ability to transfer cash to investors.
Under applicable PRC laws and regulations, arrangements and transactions among related parties may be subject to audit or challenge by the PRC tax authorities. The PRC Enterprise Income Tax Law requires every enterprise in China to submit its annual enterprise income tax return together with a report on transactions with its related parties to the relevant tax authorities. If the PRC tax authorities determine the contractual arrangements among the WFOE, the VIE and its shareholders were not entered into on an arm’s length basis in such a way as to result in an impermissible reduction in taxes under applicable PRC laws, rules and regulations, they may adjust the income of the VIE in the form of a transfer pricing adjustment. Given a transfer pricing adjustment could, among other things, result in a reduction of expense deductions recorded by the VIE for PRC tax purposes, which could increase our tax expenses, the Company may face adverse tax consequences as a result. In addition, the PRC tax authorities may impose late payment fees and penalties on the VIE for the adjusted but unpaid taxes according to the applicable regulations. They may also impose reasonable adjustments on taxation if they have identified any related party transactions that are inconsistent with arm’s length principles. For details, see “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — Our contractual arrangements may be subject to scrutiny by the PRC tax authorities and they may determine that we or the affiliated entities owe additional taxes, which could materially and adversely affect our business, financial condition and results of operations” on page 45 in our most recent Annual Report on Form 20-F.
In 2020, 2021 and 2022, Quhuo Limited, through its subsidiaries, transferred cash of RMB87.7 million, nil and nil to WFOE, respectively. In 2020, 2021 and 2022, WFOE transferred cash of RMB87.7 million, nil and nil to the VIE, in the form of loans, respectively.

The VIE may transfer cash to WFOE as service fees according to the exclusive business cooperation agreement. In 2020, 2021 and 2022, WFOE charged financial service fees under the exclusive business cooperation agreement of RMB16.6 million, RMB13.8 million and RMB13.9 million (US$2.0 million), respectively, and the total amount of service fees that the VIE paid to WFOE were RMB14.1 million, RMB16.2 million and RMB19.3 million (US$2.8 million), respectively. In 2021 and 2022, WFOE also received payment of advances of RMB9.9 million and nil, respectively, from the VIE. In 2021 and 2022, the VIE provided loans of RMB3.4 million and RMB9.9 million (US$1.4 million), respectively, to WFOE for working capital requirements. During the six months ended June 30, 2023, WFOE received approximately RMB 11.4 million from the VIE as financial service fees. See “— Financial Information Related to the VIE” in this prospectus and “Item 8. Financial Information — A. Consolidated Statements and Other Financial Information — Dividend Policy” in our most recent Annual Report on Form 20-F, which is incorporated by reference in this prospectus.
In 2020, 2021 and 2022, no dividends or distributions were made to Quhuo Limited by our subsidiaries.
Our PRC subsidiary and the VIE are subject to certain restrictions with respect to paying dividends or otherwise transferring any of their net assets to us. Under PRC laws and regulations, the Renminbi is currently convertible under the “current account,” which includes dividends, trade and service-related foreign exchange transactions. Remittance of dividends by a wholly foreign-owned enterprise out of China is also subject to examination by the banks designated by the State Administration of Foreign Exchange, or SAFE. Therefore, currently our PRC subsidiary may purchase foreign currency for settlement of “current account transactions,” including payment of dividends to us without the approval of SAFE by complying with certain procedural requirements. Remittance of dividends by a wholly foreign-owned enterprise out of China is subject to examination by the banks designated by the State Administration of Foreign Exchange, or SAFE. And foreign exchange transactions under the “capital account”, includes foreign direct investment and foreign currency debt, including loans we may secure for our onshore subsidiaries, remain subject to limitations and require approvals from, or registration with, SAFE and other relevant Chinese governmental authorities. In addition, our PRC subsidiary is required to set aside at least 10% of its accumulated after-tax profits, if any, each year to fund a certain statutory reserve fund, until the aggregate amount of such fund reaches 50% of its registered capital. Where the statutory reserve fund is insufficient to cover any loss the PRC subsidiary incurred in the previous financial year, its current financial year’s accumulated after-tax profits shall first be used to cover the loss before any statutory reserve fund is drawn therefrom. Under PRC laws and regulations, our PRC subsidiary is permitted to pay dividends only out of its retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. Such statutory reserve funds, the accumulated after-tax profits that are used for covering the loss, and the paid-up capital cannot be distributed to us as dividends. As a result, our PRC subsidiary may be restricted in its ability to transfer assets to us in the form of dividends, loans or advances, which restricted portion amounted to RMB382.7 million, RMB395.5 million and RMB191.0 million (US$27.7 million) as of December 31, 2020, 2021 and 2022, respectively. We have and will continue to distribute earnings or settle amounts owed under the VIE agreements. Furthermore, cash transfers from our PRC subsidiary to entities outside of China are subject to PRC government control of currency conversion. Shortages in the availability of foreign currency may temporarily delay the ability of our PRC subsidiary and the VIE to remit sufficient foreign currency to pay dividends or other payments to us, or otherwise satisfy their foreign currency denominated obligations. For risks relating to the fund flows of our operations in China, see “Risk Factors — Risks Related to Doing Business in China — We may rely on dividends paid by our PRC subsidiary to fund cash and financing requirements. Any limitation on the ability of our PRC subsidiary to pay dividends to us could have a material adverse effect on our ability to conduct our business and to pay dividends to holders of the ADSs and our ordinary shares” in this prospectus.
Quhuo Limited has not declared or paid any cash dividends, nor does it have any present plan to pay any cash dividends on its ordinary shares in the foreseeable future. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business. See “Item 8. Financial Information — A. Consolidated Statements and Other Financial Information — Dividend Policy” in our most recent Annual Report on Form 20-F, which is incorporated by reference in this prospectus. For the Cayman Islands, PRC and U.S. federal income tax considerations applicable to an investment in the ADSs or Class A ordinary shares, see “Item 10. Additional Information — E. Taxation” in our most recent Annual Report on Form 20-F, which is incorporated by reference in this prospectus.

If we intend to distribute dividends through Quhuo Limited, our WFOE will transfer the dividends to Quhuo Technology in accordance with the laws and regulations of the PRC, and then Quhuo Technology will transfer the dividends to Quhuo Investment Limited, which then will transfer the dividends to Quhuo Limited, and the dividends will be distributed from Quhuo Limited to all shareholders respectively in proportion to the shares they hold, regardless of whether the shareholders are U.S. investors or investors in other countries or regions. To the extent cash or assets in the business is in mainland China or Hong Kong or in an entity domiciled in mainland China or Hong Kong, and may need to be used to fund operations outside of mainland China or Hong Kong, the funds and assets may not be available to fund operations or for other uses outside of mainland China or Hong Kong due to the interventions in or imposition of restrictions and limitations by the government on our ability to transfer cash and assets. We may also encounter difficulties in our ability to transfer cash between subsidiary in China and other subsidiaries largely due to various PRC laws and regulations imposed on foreign exchange.
Restrictions and Limitations on Transfer of Capital
We face various restrictions and limitations on foreign exchange, our ability to transfer cash between entities, across borders and to U.S. investors, and our ability to distribute earnings from our businesses, including our subsidiaries and/or the consolidated VIE, to Quhuo Limited and U.S. investors as well as the ability to settle amounts owed under the VIE agreements.
Our offshore holding company is permitted under PRC laws and regulations to provide funding to our PRC subsidiary only through loans or capital contributions, which require filing with or the approval of government authorities and are subject to limits on the amount of capital contributions and loans. This may delay or prevent us from using the proceeds from the future offerings pursuant to the prospectus supplement to this prospectus to make loans or capital contribution to our PRC subsidiary. See “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may affect our ability to capitalize or otherwise fund our PRC operations” in our most recent Annual Report on Form 20-F, which is incorporated by reference in this prospectus.
Under our current corporate structure, Quhuo Limited’s ability to pay dividends primarily depends upon dividends paid by its Hong Kong subsidiary, Quhuo Technology, which in turn mainly depends on dividends paid by its PRC subsidiary, which further depends on payments from the VIE under the VIE agreements.
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Although we consolidate the results of the VIE and its subsidiaries, we only have access to the assets or earnings of the VIE and its subsidiaries through the VIE agreements. If the PRC authorities determine that the contractual arrangements constituting part of the VIE structure do not comply with PRC regulations, or if current regulations change or are interpreted differently in the future, our ability to settle amounts owed by the VIE under the VIE agreements may be seriously hindered.

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Our wholly owned subsidiary in China is permitted to pay dividends to us only out of its retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. Under PRC laws, each of our subsidiary, the VIE and the VIE’s subsidiaries in China is required to set aside at least 10% of its after-tax profits each year, if any, to fund certain statutory reserve funds until such reserve funds reach 50% of its registered capital. In addition, after making an allocation to the statutory reserve funds from their after-tax profits, our wholly owned subsidiary in China, the VIE and the VIE’s subsidiaries may allocate a portion of their after-tax profits based on PRC accounting standards to a discretionary surplus fund at their discretion. The statutory reserve funds and the discretionary funds are not distributable as cash dividends.

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In addition, if our wholly owned subsidiary incurs debts on its own behalf in the future, the instruments governing its debts may restrict its ability to pay dividends to us.

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Remittance of dividends by our wholly owned subsidiary out of China is subject to examination by the banks designated by SAFE. Approvals by or registration with appropriate government authorities are required where RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, our PRC subsidiary may not be able to pay dividends in foreign currencies to us and our access to cash generated from its operations will be restricted. See “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — Governmental control of currency conversion may limit our ability to utilize our revenues effectively and affect the value of your investment.” in our most recent Annual Report on Form 20-F, which is incorporated by reference in this prospectus.
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The PRC Enterprise Income Tax Law and its implementing rules provide that dividends paid by a PRC entity to a nonresident enterprise for income tax purposes is subject to PRC withholding tax at a rate of 10%, subject to reduction by an applicable tax treaty with China. Our Hong Kong subsidiary, Quhuo Technology, may be considered a non-resident enterprise for tax purposes, so any dividends our PRC subsidiary pays to our Hong Kong subsidiary, Quhuo Technology, may be regarded as China- sourced income and, as a result, may be subject to PRC withholding tax at a rate of up to 10%. If we are required under the PRC Enterprise Income Tax Law to pay income tax for any dividends we receive from our subsidiary in China, or if our Hong Kong subsidiary, Quhuo Technology, is determined by PRC government authority as receiving benefits from a reduced income tax rate due to a structure or arrangement that is primarily tax-driven, it would materially and adversely affect the amount of dividends, if any, we may pay to our shareholders. However, pursuant to the Arrangement between Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income, the withholding tax rate in respect to the payment of dividends by a PRC enterprise to a Hong Kong enterprise may be reduced to 5% from a standard rate of 10% if the Hong Kong enterprise directly holds at least 25% of the PRC enterprise. Pursuant to the Notice of the State Administration of Taxation on the Issues concerning the Application of the Dividend Clauses of Tax Agreements, or SAT Circular 81, a Hong Kong resident enterprise must meet the following conditions, among others, in order to apply the reduced withholding tax rate: (1) it must be a company; (2) it must directly own the required percentage of equity interests and voting rights in the PRC resident enterprise; and (3) it must have directly owned such required percentage in the PRC resident enterprise throughout the 12 months prior to receiving the dividends. According to Announcement of the State Administration of Taxation on Issues relating to “Beneficial Owners” in Tax Treaties, promulgated on February 3, 2018, and current practice, a Hong Kong entity must obtain a tax resident certificate from the Hong Kong tax authority to be eligible for the 5% lower PRC withholding tax rate. As such a tax resident certificate is issued by the Hong Kong tax authority on a case-by-case basis, there is no assurance that we will be able to obtain the tax resident certificate from the relevant Hong Kong tax authority and enjoy the preferential withholding tax rate of 5% under the Double Taxation Arrangement with respect to dividends to be paid by our PRC subsidiary to Quhuo Technology.

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If the PRC tax authorities determine that our Cayman Islands holding company is a PRC resident enterprise for enterprise income tax purposes, we may be required to withhold a 10% tax from dividends we pay to our shareholders that are non-resident enterprises, including the holders of the ADSs. In addition, non-resident enterprise shareholders, including the holders of the ADSs, may be subject to PRC tax at a rate of 10% on gains realized on the sale or other disposition of ADSs or Class A ordinary shares if such income is treated as sourced from within the PRC. Furthermore, if we are deemed a PRC resident enterprise, dividends paid to our non-PRC individual shareholders, including the holders of the ADSs, and any gain realized on the transfer of ADSs or Class A ordinary shares by such shareholders may be subject to PRC tax at a rate of 20% which in the case of dividends may be withheld at source. Any such tax may reduce the returns on your investment in the ADSs or Class A ordinary shares.

Summary of Risk Factors
Set forth below is a summary of the principal risks we face, organized under relevant headings. These risks are discussed more fully in the section “Risk Factors” in this prospectus and “Item 3. Key Information — D. Risk Factors” in our most recent Annual Report on Form 20-F, which is incorporated by reference in this prospectus.

Risks Relating to Our Business and Industry
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Our limited operating history and evolving business portfolio make it difficult to evaluate our business and prospects. For details, see the risk factor with the same heading on page 12 in our most recent Annual Report on Form 20-F.

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If we fail to remain our competitive position in the on-demand delivery market or further diversify our solution offerings, our business, financial condition, results of operations and prospects could be materially and adversely affected. For details, see the risk factor with the same heading on page 13 in our most recent Annual Report on Form 20-F.

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Our high customer concentration exposes us to all of the risks faced by our major customers and may subject us to significant fluctuations or declines in revenues. For details, see the risk factor with the same heading on page 13 in our most recent Annual Report on Form 20-F.

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If we fail to maintain relationships with existing industry customers or attract new customers, our business, financial condition, results of operations and prospects may be materially and adversely affected. For details, see the risk factor with the same heading on page 13 in our most recent Annual Report on Form 20-F.

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If we fail to attract, retain and manage workers on our platform, our business, financial condition, results of operations and prospects could be materially and adversely affected. For details, see the risk factor with the same heading on page 13 in our most recent Annual Report on Form 20-F.

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There could be adverse legal, tax, and other consequences if workers on our platform were to be classified as our employees or dispatched employees instead of independent contractors. For details, see the risk factor with the same heading on page 14 in our most recent Annual Report on Form 20-F.

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We may be held liable for breach of contract under our agreements with industry customers. For details, see the risk factor with the same heading on page 14 in our most recent Annual Report on Form 20-F.

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We may not compete effectively. If we lose our market shares to competitors in existing markets, or if our expansion into new markets is not successful, our business and prospects may be materially and adversely affected. For details, see the risk factor with the same heading on page 15 in our most recent Annual Report on Form 20-F.

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We have incurred net losses and net cash used in operating activities in the past, and we may not achieve or sustain profitability. For details, see the risk factor with the same heading on page 16 in our most recent Annual Report on Form 20-F.

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As we incur significant costs in connection with certain business lines, our business, financial condition and results of operations may be materially and adversely affected if demand for our solutions under these business lines does not increase as quickly as we anticipate. For details, see the risk factor with the same heading on page 16 in our most recent Annual Report on Form 20-F.

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Unlawful, improper or otherwise inappropriate activities by workers on our platform while delivering our solutions could expose us to liability and harm our business, brand, reputation, financial condition, results of operations and prospects. For details, see the risk factor with the same heading on page 19 in our most recent Annual Report on Form 20-F.

Risks Relating to Our Corporate Structure
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The PRC government may find that the contractual arrangements that establish our corporate structure for operating our business do not comply with applicable PRC laws and regulations, which could cause significant disruption to our business operations or our inability to assert contractual control over the assets of the VIE or its subsidiaries and our securities registered hereunder may decline in value or become worthless. For details, see the risk factor with the same heading on page 32 of this prospectus.

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Any failure by the VIE or its shareholders to perform their obligations under our contractual arrangements with them would have a material adverse effect on our business. For details, see the risk factor with the same heading on page 34 of this prospectus.

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The shareholders of the VIE may have actual or potential conflicts of interest with us, which may materially and adversely affect our business, financial condition and results of operations. For details, see the risk factor with the same heading on page 36 of this prospectus.

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Our contractual arrangements may be subject to scrutiny by the PRC tax authorities and they may determine that we or the affiliated entities owe additional taxes, which could materially and adversely affect our business, financial condition and results of operations. For details, see the risk factor with the same heading on page 45 in our most recent Annual Report on Form 20-F.

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Uncertainties exist with respect to the interpretation and implementation of the newly enacted Foreign Enterprise Investment Law and how it may impact the viability of our current corporate structure, corporate governance, business, financial condition, results of operations and prospects.

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We may rely on dividends paid by our PRC subsidiary to fund cash and financing requirements. Any limitation on the ability of our PRC subsidiary to pay dividends to us could have a material adverse effect on our ability to conduct our business and to pay dividends to holders of the ADSs and our ordinary shares.

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If the PRC government finds that the contractual arrangements between the WFOE, the VIE and the VIE’s shareholders do not comply with PRC regulations relating to the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations. For details, see the risk factor with the same heading on page 36 of this prospectus.

Risks Relating to Doing Business in China
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Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business and operations. For details, see the risk factor with the same heading on page 28 in our most recent Annual Report on Form 20-F.

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Uncertainties with respect to the PRC legal system could adversely affect us. For details, see the risk factor with the same heading on page 29 in our most recent Annual Report on Form 20-F.

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Any actions by the Chinese government, including any decision to intervene or influence the operations of our PRC subsidiary or the affiliated entities or to exert control over any offering of securities conducted overseas and/or foreign investment in China-based issuers, may cause us to make material changes to the operations of our PRC subsidiary or the affiliated entities, may limit or completely hinder our ability to offer or continue to offer securities to investors, and may cause the value of such securities to significantly decline or be worthless. For details, see the risk factor with the same heading on page 37 of this prospectus.

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The approval of and the filing with the CSRC or other PRC government authorities may be required in connection with our future offshore offerings under PRC law, and, if required, we cannot predict whether or for how long we will be able to obtain such approval or complete such filing. For details, see the risk factor with the same heading on page 37 of this prospectus.

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Substantial uncertainties exist with respect to the interpretation and implementation of cybersecurity related regulations and cybersecurity review as well as any impact these may have on our business operations. For details, see the risk factor with the same heading on page 32 in our most recent Annual Report on Form 20-F.

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The ADSs may be delisted from a U.S. exchange and prohibited from being traded over-the-counter in the United States under the HFCAA if the PCAOB determines in the future that it is unable to fully inspect or investigate our auditors. The delisting and cease of trading of the ADSs, or the threat of their being delisted or prohibited from being traded, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct inspections deprives our investors of the benefits of such inspections. For details, see the risk factor with the same heading on page 40 of this prospectus.

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It may be difficult for overseas regulators to conduct investigation or collect evidence within China. For details, see the risk factor with the same heading on page 36 in our most recent Annual Report on Form 20-F.

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Governmental control of currency conversion may limit our ability to utilize our revenues effectively and affect the value of your investment. For details, see the risk factor with the same heading on page 42 of this prospectus.

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PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may affect our ability to capitalize or otherwise fund our PRC operations. For details, see the risk factor with the same heading on page 38 in our most recent Annual Report on Form 20-F.

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We may rely on dividends paid by our PRC subsidiary to fund cash and financing requirements. Any limitation on the ability of our PRC subsidiary to pay dividends to us could have a material adverse effect on our ability to conduct our business and to pay dividends to holders of the ADSs and our ordinary shares. For details, see the risk factor with the same heading on page 43 of this prospectus.

Risks Relating to Doing Business in Hong Kong
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Potential political, economic and social instability in Hong Kong could have a significant impact upon the business we conduct in Hong Kong and the profitability of such business. For details, see the risk factor with the same heading on page 45 of this prospectus.

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Substantial uncertainties and restrictions with respect to the political and economic policies of the PRC government and PRC laws and regulations could have a significant impact upon the business that we conduct in Hong Kong and accordingly on the results of our operations in Hong Kong and financial condition. For details, see the risk factor with the same heading on page 45 of this prospectus.

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Sanctions and other measures could possibly be triggered in the future with regards to the development of national security laws and regulations in Hong Kong, where such sanctions and measures can cause economic harm to our business in Hong Kong. For details, see the risk factor with the same heading on page 45 of this prospectus.

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Our Hong Kong subsidiaries may be subject to restrictions on paying dividends or making other payments to us, which may restrict its ability to satisfy liquidity requirements, conduct business and pay dividends to holders of our ADSs. Dividends payable to our foreign investors and gains on the sale of our shares of ordinary shares by our foreign investors may become subject to taxation by the PRC. For details, see the risk factor with the same heading on page 46 of this prospectus.

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If certain existing or future laws of the PRC become applicable to our Hong Kong subsidiaries, it may adversely affect our Hong Kong business, financial condition and results of operations in Hong Kong, and/or the value of our ADSs. For details, see the risk factor with the same heading on page 46 of this prospectus.

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The PRC government exerts substantial influence and discretion over the manner in which companies incorporated under the laws of PRC must conduct their business activities. If our Hong Kong subsidiaries were to become subject to such direct influence or discretion, it may result in a material change in our operations in Hong Kong and/or the value of our ordinary shares, which would materially affect the interest of the investors. For details, see the risk factor with the same heading on page 47 of this prospectus.

Risks Relating to Our Corporate Governance
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As an exempted company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices for corporate governance matters that differ significantly from the Nasdaq corporate governance listing standards; these practices may afford less protection to shareholders than they would enjoy if we complied fully with the corporate governance listing standards. For details, see the risk factor with the same heading on page 46 in our most recent Annual Report on Form 20-F.

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We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and as such we are exempt from certain provisions applicable to U.S. domestic public companies. For details, see the risk factor with the same heading on page 46 in our most recent Annual Report on Form 20-F.
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Our dual-class voting structure will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class A ordinary shares and ADSs may view as beneficial. For details, see the risk factor with the same heading on page 48 in our most recent Annual Report on Form 20-F.

Risks Relating to the ADSs
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The trading price of the ADSs is likely to be volatile, which could result in substantial losses to investors. For details, see the risk factor with the same heading on page 49 in our most recent Annual Report on Form 20-F.

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If we do not satisfy the requirements for continued listing on Nasdaq Stock Market, the ADSs could be suspended or delisted from Nasdaq. For details, see the risk factor with the same heading on page 50 in our most recent Annual Report on Form 20-F.

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The sale or availability for sale of substantial amounts of the ADSs could adversely affect their market price. For details, see the risk factor with the same heading on page 50 in our most recent Annual Report on Form 20-F.

Corporate Information
Quhuo Limited is an exempted company with limited liability incorporated in the Cayman Islands in June 2019 and a holding company of our group. We commenced operations through Beijing Quhuo Technology Co., Ltd., the VIE, in 2012. In July 2020, we completed our initial public offering of 3,788,100 ADSs, raising approximately US$32.5 million in net proceeds after deducting underwriting commissions and the offering expenses payable by us. The ADSs have been listed for trading on the Nasdaq Global Market under the symbol “QH” since July 2020. Effective on August 12, 2022, we changed the ratio of the ADSs to Class A ordinary shares from the then ADS ratio of one ADS to one Class A ordinary share to a new ADS ratio of one ADS representing ten Class A ordinary shares, par value US$0.0001 per share.
Our principal executive offices are located at 3rd Floor, Block A, Tonghui Building, No. 1132 Huihe South Street, Chaoyang District, Beijing, People’s Republic of China. Our registered office in the Cayman Islands is located at the offices of Maples Corporate Services Limited at PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands. The telephone number of our principal executive office is (+86-10) 5923 6208. Investors should contact us for any inquiries through the address and telephone number of our principal executive office. Our main website is www.quhuo.cn. The information contained on our website is not a part of this prospectus. Our agent for service of process in the United States is Puglisi & Associates, located at 850 Library Avenue, Suite 204, Newark, DE 19711.
The SEC maintains an Internet site, http://www.sec/gov, which contains reports, proxy and information statements, and other information regarding us. We also maintain an Internet site, http://ir.quhuo.cn/, for investors’ information.
Implications of Being an Emerging Growth Company
As a company with less than US$1.235 billion in gross revenues during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, or JOBS Act, enacted in April 2012, and may take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:
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being permitted to present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations in our filings with the SEC;

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not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting;

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reduced disclosure obligations regarding executive compensation in periodic reports, proxy statements and registration statements; and

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exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of our initial public offering, which is December 31, 2025. However, if certain events occur before the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenues exceed US$1.235 billion or we issue more than US$1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company before the end of such five-year period.
In addition, Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended, or the Securities Act, for complying with new or revised accounting standards. We have elected to take advantage of the extended transition period for complying with new or revised accounting standards and acknowledge such election is irrevocable pursuant to Section 107 of the JOBS Act.
Implications of Being a Foreign Private Issuer
We are a foreign private issuer within the meaning of the rules under the Exchange Act. As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:
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we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

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for corporate governance, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

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we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

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we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

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we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

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we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

RISK FACTORS
Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 20-F and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.
Risks Relating to Our Corporate Structure
The PRC government may find that the contractual arrangements that establish our corporate structure for operating our business do not comply with applicable PRC laws and regulations, which could cause significant disruption to our business operations or our inability to assert contractual control over the assets of the VIE or its subsidiaries and our securities registered hereunder may decline in value or become worthless.
Current PRC laws and regulations impose certain restrictions on foreign ownership of companies that engage in certain business operations, such as value-added telecommunications services. In June 2018, MOFCOM and the NDRC promulgated the Special Management Measures (Negative List) for the Access of Foreign Investment, or the Negative List (2018 version), which became effective on July 28, 2018, in order to amend the Guidance Catalogue of Industries for Foreign Investment. In December 2021, MOFCOM and the NDRC promulgated the Negative List (2021 version) which took effect on January 1, 2022. Pursuant to the Negative List (2021 version), foreign investment in value-added telecommunications services (except for e-commerce, domestic multiparty communication, store and forward service and call center) falls within the Negative List. As a result, foreign investors can only conduct investment activities through equity or contractual joint ventures with certain shareholding requirements and approvals from competent authorities. PRC partners are required to hold the majority interests in the joint ventures and approval from MOFCOM and the Ministry of Industry and Information Technology, or MIIT, for the incorporation of the joint ventures and the business operations.
Current PRC laws and regulations impose restrictions or prohibitions on foreign ownership and investment in companies that engage in value-added telecommunications services. We are an exempted company incorporated in the Cayman Islands and do not have any substantive business operations on our own. Beijing Quhuo Information Technology Co., Ltd. is our wholly-owned PRC subsidiary and a foreign-invested enterprise under PRC laws. We conduct our business in China through the affiliated entities, and may in the future commence or acquire businesses that are subject to the restrictions with respect to value-added telecommunications services. Through the VIE agreements, which have not been tested in court, the shareholders of the VIE effectively assigned all of their voting rights underlying their respective equity interest in the VIE to us, which enabled us to direct the activities of the VIE that most significantly impact the VIE’s economic performance, and we, through our WFOE, have the right to receive economic benefits from the VIE that could potentially be significant to the VIE and have the obligation to absorb losses of the VIE that could potentially be significant to the VIE. We have been and expect to continue to be dependent on the affiliated entities to operate our business in China. As a result of these contractual arrangements, we are considered the primary beneficiary of the VIE and consolidate the VIE as required by Topic 810, Consolidation of Accounting Standards Codification, or the ASC.
In the opinion of Commerce & Finance Law Offices, our PRC counsel, (1) the ownership structures of WFOE and the VIE currently do not result in any violation of the applicable PRC laws or regulations currently in effect; and (2) the contractual arrangements between WFOE, the VIE and its shareholders governed by PRC laws and regulations are currently valid and legally binding on each party thereto and enforceable in accordance with the terms thereof, subject, as to enforceability, to applicable bankruptcy, insolvency, moratorium, reorganization and similar laws affecting creditors’ rights generally, the discretion of relevant governmental authorities in exercising their authority in connection with the interpretation and implementation thereof, and the application of relevant PRC laws and policies thereto, and to general equity principles. However, there are substantial uncertainties regarding the interpretation and application of current or future PRC laws and regulations. We have been advised by our PRC counsel, Commerce &

Finance Law Offices, that there can be no assurance that the PRC government authorities will not take a view contrary to or otherwise different from the opinion of our PRC counsel. If the PRC government otherwise find that we are in violation of any existing or future PRC laws or regulations or lack the necessary permits or licenses to operate our and the affiliated entities’ business, the relevant governmental authorities would have broad discretion in dealing with such violation, including, without limitation:
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revoking our and the affiliated entities’ business and operating licenses;

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discontinuing or restricting any related-party transactions between our group and the affiliated entities;

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imposing fines and penalties, confiscating the income from our company, or imposing additional requirements for our operations which we may not be able to comply with;

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requiring us to restructure our ownership structure or operations, including terminating the contractual arrangements and deregistering the equity pledges of the VIE, which in turn would affect our ability to consolidate, derive economic interests from, or direct the activities of the affiliated entities that most significantly impact their economic performance;

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restricting or prohibiting our use of the proceeds of our initial public offering in July 2020 to finance our business and operations in China, particularly the expansion of our business through strategic acquisitions; or

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restricting the use of financing sources by us or the affiliated entities or otherwise restricting our or their ability to conduct business.

Any of these events could cause significant disruption to our business operations and severely damage our reputation, which would in turn materially and adversely affect our business, financial condition and results of operations. If occurrences of any of these events results in our inability to direct the activities of the affiliated entities in China, and/or our failure to receive the economic benefits from the affiliated entities, we may not be able to consolidate their financial results in our consolidated financial statements in accordance with U.S. GAAP. In addition, if the PRC government determines that the contractual arrangements constituting part of our VIE structure do not comply with PRC regulations, or if these regulations change or are interpreted differently in the future, the securities registered hereunder may decline in value or become worthless if the determinations, changes, or interpretations result in our inability to assert contractual control over the assets of the VIE or its subsidiaries that conduct substantially all of our operations.
Any failure by the VIE or its shareholders to perform their obligations under our contractual arrangements with them would have a material adverse effect on our business.
We have relied and expect to continue to rely on the contractual arrangements with the VIE and its shareholders to operate our business in China. For a description of these contractual arrangements, see “Item 4. Information on the Company — C. Organizational Structure” in our most recent Annual Report on Form 20-F, which is incorporated by reference in this prospectus.
However, these contractual arrangements may not be as effective as direct ownership in providing us with control over the affiliated entities. Any of the affiliated entities, including the VIE and its shareholders, could breach their contractual arrangements with us by, among other things, failing to conduct their operations in an acceptable manner or taking other actions that are detrimental to our interests. For example, the VIE may fail to pass the annual inspection of the ICP license, which would negatively impact our business operations. In the event that the shareholders of the VIE breach the terms of these contractual arrangements and voluntarily liquidate the VIE, or the VIE declares bankruptcy and all or part of its assets become subject to liens or rights of third-party creditors, or are otherwise disposed of without our consent, we may be unable to conduct some or all of our business operations or otherwise benefit from the assets held by the affiliated entities, which could have a material adverse effect on our business, financial condition and results of operations. Furthermore, if the VIE undergoes a voluntary or involuntary liquidation proceeding, its shareholders or unrelated third-party creditors may claim rights to some or all of the assets of the VIE, thereby hindering our ability to operate our business as well as constrain our growth.

Furthermore, we are a holding company incorporated in the Cayman Islands. As a holding company with no material operations of our own, we conduct substantially all of our operations through the VIE and its subsidiaries in China. The securities offered in this prospectus are securities of our Cayman Islands holding company, and we do not have any equity ownership of the VIE, instead we receive the economic benefits of the VIE’s business operations and become the primary beneficiary of the VIE for accounting purposes through certain contractual arrangements. We treat the VIE and its subsidiaries as our consolidated affiliated entities for accounting purposes under U.S. GAAP and not the entities in which we own equity interest. The ADSs listed on the Nasdaq Stock Market represents shares of our Cayman Islands holding company instead of shares of the VIE or its subsidiaries in China. We may not be able to continue to satisfy the applicable requirements and rules with respect to such structure. If we are unable to satisfy the Nasdaq Stock Market criteria for maintaining our listing, our securities could be subject to delisting.
If the VIE or its shareholders fail to perform their respective obligations under the contractual arrangements, we may have to incur substantial costs and expend additional resources to enforce such arrangements. We may also have to rely on legal remedies under PRC law, including seeking specific performance or injunctive relief, and contractual remedies, which we cannot assure you will be sufficient or effective under PRC law. Our contractual arrangements are governed by PRC law and provide for the resolution of disputes through arbitration in China. Accordingly, these agreements would be interpreted in accordance with PRC law and any disputes would be resolved in accordance with PRC legal procedures. The legal system in the PRC is not as developed as in some other jurisdictions, such as the United States. As a result, uncertainties in the PRC legal system could limit our ability to enforce these contractual arrangements. Meanwhile, there are very few precedents and little formal guidance as to how contractual arrangements in the context of a consolidated variable interest entity should be interpreted or enforced under PRC law. There remain significant uncertainties regarding the ultimate outcome of such arbitration should legal action become necessary. In addition, under PRC law, rulings by arbitrators are final, parties cannot appeal the arbitration results in courts, and if the losing parties fail to carry out the arbitration awards within a prescribed time limit, the prevailing parties may only enforce the arbitration awards in PRC courts through arbitration award recognition proceedings, which would require additional expenses and delay. In the event that we are unable to enforce these contractual arrangements, or if we suffer significant delay or other obstacles in the process of enforcing these contractual arrangements, we may not be able to direct the activities of the affiliated entities that most significantly impact their economic performance, and our ability to conduct our business may be negatively affected. See “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — Uncertainties with respect to the PRC legal system could adversely affect us” in our most recent Annual Report on Form 20-F, which is incorporated by reference in this prospectus.
The shareholders of the VIE may have actual or potential conflicts of interest with us, which may materially and adversely affect our business, financial condition and results of operations.
The shareholders of the VIE may have actual or potential conflicts of interest with us. These shareholders may breach, or cause the VIE to breach, or refuse to renew, the existing contractual arrangements we have with them and the VIE, which would have a material adverse effect on our ability to direct the activities of the affiliated entities that most significantly impact their economic performance and receive economic benefits from them. For example, the shareholders may be able to cause our agreements with the VIE to be performed in a manner adverse to us by, among other things, failing to remit payments due under the contractual arrangements to us on a timely basis. We cannot assure you that when conflicts of interest arise any or all of these shareholders will act in the best interests of our company or such conflicts will be resolved in our favor. Currently, we do not have any arrangements to address potential conflicts of interest between these shareholders and our company. If we cannot resolve any conflict of interest or dispute between us and these shareholders, we would have to rely on legal proceedings, which could result in disruption of our business and subject us to substantial uncertainties as to the outcome of any such legal proceedings.
Uncertainties exist with respect to the interpretation and implementation of the newly enacted Foreign Enterprise Investment Law and how it may impact the viability of our current corporate structure, corporate governance, business, financial condition, results of operations and prospects.
On March 15, 2019, the National People’s Congress promulgated the Foreign Investment Law, which came into effect on January 1, 2020 and replaced the Sino-foreign Equity Joint Venture Enterprise Law, the

Sino-foreign Cooperative Joint Venture Enterprise Law and the Wholly Foreign-invested Enterprise Law, together with their implementation rules and ancillary regulations. The Foreign Investment Law embodies an expected PRC regulatory trend to rationalize its foreign investment regulatory regime in line with prevailing international practice and the legislative efforts to unify the corporate legal requirements for both foreign and domestic investments. The current Foreign Investment Law does not mention concepts such as “actual control” and “controlling PRC companies by contracts or trusts” that were included in the previous drafts, nor does it specify regulations on controlling through contractual arrangements. As a result, this regulatory topic remains unclear under the Foreign Investment Law. However, since the Foreign Investment Law is relatively new, uncertainties still exist in relation to its interpretation and implementation, and failure to take timely and appropriate measures to cope with the regulatory-compliance challenges could result in a material adverse effect on us. For instance, though the Foreign Investment Law does not explicitly classify contractual arrangements as a form of foreign investment, it contains a catch-all provision under the definition of “foreign investment,” which includes investments made by foreign investors in China through means stipulated in laws or administrative regulations or other methods prescribed by the State Council. Therefore, it still leaves leeway for future laws, administrative regulations or provisions promulgated by the Stale Council to provide for contractual arrangements as a form of foreign investment, at which time it will be uncertain whether our contractual arrangements will be deemed to be in violation of the market access requirements for foreign investment in the PRC and if yes, how our contractual arrangements should be dealt with. In addition, if future laws, administrative regulations or provisions prescribed by the State Council mandate further actions to be taken by companies with respect to existing contractual arrangements, we may face substantial uncertainties as to whether we can complete such actions in a timely manner, or at all. In the worst-case scenario, we may be required to unwind our existing contractual arrangements and/or dispose of the relevant business operations, which could have a material adverse effect on our current corporate structure, corporate governance, business, financial condition, results of operations and prospects.
Risks Relating to Doing Business in China
Any actions by the Chinese government, including any decision to intervene or influence the operations of our PRC subsidiary or the affiliated entities or to exert control over any offering of securities conducted overseas and/or foreign investment in China-based issuers, may cause us to make material changes to the operations of our PRC subsidiary or the affiliated entities, may limit or completely hinder our ability to offer or continue to offer securities to investors, and may cause the value of such securities to significantly decline or be worthless.
The Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. The ability of our subsidiaries and the affiliated entities to operate in China may be impaired by changes in its laws and regulations, including those relating to value-added telecommunications service industry, taxation, land use rights, foreign investment limitations, and other matters.
The central or local governments of China may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our PRC subsidiary and the affiliated entities’ compliance with such regulations or interpretations. As such, our PRC subsidiary and the affiliated entities may be subject to various government actions and regulatory interference in the provinces in which they operate. They could be subject to regulation by various political and regulatory entities, including various local and municipal agencies and government sub-divisions. They may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply.
Furthermore, it is uncertain when and whether we will be required to obtain permission from the PRC government to maintain our listing status on a U.S. exchange in the future, and even when such permission is obtained, whether it will be later denied or rescinded. See “Item 3. Key Information — D. Risk Factors — Risks Related to Our Business and Industry — We may require additional capital to support the growth of our business, and this capital might not be available on reasonable terms or at all” in our most recent Annual Report on Form 20-F, which is incorporated by reference in this prospectus.
Accordingly, government actions in the future, including any decision to intervene or influence the operations of our PRC subsidiary or the affiliated entities at any time, or to exert control over an offering of securities conducted overseas and/or foreign investment in China-based issuers, may cause us to make material changes to the operations of our PRC subsidiary or the affiliated entities, may limit or completely hinder our ability to offer or continue to offer securities to investors, and/or may cause the value of such securities to significantly decline or be worthless. See “— The approval of and the filing with the CSRC or other PRC government authorities may be required in connection with our future offshore offerings under PRC law, and, if required, we cannot predict whether or for how long we will be able to obtain such approval or complete such filing” for details.
The approval of and the filing with the CSRC or other PRC government authorities may be required in connection with our future offshore offerings under PRC law, and, if required, we cannot predict whether or for how long we will be able to obtain such approval or complete such filing.
The Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors, or the M&A Rules, adopted by six PRC regulatory agencies in 2006 and amended in 2009, include, among other things, provisions that purport to require that an offshore special purpose vehicle, formed for the purpose of an overseas listing of securities through acquisitions of PRC domestic enterprises or assets and controlled by PRC enterprises or individuals, to obtain the approval of the CSRC prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. On September 21, 2006, pursuant to the M&A Rules and other PRC laws, the CSRC published on its official website relevant guidance regarding its approval of the listing and trading of special purpose vehicles’ securities on overseas stock exchanges, including a list of application materials. However, substantial uncertainty remains regarding the scope and applicability of the M&A Rules to offshore special purpose vehicles.
On July 6, 2021, the relevant PRC government authorities issued Opinions on Strictly Cracking Down Illegal Securities Activities in accordance with the Law. These opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies and proposed to take effective measures, such as promoting the construction of relevant regulatory systems to deal with the risks and incidents faced by China-based overseas-listed companies. These opinions and any related implementation rules to be enacted may subject us to additional compliance requirement in the future. As these opinions were recently issued, official guidance to act upon and the interpretation thereof remain unclear at this time. We cannot assure that we will remain fully compliant with all new regulatory requirements of these opinions or any future implementation rules on a timely basis, or at all.
On February 17, 2023, the CSRC promulgated Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Overseas Listing Trial Measures, and five supporting guidelines, which became effective on March 31, 2023. According to the Overseas Listing Trial Measures, PRC domestic companies that seek to offer and list securities in overseas markets, either in direct or indirect means, are required to fulfill the filing procedure with the CSRC and report relevant information. The Overseas Listing Trial Measures provides that an overseas listing or offering is explicitly prohibited, if any of the following: (1) such securities offering and listing is explicitly prohibited by provisions in laws, administrative regulations and relevant state rules; (2) the intended securities offering and listing may endanger national security as reviewed and determined by competent authorities under the State Council in accordance with law; (3) the domestic company intending to make the securities offering and listing, or its controlling shareholder(s) and the actual controller, have committed relevant crimes such as corruption, bribery, embezzlement, misappropriation of property or undermining the order of the socialist market economy during the latest three years; (4) the domestic company intending to make the securities offering and listing is currently under investigations for suspicion of criminal offenses or major violations of laws and regulations, and no conclusion has yet been made thereof; or (5) there are material ownership disputes over equity held by the domestic company’s controlling shareholder(s) or by other shareholder(s) that are controlled by the controlling shareholder(s) and/or actual controller.
The Overseas Listing Trial Measures also provides that if the issuer meets both the following criteria, the overseas securities offering and listing conducted by such issuer will be deemed as indirect overseas offering by PRC domestic companies: (1) 50% or more of any of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent fiscal year is accounted for by domestic companies; and (2) the main parts of the issuer’s business activities are conducted in mainland China, or its main place(s) of business are located in mainland China, or the majority of senior management staff in charge of its business operations and management are PRC citizens or have their usual material events in mainland China.
The Overseas Listing Trial Measures further provides that, initial public offerings or listings in overseas markets by domestic companies, either in direct or indirect form shall be filed with the CSRC pursuant to the requirements of the Overseas Listing Trial Measures within three business days after the relevant application is submitted overseas. The companies that had already been listed on overseas stock exchanges prior to March 31, 2023 or the companies that had obtained the approval from overseas supervision administrations or stock exchanges for its offering and listing prior to March 31, 2023 and will complete their overseas offering and listing prior to September 30, 2023 are not required to make immediate filings for its listing, but are required make filings for subsequent offerings in accordance with the Overseas Listing Trial Measures. Companies that had already submitted an application for an initial public offering to overseas supervision administrations but had not yet obtained the approval from overseas supervision administrations or stock exchanges for the offering and listing prior to March 31, 2023 may arrange for the filing within a reasonable time period and should complete the filing procedure before such companies’ overseas issuance and listing. Companies, like us, that had already been listed overseas as of March 31, 2023 are not required to make immediate filing with the CSRC but are required to file with the CSRC within three business days after the completion of subsequent securities offerings in the same overseas market where its securities were previously offered and listed, or file the required filing materials with the CSRC within three working days after the submission of relevant application for subsequent securities offerings and listings in other overseas markets. If a PRC domestic company fails to complete required filing procedures or conceals any material fact or falsifies any major content in the filing documents, such PRC domestic company may be subject to penalties, such as an order to rectify, warnings, fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to warnings and fines.
In the opinion of Commerce & Finance Law Offices, our PRC legal counsel, any such future offering pursuant to a prospectus supplement to this prospectus will be subject to the Overseas Listing Trial Measures, and we are required to file for record through our major operating entity incorporated in the PRC with the CSRC within three business days after the completion of the initial offering pursuant to the prospectus supplement and make a summary report to the CSRC after the completion of offerings under this prospectus. In addition, an overseas listed company is required to report to the CSRC within three business days after the occurrence and announcement of any of the following material events: (1) a change of control of the listed company; (2) the investigation, sanction or other measures undertaken by any foreign securities regulatory agencies or authorities in respect of the listed company; (3) a change of listing status or transfer of listing segment; and (4) the voluntary or mandatory delisting of the listed company. If there is any material change of the principal business of the listed company after the overseas offering and listing so that the listed company is no longer required to file with the CSRC, it shall file a specific report and a legal opinion issued by a domestic law firm to the CSRC within three business days after the occurrence thereof.
There can be no assurance that we can complete the filing procedures, obtain the approvals or authorizations, or complete required procedures or other requirements in a timely manner, or at all. Any failure of us to fully comply with the regulatory requirements may subject us to regulatory actions, such as warnings and fines, which may limit our operating privileges in China, delay or restrict the repatriation of the proceeds from offshore fund-raising activities into the PRC or take other actions that could materially adversely affect our business, financial condition, results of operations, reputation and prospects, as well as the trading price of the ADSs.
Pursuant to the Negative List (2021 Version), if a PRC company engaging in the prohibited business stipulated in the Negative List (2021 Version) seeks an overseas offering and listing, it shall obtain the approval from the competent governmental authorities. The foreign investors of the issuer shall not be involved in the company’s operation and management, and their shareholding percentages shall be subject, mutatis mutandis, to the relevant regulations on the domestic securities investments by foreign investors. As the 2021 Negative List is relatively new, there remain substantial uncertainties as to the interpretation and implementation of these new requirements, and it is unclear as to whether and to what extent listed companies like us will be subject to these new requirements. If we are required to comply with these requirements and fail to do so on a timely basis, if at all, our business operation, financial condition and business prospect may be adversely and materially affected.

In addition, we cannot assure you that any new rules or regulations promulgated in the future will not impose additional requirements on us. If it is determined in the future that approval and filing from the CSRC or other regulatory authorities or other procedures, including the cybersecurity review under the Measures for Cybersecurity Review and the annual data security review under the Administrative Measures for Internet Data Security, are required for our offshore offerings, it is uncertain whether we can or how long it will take us to obtain such approval or complete such filing procedures and any such approval or filing could be rescinded or rejected. Any failure to obtain or delay in obtaining such approval or completing such filing procedures for our offshore offerings, or a rescission of any such approval or filing if obtained by us, may subject us to sanctions by the CSRC or other PRC regulatory authorities, which could materially and adversely affect our business, results of operations, financial condition and prospects, as well as the trading price of our listed securities. See “Item 4. Information on the Company — B. Business Overview — Regulations — Regulations Relating to Internet Information Security and Privacy Protection” in our most recent Annual Report on Form 20-F, which is incorporated by reference into this prospectus supplement. The CSRC or other PRC regulatory authorities also may take actions requiring us, or making it advisable for us, to halt our offshore offerings before settlement and delivery of the shares offered. Consequently, if investors engage in market trading or other activities in anticipation of and prior to settlement and delivery, they do so at the risk that settlement and delivery may not occur. In addition, if the CSRC or other regulatory authorities later promulgate new rules or explanations requiring that we obtain their approvals or accomplish the required filing or other regulatory procedures for our prior offshore offerings, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any uncertainties or negative publicity regarding such approval requirement could materially and adversely affect our business, prospects, financial condition, reputation, and the trading price of our listed securities.
Furthermore, if we had inadvertently concluded that any approvals, permits, registrations or filings were not required, or if applicable laws, regulations or interpretations change in a way that requires us to obtain such approval, permits, registrations or filings in the future, we and the VIE may be unable to obtain such necessary approvals, permits, registrations or filings in a timely manner. Any such circumstance may subject us to fines and other regulatory, civil or criminal liabilities, and we may be ordered by the PRC government authorities to suspend relevant operations, which will materially and adversely affect our business operation. We may also be subject to regular inspections, examinations, inquiries or audits by regulatory authorities, and an adverse outcome of such inspections, examinations, inquiries or audits may result in the loss or non-renewal of the relevant licenses and approvals. Moreover, the criteria used in reviewing applications for, or renewals of licenses and approvals may change from time to time, and there can be no assurance that we will be able to meet new criteria that may be imposed to obtain or renew the necessary licenses and approvals. Many of such licenses and approvals are material to the operation of our business, and if we fail to maintain or renew material licenses and approvals, our ability to conduct our business could be materially impaired.
The ADSs may be delisted from a U.S. exchange and prohibited from being traded over-the-counter in the United States under the HFCAA if the PCAOB determines in the future that it is unable to fully inspect or investigate our auditors. The delisting and cease of trading of the ADSs, or the threat of their being delisted or prohibited from being traded, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct inspections deprives our investors of the benefits of such inspections.
The HFCAA was enacted in December 2020 and was subsequently amended in December 2022. The HFCAA states if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for two consecutive years beginning in 2021, the SEC shall prohibit our shares or ADSs from being traded on a national securities exchange or in the over-the-counter trading market in the United States. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, and on December 29, 2022, the Consolidated Appropriations Act was signed into law, which contained, among other things, an identical provision to the Accelerating Holding Foreign Companies Accountable Act and amended the HFCAA by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time period for triggering the delisting of our Company and the prohibition of trading in our securities if the PCAOB is unable to inspect our accounting firm at such future time.

According to Article 177 of the PRC Securities Law (last amended in March 2020), no overseas securities regulator is allowed to directly conduct investigation or evidence collection activities in China. Accordingly, without the consent of the competent PRC securities regulators and relevant authorities, no organization or individual may provide the documents and materials relating to securities business activities to overseas parties. Therefore, the audit working papers of our financial statements may not be fully inspected by the PCAOB without the approval of the PRC authorities. The ADSs could be delisted and prohibited from being traded over-the-counter under the HFCAA if the PCAOB determines in the future that it is unable to fully inspect or investigate our auditor which has a presence in China.
On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCAA. On September 22, 2021, the PCAOB adopted a final rule implementing the HFCAA, which provides a framework for the PCAOB to determine, as contemplated under the HFCAA, whether the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. On December 2, 2021, the SEC adopted amendments to finalize the implementation of disclosure and documentation measures, which require us to identify, in our Annual Report on Form 20-F, (1) the auditors that provided opinions to the financial statements presented in the annual report, (2) the location where the auditors’ report was issued, and (3) the PCAOB ID number of the audit firm or branch that performed the audit work.
On August 26, 2022, the CSRC, the Ministry of Finance of China, and the PCAOB signed the Protocol, which established a specific and accountable framework for the PCAOB to conduct inspections and investigations of PCAOB-governed accounting firms in mainland China and Hong Kong. Pursuant to the Protocol, the PCAOB has the sole discretion in selecting the subject of its inspections and investigations without input from the Chinese authorities, and procedures are in place to allow PCAOB inspectors and investigators to review complete audit working papers of accounting firms located in mainland China and Hong Kong. On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong in 2022, and the PCAOB Board vacated its previous determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. However, it remains unclear whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong, which depends on a number of factors out of our and our auditor’s control. The PCAOB continues to demand complete access in mainland China and Hong Kong moving forward and is already making plans to resume regular inspections in early 2023 and beyond, as well as to continue pursuing ongoing investigations and initiate new investigations as needed. The PCAOB has indicated that it will act immediately to consider the need to issue new determinations with the HFCAA if needed.
On October 6, 2022, the SEC conclusively named us as a “commission-identified issuer” following the filing of our Annual Report on Form 20-F for the year ended December 31, 2021. We dismissed Ernst & Young Hua Ming, or EY, and appointed Marcum Asia CPAs LLP, or Marcum Asia, as our independent registered public accounting firm, effective from October 31, 2022. EY, our former auditor, is an independent public accounting firm registered with the PCAOB. EY audited our financial statements for the fiscal years ended December 31, 2020 and 2021, included in our most recent Annual Report on Form 20-F, which is incorporated by reference in this prospectus. Our former auditor is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Our former auditor, EY, is located in China, a jurisdiction where the PCAOB has been historically unable to conduct inspections without the approval of the relevant PRC authorities until December 2022 when the PCAOB vacated its previous determination. Our current auditor, Marcum Asia, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Marcum Asia is headquartered in New York, New York, and, as of the date of this prospectus, has not been determined by the PCAOB as being unable to be inspected or investigated completely. For the foregoing reasons, we do not expect to be identified as a “commission-identified issuer” following the filing of our Annual Report for the year ended December 31, 2022.

Notwithstanding the foregoing, our ability to retain an auditor subject to PCAOB inspection and investigation, including but not limited to inspection of the audit working papers related to us, may depend on the relevant positions of U.S. and Chinese regulators. If, in the future, we have been identified by the SEC for two consecutive years as a “commission-identified issuer” whose registered public accounting firm is determined by the PCAOB that it is unable to inspect or investigate completely because of a position taken by one or more authorities in China, the SEC may prohibit our shares or the ADSs from being traded on a national securities exchange or in the over-the-counter trading market in the United States. In addition, it remains unclear what the SEC’s implementation process related to the above rules will entail or what further actions the SEC, the PCAOB or Nasdaq will take to address these issues and what impact those actions will have on companies that have significant operations in China and have securities listed on a U.S. stock exchange (including a national securities exchange or over-the-counter stock market). We cannot assure you whether regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements. If we fail to meet the new listing standards specified in the HFCAA, we could face possible delisting from the Nasdaq Stock Market, cessation of trading in over-the-counter market, deregistration from the SEC and/or other risks, which may materially and adversely affect the trading price of the ADSs or terminate the trading of the ADSs in the United States.
Furthermore, the PCAOB’s inability to conduct inspections in China in the past prevented it from fully evaluating the audits and quality control procedures of our prior independent registered public accounting firm. As a result, we and our investors were deprived of the benefits of such PCAOB inspections. The inability of the PCAOB to conduct inspections of auditors with presence in China in the past made it more difficult to evaluate the effectiveness of our prior independent registered public accounting firm’s audit procedures or quality control procedures as compared to auditors outside of China that were subject to the PCAOB inspections, which could cause investors and potential investors in our securities to lose confidence in our audit procedures and reported financial information and the quality of our financial statements.
Governmental control of currency conversion may limit our ability to utilize our revenues effectively and affect the value of your investment.
The PRC government imposes controls on the convertibility of the Renminbi into foreign currencies and, in certain cases, the remittance of currency out of China. We receive substantially all of our revenues in Renminbi. Under our current corporate structure, our Cayman Islands holding company may rely on dividend payments from our PRC subsidiary to fund any cash and financing requirements we may have. Under existing PRC foreign exchange regulations, payments of current account items, such as profit distributions, interest payments and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval of SAFE by complying with certain procedural requirements. Specifically, under the existing exchange restrictions, without prior approval of SAFE, cash generated from the operations of our PRC subsidiary in China may be used to pay dividends to our company. However, approval from or registration with appropriate government authorities is required where Renminbi is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. As a result, we need to obtain SAFE approval or registration with appropriate government authorities to use cash generated from the operations of our PRC subsidiary and affiliated entities to pay off their respective debt in a currency other than Renminbi owed to entities outside China, or to make other capital expenditure payments outside China in a currency other than Renminbi.
In light of the flood of capital outflows of China in 2016 due to the weakening Renminbi, the PRC government has imposed more restrictive foreign exchange policies and stepped up scrutiny of major outbound capital movement including overseas direct investment. More restrictions and substantial vetting process are put in place by SAFE to regulate cross-border transactions falling under the capital account. If any of our shareholders regulated by such policies fails to satisfy the applicable overseas direct investment filing or approval requirement timely or at all, it may be subject to penalties from the relevant PRC authorities. The PRC government may at its discretion further restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, we may not be able to pay dividends in foreign currencies to our shareholders, including holders of the ADSs.
We may rely on dividends paid by our PRC subsidiary to fund cash and financing requirements. Any limitation on the ability of our PRC subsidiary to pay dividends to us could have a material adverse effect on our ability to conduct our business and to pay dividends to holders of the ADSs and our ordinary shares.
We are a holding company, and we may rely on dividends to be paid by our PRC subsidiary for our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to the holders of the ADSs and our ordinary shares and service any debt we may incur. If our PRC subsidiary incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us.
Under PRC laws and regulations, wholly foreign-owned enterprises in the PRC, such as WFOE, may pay dividends only out of their accumulated profits as determined in accordance with PRC accounting standards and regulations. In addition, a wholly foreign-owned enterprise is required to set aside at least 10% of its after-tax profits each year, after making up previous years’ accumulated losses, if any, to fund certain statutory reserve funds, until the aggregate amount of such a fund reaches 50% of its registered capital. These reserve funds and staff welfare and bonus funds are not distributable as cash dividends. Any limitation on the ability of our wholly-owned PRC subsidiary to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.
Risks Relating to Doing Business in Hong Kong
Potential political, economic and social instability in Hong Kong could have a significant impact upon the business we conduct in Hong Kong and the profitability of such business.
Political, economic or social unrest occurred in Hong Kong could lead to the disruption of the economic, political and social conditions in Hong Kong. If such events persist for a prolonged period of time or that the economic, political and social conditions in Hong Kong are to be disrupted, our overall business and results of operations may be adversely affected.
Our Hong Kong subsidiaries may be subject to amendments and changes of the laws and regulations of Hong Kong, which may be more stringent and compliance of such laws and regulations may result in adverse impact on the operations and financial condition of our Hong Kong subsidiaries.
Hong Kong is a Special Administrative Region of the PRC. Following British colonial rule from 1842 to 1997, China assumed sovereignty under the “one country, two systems” principle. The Hong Kong Special Administrative Region’s constitutional document, the Basic Law, ensures that the current political situation will remain in effect for 50 years. Hong Kong has enjoyed the freedom to function with a high degree of autonomy for its affairs, including currencies, immigration and customs operations, and its independent judiciary system and parliamentary system.
The legal system of Hong Kong is based on the principles of the rule of law and the independence of the judiciary and under the principle of ‘one country, two systems’, the Hong Kong legal system is based on the common law, supplemented by statutes.
Our Hong Kong subsidiaries are subject to the laws and regulations of Hong Kong. We face uncertainties as to future amendments and changes of the laws and regulations of Hong Kong, which may have impact on our Hong Kong subsidiaries. We cannot rule out the possibility that our Hong Kong subsidiaries may face more stringent legal requirements which in turn may affect their operations and we have to deploy more resources to comply with the new laws and regulations and therefore affect the financial positions of our Hong Kong subsidiaries.
Substantial uncertainties and restrictions with respect to the political and economic policies of the PRC government and PRC laws and regulations could have a significant impact upon the business that we conduct in Hong Kong and accordingly on the results of our operations in Hong Kong and financial condition.
Our business operations in Hong Kong may be adversely affected by the current and future political environment in the PRC. The PRC government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. The interpretations of many laws, regulations and rules may not always be uniform and the enforcement of these laws, regulations and rules may involve uncertainties for you and us. Our ability to operate in Hong Kong and conduct overseas business in Hong Kong may be harmed by these changes in its laws and regulations, including those relating to taxation, import and export tariffs, environmental regulations, land use and property ownership rights, and other matters. Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in Hong Kong, which could in turn adversely affect the business we conduct in Hong Kong, results of our operations in Hong Kong and financial condition.
Sanctions and other measures could possibly be triggered in the future with regards to the development of national security laws and regulations in Hong Kong, where such sanctions and measures can cause economic harm to our business in Hong Kong.
On June 30, 2020, China’s National People’s Congress Standing Committee passed the national security law for the Hong Kong Special Administrative Region. Hong Kong’s Chief Executive promulgated it in Hong Kong later the same day. Among other things, it criminalizes separatism, subversion, terrorism and foreign interference in Hong Kong. The government believes the new law may bring about more stability to Hong Kong, which in turn may lay the foundation for commercial and economic activities to flourish.
On July 14, 2020, the then U.S. President Donald Trump signed the Hong Kong Autonomy Act, or HKAA, into law, authorizing the U.S. administration to impose blocking sanctions against individuals and entities who are determined to have materially contributed to the erosion of Hong Kong’s autonomy. The imposition of sanctions such as those provided in the HKAA is in practice discretionary and highly political, especially in a relationship as extensive and complex as that between the United States and China.
Furthermore, legislative or administrative actions in respect of Sino-U.S. relations could cause investor uncertainty for affected issuers, including us, and the market price of our ordinary shares could be adversely affected.
In addition, we cannot rule out the possibility that further sanctions or other forms of penalties by foreign governments may be triggered in the future with regards to the development of national security laws and regulations in Hong Kong, where such sanctions and measures may cause economic harm to our business in Hong Kong.
Our Hong Kong subsidiaries may be subject to restrictions on paying dividends or making other payments to us, which may restrict its ability to satisfy liquidity requirements, conduct business and pay dividends to holders of our ordinary shares. Dividends payable to our foreign investors and gains on the sale of our ADSs by our foreign investors may become subject to taxation by the PRC.
Quhuo International conducts its business operations in Hong Kong. We have not declared or paid any cash dividends, nor do we have any present plan to pay any cash dividends on our ordinary shares in the foreseeable future. However, if we decide in the future to pay dividends, our ability to pay dividends and meet other obligations also depends upon the receipt of dividends or other payments from our subsidiaries in Hong Kong which either generates revenue from operations in Hong Kong or receives dividends or other distributions from its subsidiary in China. There are currently no restrictions of transferring funds between our Cayman Islands holding company and our subsidiaries in Hong Kong or limitations on the ability of our Hong Kong subsidiaries to issue dividends or other distributions to its overseas shareholders. However, we cannot assure you that the oversight of the PRC government will not be extended to companies operating in Hong Kong like our Hong Kong subsidiaries. There is a possibility that the PRC government could prevent our cash maintained in Hong Kong from leaving or the PRC government could restrict the deployment of cash in to our business or for the payment of dividends. Any such controls or restrictions may adversely affect our ability to finance our cash requirements, service debt or make dividend or other distributions to our shareholders and could result in a material adverse change to our business operations, our prospects, financial condition, and results of operations, and could cause our ordinary shares to significantly decline in value or become worthless.

If certain existing or future laws of the PRC become applicable to our Hong Kong subsidiaries, it may adversely affect our Hong Kong business, financial condition and results of operations in Hong Kong, and/or the value of our ADSs.
Except for the Basic Law, national laws of the PRC do not apply in Hong Kong unless they are listed in Annex III of the Basic Law and applied locally by promulgation or local legislation. National laws that may be listed in Annex III are currently limited under the Basic Law to those which fall within the scope of defense and foreign affairs as well as other matters outside the limits of the autonomy of Hong Kong. National laws and regulations relating to data protection, cybersecurity and the anti-monopoly have not been listed in Annex III and so do not apply directly to Hong Kong.
The laws and regulations in the PRC are evolving, and their enactment timetable, interpretation and implementation are subject to changes and uncertainties. To the extent any PRC laws and regulations become applicable to our Hong Kong subsidiaries, we may be subject to the risks and uncertainties associated with the legal system in the PRC, including with respect to the enforcement of laws and the possibility of changes of rules and regulations from time to time. If certain existing or future laws of the PRC become applicable to our Hong Kong subsidiaries, it may adversely affect our Hong Kong business, financial condition and results of operations in Hong Kong, any of which may cause a negative impact on the value of our ADSs.
The PRC government exerts substantial influence and discretion over the manner in which companies incorporated under the laws of PRC must conduct their business activities. If our Hong Kong subsidiaries were to become subject to such direct influence or discretion, it may result in a material change in our operations in Hong Kong and/or the value of our ordinary shares, which would materially affect the interest of the investors.
While the PRC government currently does not exert direct influence and discretion over the manner in which we conduct our business activities outside of mainland China, there is no guarantee that we will not be subject to such direct influence or discretion in the future due to changes in laws or other unforeseeable reasons.
The PRC legal system is evolving rapidly and the PRC laws, regulations, and rules may change quickly with little advance notice. In particular, because these laws, rules and regulations are relatively new, and because of the limited number of published decisions and the non-precedential nature of these decisions, the interpretation of these laws, rules and regulations may contain inconsistences, the enforcement of which involves uncertainties. The PRC government has exercised and continues to exercise substantial control over many sectors of the PRC economy through regulation and/or state ownership. Government actions have had, and may continue to have, a significant effect on economic conditions in the PRC and businesses which are subject to such government actions.
While the PRC government currently does not exert direct influence and discretion over the manner in which we conduct our business activities outside of mainland China, if our operations in Hong Kong were to become subject to the direct intervention or influence of the PRC government at any time due to changes in laws or other unforeseeable reasons, it may require a material change in our operations in Hong Kong and/or result in increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. In addition, the market prices of our ADSs could be adversely affected as a result of anticipated negative impacts of any such government actions, as well as negative investor sentiment towards Hong Kong-based companies subject to direct PRC government oversight and regulation, regardless of our actual operating performance. There can be no assurance that the Chinese government would not influence our operations in Hong Kong at any time.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the information incorporated by reference contain forward-looking statements that reflect our current expectations and views of future events. These forward-looking statements are made under the “safe-harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. Known and unknown risks, uncertainties and other factors, including those listed under the section of “Risk Factors” in this prospectus and “Item 3. Key Information — D. Risk Factors” to our most recent Annual Report on Form 20-F filed with the SEC on April 20, 2023 and incorporated by reference in this prospectus, may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements.
You can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “likely to,” “potential,” “plan,” “continue” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategies and financial needs. These forward-looking statements include, but are not limited to, statements about:
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our goals and strategies;

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our future business development, financial condition and results of operations;

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the trends and expected growth of gig economy, the on-demand consumer service market, and workforce operational solution platform market in China;

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our expectations regarding the demand for and market acceptance of our services;

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our expectations regarding our relationships with industry customers, workers, strategic partners and other stakeholders;

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competition in our industry;

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relevant government policies and regulations relating to our industry; and

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assumptions underlying or related to any of the foregoing.

These forward-looking statements involve various risks and uncertainties. You should read thoroughly this prospectus (as supplemented or amended) and the information incorporated by reference in this prospectus with the understanding that our actual future results may be materially different from, or worse than, what we expect. Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time and it is not possible for our management to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. In addition, the rapidly changing nature of the on-demand consumer service market and workforce operational solution platform market results in significant uncertainties for any projections or estimates relating to the growth prospects or future condition of our market. Furthermore, if any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions. We qualify all of our forward-looking statements by these cautionary statements.
You should not rely upon forward-looking statements as predictions of future events. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

USE OF PROCEEDS
Unless we indicate otherwise in a prospectus supplement, we plan to use the net proceeds from the sale of the securities for general corporate purposes.

CAPITALIZATION AND INDEBTEDNESS
Our capitalization and indebtedness will be set forth in a prospectus supplement to this prospectus or in a report of foreign private issuer on Form 6-K subsequently furnished to the SEC and specifically incorporated herein by reference.

PLAN OF DISTRIBUTION
We may sell the securities described in this prospectus from time to time in one or more of the following ways:
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to or through underwriters or dealers;

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through agents;

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directly to one or more purchasers; or

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through a combination of any of these methods of sale.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. In some cases, we or any dealers acting for us or on our behalf may also repurchase the securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.
We may distribute securities from time to time in one or more of transactions:
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at a fixed price or prices, which may be changed;

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at prices relating to prevailing market prices at the time of sale;

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at varying prices determined at the time of sale; or

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at negotiated prices.

A prospectus supplement with respect to the offered securities will describe the terms of the offering of the securities, including, to the extent applicable:
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the name or names of any underwriters, dealers or agents;

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any public offering price or purchase price of the securities or other consideration therefor,

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the proceeds from such sale;

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any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

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any over-allotment options under which underwriters may purchase additional securities from us;

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any discounts or concessions allowed or reallowed or paid to dealers; and

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any securities exchanges on which the securities may be listed.

Sale through Underwriters or Dealers
If we use underwriters for the sale of securities, they will acquire securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer the securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we otherwise state in the applicable prospectus supplement, various conditions will apply to the underwriters’ obligation to purchase securities, and the underwriters will be obligated to purchase all of the securities contemplated in an offering if they purchase any of such securities. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. The underwriter or underwriters of a particular underwritten offering of securities, or, if an underwriting syndicate is used, the managing underwriter or underwriters, will be set forth on the cover of the applicable prospectus supplement.
If we use dealers in the sale, unless we otherwise indicate in the applicable prospectus supplement, we will sell securities to the dealers as principals. The dealers may then resell the securities to the public at varying prices that the dealers may determine at the time of resale.

Sales through Agents
We may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell securities on a continuing basis. Any agent involved will be named, and any commissions payable by us to such agent will be set forth, in the applicable prospectus supplement.
Direct Sales
We may also sell securities directly without using agents, underwriters, or dealers.
Market Making, Stabilization and Other Transactions
Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended, or the Exchange Act, that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in an applicable prospectus supplement.
Derivative Transactions and Hedging
We and the underwriters may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters. The underwriters may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.
Loan of Pledge of Securities
We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus and an applicable prospectus supplement.
General Information
We may enter into agreements with underwriters, dealers and agents that entitle them to indemnification against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters, dealers or agents may be required to make. Underwriters, dealers and agents may be customers of, may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of business.
Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters, dealers or agents used in the offer or sale of securities will be identified and their compensation described in an applicable prospectus supplement.
If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

DESCRIPTION OF SHARE CAPITAL
We are a Cayman Islands exempted company incorporated with limited liability and our affairs are governed by our memorandum and articles of association, the Companies Act (As Revised) of the Cayman Islands, which we refer to as the Companies Act below and the common law by the Cayman Islands.
As of the date of this prospectus, our authorized share capital is US$50,000 divided into 500,000,000 shares comprising of (i) 300,000,000 Class A ordinary shares of a par value of US$0.0001 each, (ii) 6,296,630 shares as Class B ordinary shares of a par value of US$0.0001 each, and (iii) 193,703,370 shares of such class (or classes) as the board of directors of the Company may determine in accordance with our memorandum and articles of association.
Memorandum and Articles of Association
The following are summaries of material provisions of our currently effective second amended and restated memorandum and articles of association and of the Companies Act (As Revised) of the Cayman Islands, which we refer to as the “Companies Act” below, insofar as they relate to the material terms of our ordinary shares.
Board of Directors
See “Item 6. Directors, Senior Management and Employees — C. Board Practices” in our most recent Annual Report on Form 20-F, which is incorporated by reference in this prospectus.
Ordinary Shares
General.   Our ordinary shares are divided into Class A ordinary shares and Class B ordinary shares. Holders of our Class A ordinary shares and Class B ordinary shares have the same rights except for voting and conversion rights. Our ordinary shares are issued in registered form and are issued when registered in our register of shareholders. We may not issue shares to bearer. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their shares.
Conversion.   Each Class B ordinary share is convertible into one Class A ordinary share at any time by the holder thereof. Class A ordinary shares are not convertible into Class B ordinary shares under any circumstances. Upon any sale, transfer, assignment or disposition of Class B ordinary shares by a holder thereof to any person other than Mr. Leslie Yu or his affiliates, or upon a change of ultimate beneficial ownership of any Class B ordinary share to any person other than Mr. Leslie Yu or his affiliates, such Class B ordinary shares shall be automatically and immediately converted into the same number of Class A ordinary shares.
Dividends.   The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors, subject to our second amended and restated memorandum and articles of association. In addition, our shareholders may by an ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our directors. Our second amended and restated memorandum and articles of association provide that our directors may, before recommending or declaring any dividend, set aside out of the funds legally available for distribution such sums as they think proper as a reserve or reserves which shall, in the absolute discretion of our directors, be applicable for meeting contingencies or for equalizing dividends or for any other purpose to which those funds may be properly applied. Under the laws of the Cayman Islands, our company may pay a dividend out of either our profit or share premium account, provided that in no circumstances may a dividend be paid if, immediately after this payment, this would result in our company being unable to pay its debts as they fall due in the ordinary course of business.
Voting rights.   Holders of Class A ordinary shares and Class B ordinary shares vote together as a single class on all matters submitted to a vote by our shareholders, except as may otherwise be required by law or provided for in our second memorandum and articles of association. Voting at any shareholders’ meeting is by show of hands unless a poll is (before or on the declaration of the result of the show of hands) demanded. A poll may be demanded by the chairman of such meeting or any shareholder present in person or by proxy at the meeting. On a poll, each Class A ordinary share entitles the holder thereof to one vote, and each Class B ordinary share entitles the holder thereof to 15 votes.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares cast by those shareholders entitled to vote who are present in person or by proxy at a general meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast attaching to the outstanding ordinary shares cast by those shareholders entitled to vote who are present or by proxy at a general meeting. Both ordinary resolutions and special resolutions may also be passed by a unanimous written resolution signed by all the shareholders of our company, as permitted by the Companies Act and our second amended and restated memorandum and articles of association. A special resolution will be required for important matters such as a change of name or making changes to our second amended and restated memorandum and articles of association. We may, among other things, subdivide or consolidate our shares by ordinary resolution.
Transfer of ordinary shares.   Subject to the restrictions in our second amended and restated memorandum and articles of association as set out below, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or any other form approved by our board of directors.
Our board of directors may, in its absolute discretion, decline to register any transfer of any share which is not fully paid up or on which we have a lien. Our board of directors may also decline to register any transfer of any share unless:
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the instrument of transfer is lodged with us, accompanied by the certificate for the shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

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instrument of transfer is in respect of only one class of shares;

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the instrument of transfer is properly stamped, if required;

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in the case of a transfer to joint holders, the number of joint holders to whom the share is to be transferred does not exceed four; and

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a fee of such maximum sum as Nasdaq may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof.

If our directors refuse to register a transfer they shall, within three calendar months after the date on which the transfer was lodged with us, send to each of the transferor and the transferee notice of such refusal.
The registration of transfers may, after compliance with any notice requirement of Nasdaq, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended, nor the register closed for more than 30 calendar days in any calendar year as our board may determine.
Liquidation.   On a return of capital or the winding up of our company, if the assets available for distribution amongst our shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst our shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to our company for unpaid calls or otherwise. If our assets available for distribution are insufficient to repay the whole of the share capital, the assets will be distributed so that the losses are borne by our shareholders in proportion to the par value of the shares held by them.
Calls on shares and forfeiture of shares.   Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 calendar days prior to the specified time and place of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.
Redemption, repurchase and surrender of shares.   We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders of these shares, on such terms and in such manner as may be determined by our board of directors or by the shareholders by special resolution. Our company may also repurchase any of our shares (including any redeemable shares) on such terms and in such manner as have been approved by our board of directors or by an ordinary resolution of our shareholders.

Under the Companies Act, the redemption or repurchase of any share may be paid out of our company’s profits or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if our company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding or (c) if our company has commenced liquidation. In addition, our company may accept the surrender of any fully paid share for no consideration.
Issuance of additional shares.   Our second memorandum and articles of association authorizes our board of directors to issue additional Class A ordinary shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.
Our second memorandum and articles of association also authorizes our board of directors to issue from time to time out of the authorized share capital of the company (other than the authorized but unissued ordinary shares) series of preferred shares and to determine, with respect to any series of preferred shares in their absolute discretion and without approval of the shareholders; provided, however, before any preferred shares of any such series are issued, the directors shall by resolution of directors determine, with respect to any series of preferred shares, the terms and rights of that series, including but not limited to:
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the designation of the series;

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the number of shares to constitute the series;

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the dividend rights, dividend rates, conversion rights, voting rights; and

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the rights and terms of redemption and liquidation preferences.

Our board of directors may issue preferred shares without action by our shareholders to the extent authorized but unissued. Issuance of these shares may dilute the voting power of holders of ordinary shares.
Inspection of books and records.   Holders of our ordinary shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records (other than our memorandum and articles of association, register of mortgages and charges and special resolutions of our shareholders). See “Where You Can Find More Information.”
Anti-takeover provisions.   Some provisions of our second amended and restated memorandum and articles of association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that:
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authorize our board of directors to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preferred shares without any further vote or action by our shareholders; and

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limit the ability of shareholders to requisition and convene general meetings of shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our second amended and restated memorandum and articles of association for a proper purpose and for what they believe in good faith to be in the best interests of our company.
Exempted company.   We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company: does not have to file an annual return of its shareholders with the Registrar of Companies;
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is not required to open its register of members for inspection;

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does not have to hold an annual general meeting;

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may issue shares with no par value;

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may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 30 years in the first instance);

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may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

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may register as a limited duration company; and

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may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of our company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).
Differences in Corporate Law
The Companies Act is derived, to a large extent, from the older Companies Acts of England but does not follow recent English statutory enactments and accordingly there are significant differences between the Companies Act and the current Companies Act of England. In addition, the Companies Act differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.
Mergers and Similar Arrangements.   The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (1) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (2) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (1) a special resolution of the shareholders of each constituent company, and (2) such other authorization, if any, as may be specified in such constituent company’s articles of association. The written plan of merger or consolidation must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.
A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose, a company is a “parent” of a subsidiary if it holds issued shares that together represent at least ninety percent (90%) of the votes at a general meeting of the subsidiary.
The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.
Save in certain limited circumstances, a shareholder of a Cayman constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation, provide the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.
Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by (1) three fourths in value of the shareholders or class of shareholders, as the case may be, or (2) a majority in number representing three fourths in value of the creditors or each class of creditors, as the case may be, with whom the arrangement is to be made, that are, in each case, present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:
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the statutory provisions as to the required majority vote have been met;

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the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

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the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

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the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of dissentient minority shareholder upon a tender offer. When a tender offer is made and accepted by holders of 90.0% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands, but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.
If an arrangement and reconstruction by way of scheme of arrangement is thus approved and sanctioned, or if a tender offer is made and accepted in accordance with the foregoing statutory procedures, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.
Shareholders’ suits.   In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts can be expected to follow English case law precedents and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) which permit a minority shareholder to commence a class action against, or derivative actions in the name of, the company to challenge:
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an act which is ultra vires or illegal and is therefore incapable of ratification by the shareholders;

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an act which constitutes a fraud against the minority where the wrongdoers are themselves in control of the company; and

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an action which requires a resolution with a qualified (or special) majority which has not been obtained.

Indemnification of directors and executive officers and limitation of liability.   Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our second memorandum and articles of association provides that our directors and officers and the personal representatives of the same shall be indemnified against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained in or about the conduct of the company’s business or affairs (including as a result of any mistake of judgment), provided that the indemnity shall not extend to any matter in respect of any willful default, fraud or dishonesty which may attach to any of said persons.

In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our second amended and restated memorandum and articles of association.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable as a matter of United States law.
Directors’ Fiduciary Duties.   Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.
As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company — a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his personal interest or his duty to a third party, and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to exercise the skill they actually possess and such care and diligence that a reasonably prudent person would exercise in comparable circumstances. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.
Shareholder action by written consent.   Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. The Companies Act and our second amended and restated memorandum and articles of association provide that shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.
Shareholder proposals.   Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.
The Companies Act provides shareholders with only limited rights to requisition a general meeting and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our second amended and restated memorandum and articles of association allow our shareholders holding not less than one-third of all votes attaching to all issued and outstanding shares of our company entitled to vote at general meetings to requisition a shareholder’s meeting, in which case our directors shall convene an extraordinary general meeting. Other than this right to requisition a shareholders’ meeting, our second amended and restated articles of association do not provide our shareholders other right to put proposal before annual general meetings or extraordinary general meetings not called by such shareholders. As an exempted Cayman Islands company, we are not obligated by law to call shareholders’ annual general meetings.
Cumulative voting.   Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the Companies Act but our second amended and restated memorandum and articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.
Removal of directors.   Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our second amended and restated memorandum and articles of association, subject to certain restrictions as contained therein, directors may be removed with or without cause, by an ordinary resolution of our shareholders. An appointment of a director may be on terms that the director shall automatically retire from office (unless he has sooner vacated office) at the next or a subsequent annual general meeting or upon any specified event or after any specified period in a written agreement between the company and the director, if any; but no such term shall be implied in the absence of express provision. A director shall hold office until the expiration of his or her term or his or her successor shall have been elected and qualified, or until his or her office is otherwise vacated. In addition, a director’s office shall be vacated if the director (1) becomes bankrupt or makes any arrangement or composition with his creditors; (2) is found to be or becomes of unsound mind or dies; (3) resigns his office by notice in writing to the company; (4) without special leave of absence from our board of directors, is absent from three consecutive meetings of the board and the board resolves that his office be vacated; or (5) is removed from office pursuant to any other provisions of our second amended and restated memorandum and articles of association.
Transactions with interested shareholders.   The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.
Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, the directors of the company are required to comply with the fiduciary duties which they owe to the company under Cayman Islands law, including the duty to ensure that, in their opinion, any such transactions entered into are bona fide in the best interests of the company, and are entered into for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.
Restructuring.
A company may present a petition to the Grand Court of the Cayman Islands for the appointment of a restructuring officer on the grounds that the company: (1) is or is likely to become unable to pay its debts; and (2) intends to present a compromise or arrangement to its creditors (or classes thereof) either pursuant to the Companies Act, the law of a foreign country or by way of a consensual restructuring.

The Grand Court may, among other things, make an order appointing a restructuring officer upon hearing of such petition, with such powers and to carry out such functions as the court may order. At any time (1) after the presentation of a petition for the appointment of a restructuring officer but before an order for the appointment of a restructuring officer has been made, and (2) when an order for the appointment of a restructuring officer is made, until such order has been discharged, no suit, action or other proceedings (other than criminal proceedings) shall be proceeded with or commenced against the company, no resolution to wind up the company shall be passed, and no winding up petition may be presented against the company, except with the leave of the court. However, notwithstanding the presentation of a petition for the appointment of a restructuring officer or the appointment of a restructuring officer, a creditor who has security over the whole or part of the assets of the company is entitled to enforce the security without the leave of the court and without reference to the restructuring officer appointed.
Dissolution; winding up.   Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.
Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.
Variations of rights of shares.   Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under Cayman Islands law and our second amended and restated articles of association, if at any time, our share capital is divided into different classes of shares, the rights attached to any class of shares (unless otherwise provided by the terms of issue of the shares of that class) may be materially and adversely varied with the consent in writing of the holders of two-thirds of the issued shares of that class or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of the class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be materially adversely varied by the creation or issue of further shares with preferred or other rights including without limitation the creation of shares with enhanced or weighted voting rights.
Amendment of governing documents.   Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under Cayman Islands law, our second amended and restated memorandum and articles of association may only be amended with a special resolution of our shareholders.
Rights of non-resident or foreign shareholders.   There are no limitations imposed by our second amended and restated memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our second amended and restated memorandum and articles of association that require our company to disclose shareholder ownership above any particular ownership threshold.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES
American Depositary Shares
Deutsche Bank Trust Company Americas, as depositary, registers and delivers the ADSs. Each ADS represents ownership of ten Class A ordinary shares, deposited with Deutsche Bank AG, Hong Kong Branch, as custodian for the depositary. Each ADS also represents ownership of any other securities, cash or other property which may be held by the depositary. The depositary’s corporate trust office at which the ADSs will be administered is located at 60 Wall Street, New York, NY 10005, USA. The principal executive office of the depositary is located at 60 Wall Street, New York, NY 10005, USA.
The Direct Registration System, or DRS, is a system administered by The Depository Trust Company, or DTC, pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership shall be evidenced by periodic statements issued by the depositary to the ADS holders entitled thereto.
We will not treat ADS holders as our shareholders and accordingly, you, as an ADS holder, will not have shareholder rights. Cayman Islands law governs shareholder rights. The depositary will be the holder of the ordinary shares underlying your ADSs. As a holder of ADSs, you will have ADS holder rights. A deposit agreement among us, the depositary and you, as an ADS holder, and the beneficial owners of ADSs sets out ADS holder rights as well as the rights and obligations of the depositary. The laws of the State of New York govern the deposit agreement and the ADSs. See “— Jurisdiction and Arbitration.”
The following is a summary of the material provisions of the deposit agreement. Notwithstanding this, because it is a summary, it may not contain all the information that you may otherwise deem important. For more complete information, you should read the entire deposit agreement and the form of ADR, which are filed as exhibit 2.3 to our annual report on Form 20-F for the fiscal year ended December 31, 2022.
Holding the ADSs
How will you hold your ADSs?
You may hold ADSs either (1) directly (a) by having an American Depositary Receipt, or ADR, which is a certificate evidencing a specific number of ADSs, registered in your name, or (b) by holding ADSs in DRS, or (2) indirectly through your broker or other financial institution. If you hold ADSs directly, you are an ADS holder. This description assumes you hold your ADSs directly. ADSs will be issued through DRS, unless you specifically request certificated ADRs. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.
Dividends and Other Distributions
How will you receive dividends and other distributions on the shares?
The depositary has agreed to pay to you the cash dividends or other distributions it or the custodian receives on ordinary shares or other deposited securities, after deducting its fees and expenses. You will receive these distributions in proportion to the number of ordinary shares your ADSs represent as of the record date (which will be as close as practicable to the record date for our ordinary shares) set by the depositary with respect to the ADSs.
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Cash.   The depositary will convert or cause to be converted any cash dividend or other cash distribution we pay on the ordinary shares or any net proceeds from the sale of any ordinary shares, rights, securities or other entitlements under the terms of the deposit agreement into U.S. dollars if it can do so on a practicable basis, and can transfer the U.S. dollars to the United States and will distribute promptly the amount thus received. If the depositary shall determine in its judgment that such conversions or transfers are not practical or lawful or if any government approval or license is needed and cannot be obtained at a reasonable cost within a reasonable period or otherwise sought, the deposit agreement allows the depositary to distribute the foreign currency only to those ADS holders to whom it is possible to do so. It will hold or cause the custodian to hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid and such funds will be held for the respective accounts of the ADS holders. It will not invest the foreign currency and it will not be liable for any interest for the respective accounts of the ADS holders.
Before making a distribution, any taxes or other governmental charges, together with fees and expenses of the depositary, that must be paid, will be deducted. See “Payment of Taxes.” It will distribute only whole U.S. dollars and cents and will round down fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some or all of the value of the distribution.
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Shares.   For any ordinary shares we distribute as a dividend or free distribution, either (1) the depositary will distribute additional ADSs representing such ordinary shares or (2) existing ADSs as of the applicable record date will represent rights and interests in the additional ordinary shares distributed, to the extent reasonably practicable and permissible under law, in either case, net of applicable fees, charges and expenses incurred by the depositary and taxes and/or other governmental charges. The depositary will only distribute whole ADSs. It will try to sell ordinary shares which would require it to deliver a fractional ADS and distribute the net proceeds in the same way as it does with cash. The depositary may sell a portion of the distributed ordinary shares sufficient to pay its fees and expenses, and any taxes and governmental charges, in connection with that distribution.

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Elective Distributions in Cash or Shares.   If we offer holders of our ordinary shares the option to receive dividends in either cash or shares, the depositary, after consultation with us and having received timely notice as described in the deposit agreement of such elective distribution by us, has discretion to determine to what extent such elective distribution will be made available to you as a holder of the ADSs. We must timely first instruct the depositary to make such elective distribution available to you and furnish it with satisfactory evidence that it is legal to do so. The depositary could decide it is not legal or reasonably practicable to make such elective distribution available to you. In such case, the depositary shall, on the basis of the same determination as is made in respect of the ordinary shares for which no election is made, distribute either cash in the same way as it does in a cash distribution, or additional ADSs representing ordinary shares in the same way as it does in a share distribution. The depositary is not obligated to make available to you a method to receive the elective dividend in shares rather than in ADSs. There can be no assurance that you will be given the opportunity to receive elective distributions on the same terms and conditions as the holders of ordinary shares.

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Rights to Purchase Additional Shares.   If we offer holders of our ordinary shares any rights to subscribe for additional shares, the depositary shall having received timely notice as described in the deposit agreement of such distribution by us, consult with us, and we must determine whether it is lawful and reasonably practicable to make these rights available to you. We must first instruct the depositary to make such rights available to you and furnish the depositary with satisfactory evidence that it is legal to do so. If the depositary decides it is not legal or reasonably practicable to make the rights available but that it is lawful and reasonably practicable to sell the rights, the depositary will endeavor to sell the rights and in a riskless principal capacity or otherwise, at such place and upon such terms (including public or private sale) as it may deem proper distribute the net proceeds in the same way as it does with cash. The depositary will allow rights that are not distributed or sold to lapse. In that case, you will receive no value for them. If the depositary makes rights available to you, it will establish procedures to distribute such rights and enable you to exercise the rights upon your payment of applicable fees, charges and expenses incurred by the depositary and taxes and/or other governmental charges. The depositary shall not be obligated to make available to you a method to exercise such rights to subscribe for ordinary shares (rather than ADSs) U.S. securities laws may restrict transfers and cancellation of the ADSs represented by shares purchased upon exercise of rights. For example, you may not be able to trade these ADSs freely in the United States. In this case, the depositary may deliver restricted depositary shares that have the same terms as the ADSs described in this section except for changes needed to put the necessary restrictions in place. There can be no assurance that you will be given the opportunity to exercise rights on the same terms and conditions as the holders of ordinary shares or be able to exercise such rights.

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Other Distributions.   Subject to receipt of timely notice, as described in the deposit agreement, from us with the request to make any such distribution available to you, and provided the depositary has determined such distribution is lawful and reasonably practicable and feasible and in accordance with the terms of the deposit agreement, the depositary will distribute to you anything else we distribute on deposited securities by any means it may deem practicable, upon your payment of applicable fees, charges and expenses incurred by the depositary and taxes and/or other governmental charges. If any of the conditions above are not met, the depositary will endeavor to sell, or cause to be sold, what we distributed and distribute the net proceeds in the same way as it does with cash; or, if it is unable to sell such property, the depositary may dispose of such property in any way it deems reasonably practicable under the circumstances for nominal or no consideration, such that you may have no rights to or arising from such property.

The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. We have no obligation to register ADSs, shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, shares, rights or anything else to ADS holders. This means that you may not receive the distributions we make on our shares or any value for them if we and/or the depositary determines that it is illegal or not practicable for us or the depositary to make them available to you.
Deposit, Withdrawal and Cancellation
How are ADSs issued?
The depositary will deliver ADSs if you or your broker deposit ordinary shares or evidence of rights to receive ordinary shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs to or upon the order of the person or persons entitled thereto.
How do ADS holders cancel an American Depositary Share?
You may turn in your ADSs at the depositary’s corporate trust office or by providing appropriate instructions to your broker. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver the ordinary shares and any other deposited securities underlying the ADSs to you or a person you designate at the office of the custodian. Or, at your request, risk and expense, the depositary will deliver the deposited securities at its corporate trust office, to the extent permitted by law.
How do ADS holders interchange between certificated ADSs and uncertificated ADSs?
You may surrender your ADR to the depositary for the purpose of exchanging your ADR for uncertificated ADSs. The depositary will cancel that ADR and will send you a statement confirming that you are the owner of uncertificated ADSs. Alternatively, upon receipt by the depositary of a proper instruction from a holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the depositary will execute and deliver to you an ADR evidencing those ADSs.
Voting Rights
How do you vote?
You may instruct the depositary to vote the ordinary shares or other deposited securities underlying your ADSs at any meeting at which you are entitled to vote pursuant to any applicable law, the provisions of our memorandum and articles of association, and the provisions of or governing the deposited securities. Otherwise, you could exercise your right to vote directly if you withdraw the ordinary shares. However, you may not know about the meeting sufficiently enough in advance to withdraw the ordinary shares.
If we ask for your instructions and upon timely notice from us by regular, ordinary mail delivery, or by electronic transmission, as described in the deposit agreement, the depositary will notify you of the upcoming meeting at which you are entitled to vote pursuant to any applicable law, the provisions of our memorandum and articles of association, and the provisions of or governing the deposited securities, and arrange to deliver our voting materials to you. The materials will include or reproduce (a) such notice of meeting or solicitation of consents or proxies; (b) a statement that the ADS holders at the close of business on the ADS record date will be entitled, subject to any applicable law, the provisions of our memorandum and articles of association, and the provisions of or governing the deposited securities, to instruct the depositary as to the exercise of the voting rights, if any, pertaining to the ordinary shares or other deposited securities represented by such holder’s ADSs; and (c) a brief statement as to the manner in which such instructions may be given or deemed given in accordance with the second to last sentence of this paragraph if no instruction is received, to the depositary to give a discretionary proxy to a person designated by us. Voting instructions may be given only in respect of a number of ADSs representing an integral number of ordinary shares or other deposited securities. For instructions to be valid, the depositary must receive them in writing on or before the date specified. The depositary will try, as far as practical, subject to applicable law and the provisions of our memorandum and articles of association, to vote or to have its agents vote the ordinary shares or other deposited securities (in person or by proxy) as you instruct. The depositary will only vote or attempt to vote as you instruct. If we timely requested the depositary to solicit your instructions but no instructions are received by the depositary from an owner with respect to any of the deposited securities represented by the ADSs of that owner on or before the date established by the depositary for such purpose, the depositary shall deem that owner to have instructed the depositary to give a discretionary proxy to a person designated by us with respect to such deposited securities, and the depositary shall give a discretionary proxy to a person designated by us to vote such deposited securities. However, no such instruction shall be deemed given and no such discretionary proxy shall be given with respect to any matter if we inform the depositary we do not wish such proxy given, substantial opposition exists or the matter materially and adversely affects the rights of holders of the Class A ordinary shares.
We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote the ordinary shares underlying your ADSs. In addition, there can be no assurance that ADS holders and beneficial owners generally, or any holder or beneficial owner in particular, will be given the opportunity to vote or cause the custodian to vote on the same terms and conditions as the holders of our ordinary shares.
The depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise your right to vote and you may have no recourse if the ordinary shares underlying your ADSs are not voted as you requested.
In order to give you a reasonable opportunity to instruct the depositary as to the exercise of voting rights relating to deposited securities, if we request the depositary to act, we will give the depositary notice of any such meeting and details concerning the matters to be voted at least 30 business days in advance of the meeting date.
Compliance with Regulations
Information requests
Each ADS holder and beneficial owner shall (a) provide such information as we or the depositary may request pursuant to law, including, without limitation, relevant Cayman Islands law, any applicable law of the United States of America, our memorandum and articles of association, any resolutions of our Board of Directors adopted pursuant to such memorandum and articles of association, the requirements of any markets or exchanges upon which the ordinary shares, ADSs or ADRs are listed or traded, or to any requirements of any electronic book-entry system by which the ADSs or ADRs may be transferred, regarding the capacity in which they own or owned ADRs, the identity of any other persons then or previously interested in such ADRs and the nature of such interest, and any other applicable matters, and (b) be bound by and subject to applicable provisions of the laws of the Cayman Islands, our memorandum and articles of association, and the requirements of any markets or exchanges upon which the ADSs, ADRs or ordinary shares are listed or traded, or pursuant to any requirements of any electronic book-entry system by which the ADSs, ADRs or ordinary shares may be transferred, to the same extent as if such ADS holder or beneficial owner held ordinary shares directly, in each case irrespective of whether or not they are ADS holders or beneficial owners at the time such request is made.
Disclosure of interests
Each ADS holder and beneficial owner shall comply with our requests pursuant to Cayman Islands law, the rules and requirements of Nasdaq and any other stock exchange on which the ADSs are, or will be, registered, traded or listed or our memorandum and articles of association, which requests are made to provide information, inter alia, as to the capacity in which such ADS holder or beneficial owner owns ADS and regarding the identity of any other person interested in such ADS and the nature of such interest and various other matters, whether or not they are ADS holders or beneficial owners at the time of such requests.
Fees and Expenses
As an ADS holder, you will be required to pay the following service fees to the depositary bank and certain taxes and governmental charges (in addition to any applicable fees, expenses, taxes and other governmental charges payable on the deposited securities represented by any of your ADSs):
Service	Fees
To any person to which ADSs are issued or to any person to which a distribution is made in respect of ADS distributions pursuant to stock dividends or other free distributions of stock, bonus distributions, stock splits or other distributions (except where converted to cash)	Up to US$0.05 per ADS issued
Cancellation of ADSs, including the case of termination of the deposit agreement	Up to US$0.05 per ADS cancelled
Distribution of cash dividends	Up to US$0.05 per ADS held
Distribution of cash entitlements (other than cash dividends) and/or cash proceeds from the sale of rights, securities and other entitlements	Up to US$0.05 per ADS held
Distribution of ADSs pursuant to exercise of rights	Up to US$0.05 per ADS held
Distribution of securities other than ADSs or rights to purchase additional ADSs	Up to US$0.05 per ADS held
Depositary services	Up to US$0.05 per ADS held on the applicable record date(s) established by the depositary bank
As an ADS holder, you will also be responsible to pay certain fees and expenses incurred by the depositary bank and certain taxes and governmental charges (in addition to any applicable fees, expenses, taxes and other governmental charges payable on the deposited securities represented by any of your ADSs) such as:
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Fees for the transfer and registration of ordinary shares charged by the registrar and transfer agent for the ordinary shares in the Cayman Islands (i.e., upon deposit and withdrawal of ordinary shares).

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Expenses incurred for converting foreign currency into U.S. dollars.

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Expenses for cable, telex and fax transmissions and for delivery of securities.

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Taxes and duties upon the transfer of securities, including any applicable stamp duties, any stock transfer charges or withholding taxes (i.e., when ordinary shares are deposited or withdrawn from deposit).

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Fees and expenses incurred in connection with the delivery or servicing of ordinary shares on deposit.

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Fees and expenses incurred in connection with complying with exchange control regulations and other regulatory requirements applicable to ordinary shares, deposited securities, ADSs and ADRs.

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Any applicable fees and penalties thereon.

The depositary fees payable upon the issuance and cancellation of ADSs are typically paid to the depositary bank by the brokers (on behalf of their clients) receiving the newly issued ADSs from the depositary bank and by the brokers (on behalf of their clients) delivering the ADSs to the depositary bank for cancellation. The brokers in turn charge these fees to their clients. Depositary fees payable in connection with distributions of cash or securities to ADS holders and the depositary services fee are charged by the depositary bank to the holders of record of ADSs as of the applicable ADS record date.
The depositary fees payable for cash distributions are generally deducted from the cash being distributed or by selling a portion of distributable property to pay the fees. In the case of distributions other than cash (i.e., share dividends, rights), the depositary bank charges the applicable fee to the ADS record date holders concurrent with the distribution. In the case of ADSs registered in the name of the investor (whether certificated or uncertificated in direct registration), the depositary bank sends invoices to the applicable record date ADS holders. In the case of ADSs held in brokerage and custodian accounts (via DTC), the depositary bank generally collects its fees through the systems provided by DTC (whose nominee is the registered holder of the ADSs held in DTC) from the brokers and custodians holding ADSs in their DTC accounts. The brokers and custodians who hold their clients’ ADSs in DTC accounts in turn charge their clients’ accounts the amount of the fees paid to the depositary banks.
In the event of refusal to pay the depositary fees, the depositary bank may, under the terms of the deposit agreement, refuse the requested service until payment is received or may set off the amount of the depositary fees from any distribution to be made to the ADS holder.
The depositary may make payments to us or reimburse us for certain costs and expenses, by making available a portion of the ADS fees collected in respect of the ADR program or otherwise, upon such terms and conditions as we and the depositary bank agree from time to time.
Payment of Taxes
You will be responsible for any taxes or other governmental charges payable, or which become payable, on your ADSs or on the deposited securities represented by any of your ADSs. The depositary may refuse to register or transfer your ADSs or allow you to withdraw the deposited securities represented by your ADSs until such taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your ADSs to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to you any net proceeds, or send to you any property, remaining after it has paid the taxes. You agree to indemnify us, the depositary, the custodian and each of our and their respective agents, directors, employees and affiliates for, and hold each of them harmless from, any claims with respect to taxes (including applicable interest and penalties thereon) arising from any refund of taxes, reduced rate of withholding at source or other tax benefit obtained for you. Your obligations under this paragraph shall survive any transfer of ADRs, any surrender of ADRs and withdrawal of deposited securities or the termination of the deposit agreement.
Reclassifications, Recapitalizations and Mergers
If we:	Then:
Change the nominal or par value of our ordinary shares	The cash, shares or other securities received by the depositary will become deposited securities.
Reclassify, split up or consolidate any of the deposited securities	Each ADS will automatically represent its equal share of the new deposited securities.
Distribute securities on the ordinary shares that are not distributed to you, or recapitalize, reorganize, merge, liquidate, sell all or substantially all of our assets, or take any similar action	The depositary may distribute some or all of the cash, shares or other securities it received. It may also deliver new ADSs or ask you to surrender your outstanding ADRs in exchange for new ADRs identifying the new deposited securities.

Amendment and Termination
How may the deposit agreement be amended?
We may agree with the depositary to amend the deposit agreement and the form of ADR without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, including expenses incurred in connection with foreign exchange control regulations and other charges specifically payable by ADS holders under the deposit agreement, or materially prejudices a substantial existing right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended. If any new laws are adopted which would require the deposit agreement to be amended in order to comply therewith, we and the depositary may amend the deposit agreement in accordance with such laws and such amendment may become effective before notice thereof is given to ADS holders.
How may the deposit agreement be terminated?
The depositary will terminate the deposit agreement if we ask it to do so, in which case the depositary will give notice to you at least 90 days prior to termination. The depositary may also terminate the deposit agreement if the depositary has told us that it would like to resign, or if we have removed the depositary, and in either case we have not appointed a new depositary within 90 days. In either such case, the depositary must notify you at least 30 days before termination.
After termination, the depositary and its agents will do the following under the deposit agreement but nothing else: collect distributions on the deposited securities, sell rights and other property and deliver ordinary shares and other deposited securities upon cancellation of ADSs after payment of any fees, charges, taxes or other governmental charges. Six months or more after the date of termination, the depositary may sell any remaining deposited securities by public or private sale. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement, for the pro rata benefit of the ADS holders that have not surrendered their ADSs. It will not invest the money and has no liability for interest. After such sale, the depositary’s only obligations will be to account for the money and other cash. After termination, we shall be discharged from all obligations under the deposit agreement except for our obligations to the depositary thereunder.
Books of Depositary
The depositary maintains ADS holder records at its depositary office. You may inspect such records at such office during regular business hours but solely for the purpose of communicating with other holders in the interest of business matters relating to the Company, the ADRs and the deposit agreement.
The depositary maintains facilities in the Borough of Manhattan, The City of New York to record and process the issuance, cancellation, combination, split-up and transfer of ADRs.
These facilities may be closed at any time or from time to time when such action is deemed necessary or advisable by the depositary in connection with the performance of its duties under the deposit agreement or at our reasonable written request.
Limitations on Obligations and Liability
Limits on our Obligations and the Obligations of the Depositary and the Custodian; Limits on Liability to Holders of ADSs
The deposit agreement expressly limits our obligations and the obligations of the depositary and the custodian. It also limits our liability and the liability of the depositary. The depositary and the custodian:
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are only obligated to take the actions specifically set forth in the deposit agreement without gross negligence or willful misconduct;

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are not liable if any of us or our respective controlling persons or agents are prevented or forbidden from, or subjected to any civil or criminal penalty or restraint on account of, or delayed in, doing or performing any act or thing required by the terms of the deposit agreement and any ADR, by reason of any provision of any present or future law or regulation of the United States or any state thereof, the Cayman Islands or any other country, or of any other governmental authority or regulatory authority or stock exchange, or on account of the possible criminal or civil penalties or restraint, or by reason of any provision, present or future, of our memorandum and articles of association or any provision of or governing any deposited securities, or by reason of any act of God or war or other circumstances beyond its control (including, without limitation, nationalization, expropriation, currency restrictions, work stoppage, strikes, civil unrest, revolutions, rebellions, explosions and computer failure);

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are not liable by reason of any exercise of, or failure to exercise, any discretion provided for in the deposit agreement or in our memorandum and articles of association or provisions of or governing deposited securities;

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are not liable for any action or inaction of the depositary, the custodian or us or their or our respective controlling persons or agents in reliance upon the advice of or information from legal counsel, any person presenting ordinary shares for deposit or any other person believed by it in good faith to be competent to give such advice or information;

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are not liable for the inability of any holder of ADSs to benefit from any distribution on deposited securities that is not made available to holders of ADSs under the terms of the deposit agreement;

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are not liable for any special, consequential, indirect or punitive damages for any breach of the terms of the deposit agreement, or otherwise;

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may rely upon any documents we believe in good faith to be genuine and to have been signed or presented by the proper party;

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disclaim any liability for any action or inaction or inaction of any of us or our respective controlling persons or agents in reliance upon the advice of or information from legal counsel, accountants, any person presenting ordinary shares for deposit, holders and beneficial owners (or authorized representatives) of ADSs, or any person believed in good faith to be competent to give such advice or information; and

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disclaim any liability for inability of any holder to benefit from any distribution, offering, right or other benefit made available to holders of deposited securities but not made available to holders of ADS.

The depositary and any of its agents also disclaim any liability (i) for any failure to carry out any instructions to vote, the manner in which any vote is cast or the effect of any vote or failure to determine that any distribution or action may be lawful or reasonably practicable or for allowing any rights to lapse in accordance with the provisions of the deposit agreement, (ii) the failure or timeliness of any notice from us, the content of any information submitted to it by us for distribution to you or for any inaccuracy of any translation thereof, (iii) any investment risk associated with the acquisition of an interest in the deposited securities, the validity or worth of the deposited securities, the credit-worthiness of any third party, (iv) for any tax consequences that may result from ownership of ADSs, ordinary shares or deposited securities, or (v) for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the depositary or in connection with any matter arising wholly after the removal or resignation of the depositary, provided that in connection with the issue out of which such potential liability arises the depositary performed its obligations without gross negligence or willful misconduct while it acted as depositary.
In the deposit agreement, we agree to indemnify the depositary under certain circumstances.
Jurisdiction and Arbitration
The laws of the State of New York govern the deposit agreement and the ADSs and we have agreed with the depositary that the federal or state courts in the City of New York shall have exclusive jurisdiction to hear and determine any dispute arising from or in connection with the deposit agreement which may include claims arising under the U.S. federal securities laws, and that the depositary may in its sole direction, require that any claim or dispute arising from the relationship created by the deposit agreement be referred to and finally settled by an arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Although ADS holders, including holders that acquired ADSs in a secondary transaction, are subject to the arbitration provisions of the deposit agreement, the arbitration provisions do not preclude ADS holders from pursuing claims under the U.S. federal securities laws in federal courts. The arbitration provision of the deposit agreement is not intended to be deemed a waiver by any holder or beneficial owner of ADSs or by us or the depositary of compliance with the U.S. federal securities laws and the rules and regulations promulgated thereunder.
Jury Trial Waiver
The deposit agreement provides that each party to the deposit agreement (including each holder, beneficial owner and holder of interests in the ADRs) irrevocably waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any lawsuit or proceeding against us or the depositary arising out of or relating to our shares, the ADSs or the deposit agreement, including any claim under the U.S. federal securities laws. If we or the depositary opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable based on the facts and circumstances of that case in accordance with the applicable law. No condition, stipulation or provision of the deposit agreement or ADSs serves as a waiver by any holder or beneficial owner of ADSs or by us or the depositary of compliance with the U.S. federal securities laws and the rules and regulations promulgated thereunder.
Requirements for Depositary Actions
Before the depositary will issue, deliver or register a transfer of an ADS, split-up, subdivide or combine ADSs, make a distribution on an ADS, or permit withdrawal of ordinary shares, the depositary may require:
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payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any ordinary shares or other deposited securities and payment of the applicable fees, expenses and charges of the depositary;

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satisfactory proof of the identity and genuineness of any signature or any other matters contemplated in the deposit agreement; and

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compliance with (A) any laws or governmental regulations relating to the execution and delivery of ADRs or ADSs or to the withdrawal or delivery of deposited securities and (B) such reasonable regulations and procedures as the depositary may establish, from time to time, consistent with the deposit agreement and applicable laws, including presentation of transfer documents.

The depositary may refuse to issue and deliver ADSs or register transfers of ADSs generally when the register of the depositary or our transfer books are closed or at any time if the depositary or we determine that it is necessary or advisable to do so.
Your Right to Receive the Shares Underlying Your ADSs
You have the right to cancel your ADSs and withdraw the underlying ordinary shares at any time except:
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when temporary delays arise because: (1) the depositary has closed its transfer books or we have closed our transfer books; (2) the transfer of ordinary shares is blocked to permit voting at a shareholders’ meeting; or (3) we are paying a dividend on our ordinary shares;

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when you owe money to pay fees, taxes and similar charges;

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when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of ordinary shares or other deposited securities, or

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other circumstances specifically contemplated by Section I.A.(l) of the General Instructions to Form F-6 (as such General Instructions may be amended from time to time); or

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for any other reason if the depositary or we determine, in good faith, that it is necessary or advisable to prohibit withdrawals.

The depositary shall not knowingly accept for deposit under the deposit agreement any ordinary shares or other deposited securities required to be registered under the provisions of the Securities Act, unless a registration statement is in effect as to such ordinary shares.
This right of withdrawal may not be limited by any other provision of the deposit agreement.
Direct Registration System
In the deposit agreement, all parties to the deposit agreement acknowledge that the DRS and Profile Modification System, or Profile, will apply to uncertificated ADSs upon acceptance thereof to DRS by DTC. DRS is the system administered by DTC pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership shall be evidenced by periodic statements issued by the depositary to the ADS holders entitled thereto. Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of an ADS holder, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register such transfer.

DESCRIPTION OF PREFERRED SHARES
The particular terms of each issue or series of preferred shares will be described in the applicable prospectus supplement. This description will include, where applicable, a description of:
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the title and nominal value of the preferred shares;

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the number of preferred shares we are offering;

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the liquidation preference per preferred share, if any;

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the issue price per preferred share (or if applicable, the calculation formula of the issue price per preferred share);

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whether preferential subscription rights will be issued to existing shareholders;

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the dividend rate per preferred share, dividend period and payment dates and method of calculation for dividends;

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whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

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our right, if any, to defer payment of dividends and the maximum length of any such deferral period;

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the relative ranking and preferences of the preferred shares as to dividend rights (preferred dividend if any) and rights if we liquidate, dissolve or wind up the Company;

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the procedures for any auction and remarketing, if any;

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the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

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any listing of the preferred shares on any securities exchange or market;

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whether the preferred shares will be convertible into our ordinary shares or preferred shares of another category, and, if applicable, conditions of an automatic conversion into ordinary shares, if any, the conversion period, the conversion price, or how such price will be calculated, and under what circumstances it may be adjusted;

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voting rights, if any, of the preferred shares;

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preemption rights, if any;

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other restrictions on transfer, sale or assignment, if any;

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a discussion of any material or special Cayman Islands or United States federal income tax considerations applicable to the preferred shares;

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any limitations on issuances of any class or series of preferred shares ranking senior to or on a parity with the series of preferred shares being issued as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

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any rights attached to the preferred shares regarding the corporate governance of our company, which may include, for example representation rights to the board of directors; and

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any other specific terms, rights, preferences, privileges, qualifications or restrictions of the preferred shares.

Our board of directors may cause us to issue from time to time, out of our authorized share capital (other than the authorized but unissued ordinary shares), series of preferred shares in their absolute discretion and without approval of the shareholders; provided, however, before any preferred shares of any such series are issued, our board of directors shall by resolution of directors determine, with respect to any series of preferred shares, the terms and rights of that series.
When we issue preferred shares under this prospectus and the applicable prospectus supplement, the shares will be fully paid and non-assessable and will not have, or be subject to, any pre-emptive or similar rights.

The issuance of preferred shares could adversely affect the voting power of holders of ordinary shares and reduce the likelihood that holders of ordinary shares will receive dividend payments and payments upon liquidation. The issuance could have the effect of decreasing the market price of our ordinary shares. The issuance of preferred shares also could have the effect of delaying, deterring or preventing a change in control of our company.

DESCRIPTION OF DEBT SECURITIES
We may issue series of debt securities, which may include debt securities exchangeable for or convertible into ordinary shares or preferred shares. When we offer to sell a particular series of debt securities, we will describe the specific terms of that series in a supplement to this prospectus. The following description of debt securities will apply to the debt securities offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of debt securities may specify different or additional terms.
The debt securities offered by this prospectus may be secured or unsecured, and may be senior debt securities, senior subordinated debt securities or subordinated debt securities. The debt securities offered by this prospectus may be issued under an indenture between us and the trustee under the indenture. The indenture may be qualified under, subject to, and governed by, the Trust Indenture Act of 1939, as amended. We have summarized selected portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement on Form F-3, of which this prospectus is a part, and you should read the indenture for provisions that may be important to you.
The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and detailed or determined in the manner provided in a board of directors’ resolution, an officers’ certificate and by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to the series, including any pricing supplement.
We may issue any amount of debt securities under the indenture, which may be in one or more series with the same or different maturities, at par, at a premium or at a discount. We will set forth in a prospectus supplement, including any related pricing supplement, relating to any series of debt securities being offered, the offering price, the aggregate principal amount offered and the terms of the debt securities, including, among other things, the following:
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the title of the debt securities;

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the price or prices (expressed as a percentage of the aggregate principal amount) at which we will sell the debt securities;

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any limit on the aggregate principal amount of the debt securities;

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the date or dates on which we will repay the principal on the debt securities and the right, if any, to extend the maturity of the debt securities;

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the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will be payable and any regular record date for any interest payment date;

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the place or places where the principal of, premium, and interest on the debt securities will be payable, and where the debt securities of the series that are convertible or exchangeable may be surrendered for conversion or exchange;

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any obligation or right we have to redeem the debt securities pursuant to any sinking fund or analogous provisions or at the option of holders of the debt securities or at our option, and the terms and conditions upon which we are obligated to or may redeem the debt securities;

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any obligation we have to repurchase the debt securities at the option of the holders of debt securities, the dates on which and the price or prices at which we will repurchase the debt securities and other detailed terms and provisions of these repurchase obligations;

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the denominations in which the debt securities will be issued;

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whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

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the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

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the currency of denomination of the debt securities;

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the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

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if payments of principal of, premium or interest on, the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

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the manner in which the amounts of payment of principal of, premium or interest on, the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

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any provisions relating to any security provided for the debt securities;

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any addition to or change in the events of default described in the indenture with respect to the debt securities and any change in the acceleration provisions described in the indenture with respect to the debt securities;

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any addition to or change in the covenants described in the indenture with respect to the debt securities;

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whether the debt securities will be senior or subordinated and any applicable subordination provisions;

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a discussion of material income tax considerations applicable to the debt securities;

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any other terms of the debt securities, which may modify any provisions of the indenture as it applies to that series; and

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any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities.

We may issue debt securities that are exchangeable for and/or convertible into ordinary shares or preferred shares. The terms, if any, on which the debt securities may be exchanged and/or converted will be set forth in the applicable prospectus supplement. Such terms may include provisions for exchange or conversion, which can be mandatory, at the option of the holder or at our option, and the manner in which the number of ordinary shares, preferred shares or other securities to be received by the holders of debt securities would be calculated.
We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the U.S. federal income tax considerations, and other special considerations applicable to any of these debt securities in the applicable prospectus supplement. If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.
We may issue debt securities of a series in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.
The indenture and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York, unless we otherwise specify in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS
The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of such warrants.
General
We may issue warrants to purchase ordinary shares, preferred shares, debt securities or any combination of these securities. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.
The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:
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the title of such warrants;

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the aggregate number of such warrants;

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the price or prices at which such warrants will be issued and exercised;

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the currency or currencies in which the price of such warrants will be payable;

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the securities purchasable upon exercise of such warrants;

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the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

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if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

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if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

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if applicable, the date on and after which such warrants and the related securities will be separately transferable;

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information with respect to book-entry procedures, if any;

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any material Cayman Islands or United States federal income tax consequences;

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the antidilution provisions of the warrants, if any; and

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any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Amendments and Supplements to Warrant Agreement
We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS
The following summary of certain provisions of the subscription rights does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the certificate evidencing the subscription rights that will be filed with the SEC in connection with the offering of such subscription rights.
General
We may issue subscription rights to purchase ordinary shares, preferred shares, debt securities or other securities. Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with any subscription rights offering to our shareholders, we may enter into a standby underwriting arrangement with one or more underwriters pursuant to which such underwriters will purchase any offered securities remaining unsubscribed for after such subscription rights offering. In connection with a subscription rights offering to our shareholders, we will distribute certificates evidencing the subscription rights and a prospectus supplement to our shareholders on the record date that we set for receiving subscription rights in such subscription rights offering.
The applicable prospectus supplement will describe the following terms of subscription rights in respect of which this prospectus is being delivered:
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the title of such subscription rights;

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the securities for which such subscription rights are exercisable;

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the exercise price for such subscription rights;

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the number of such subscription rights issued to each shareholder;

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the extent to which such subscription rights are transferable;

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if applicable, a discussion of the material Cayman Islands or United States federal income tax considerations applicable to the issuance or exercise of such subscription rights;

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the date on which the right to exercise such subscription rights shall commence, and the date on which such rights shall expire (subject to any extension);

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the extent to which such subscription rights include an over-subscription privilege with respect to unsubscribed securities;

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if applicable, the material terms of any standby underwriting or other purchase arrangement that we may enter into in connection with the subscription rights offering; and

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any other terms of such subscription rights, including terms, procedures and limitations relating to the exchange and exercise of such subscription rights.

Exercise of Subscription Rights
Each subscription right will entitle the holder of the subscription right to purchase for cash such amount of securities at such exercise price as shall be set forth in, or be determinable as set forth in, the prospectus supplement relating to the subscription rights offered thereby. Subscription rights may be exercised at any time up to the close of business on the expiration date for such subscription rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights will become void.
Subscription rights may be exercised as set forth in the prospectus supplement relating to the subscription rights offered thereby. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement, we will forward, as soon as practicable, the ordinary shares purchasable upon such exercise. We may determine to offer any unsubscribed offered securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS
The following summary of certain provisions of the units does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the certificate evidencing the units that will be filed with the SEC in connection with the offering of such units.
We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder, with the rights and obligations of a holder, of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date or upon the occurrence of a specified event or occurrence.
The applicable prospectus supplement will describe:
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the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

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any unit agreement under which the units will be issued;

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any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

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whether the units will be issued in fully registered or global form.

EXPENSES
We will incur an SEC registration fee of US$33,060, and will also incur printing costs, legal fees and expenses, accounting fees and expenses, and others in connection with the offering of securities. Expenses of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement(s) relating to the offering of those securities.

LEGAL MATTERS
We are being represented by Ellenoff Grossman & Schole LLP with respect to certain legal matters of U.S. federal securities and New York State law. The validity of the Class A ordinary shares represented by the ADSs offered in this offering and certain other legal matters as to Cayman Islands law will be passed upon for us by Maples and Calder (Hong Kong) LLP. Certain legal matters as to PRC law will be passed upon for us by Commerce & Finance Law Offices. Certain legal matters as to Hong Kong law will be passed upon for us by Watson Farley & Williams LLP. Ellenoff Grossman & Schole LLP may rely upon Maples and Calder (Hong Kong) LLP with respect to matters governed by Cayman Islands law, Commerce & Finance Law Offices with respect to matters governed by PRC law, and Watson Farley & Williams LLP with respect to matters governed by Hong Kong law.

EXPERTS
The consolidated financial statements as of December 31, 2022 and for the fiscal year ended December 31, 2022, incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2022 have been so incorporated in reliance on the report of Marcum Asia CPAs LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The registered business address of Marcum Asia CPAs LLP is 7 Penn Plaza, Suite 830, New York, NY 10001.
The consolidated financial statements of Quhuo Limited at December 31, 2021 and for each of the two years in the period ended December 31, 2021 appearing in Quhuo Limited’s Annual Report on Form 20-F for the year ended December 31, 2022 have been audited by Ernst & Young Hua Ming LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
The registered business address of Ernst & Young Hua Ming LLP is 50/F, Shanghai World Financial Center, 100 Century Avenue, Pudong New Area, Shanghai, People’s Republic of China.

ENFORCEMENT OF CIVIL LIABILITIES
We were incorporated in the Cayman Islands in order to enjoy the following benefits:
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political and economic stability;

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an effective judicial system;

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a favorable tax system;

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the absence of exchange control or currency restrictions; and

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the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include, but are not limited to, the following:
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the Cayman Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors; and

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Cayman Islands companies may not have the standing to sue before the federal courts of the United States.

Our memorandum and articles of association do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.
Currently, substantially all of our operations are conducted outside the United States, and substantially all of our assets are located outside the United States. All of our directors and executive officers are nationals or residents of China, and all of their assets are located in China. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.
We have appointed Puglisi & Associates, located at 850 Library Avenue, Suite 204, Newark, DE 19711, as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.
Cayman Islands
Maples and Calder (Hong Kong) LLP, our counsel as to Cayman Islands law, has advised us the courts of the Cayman Islands are unlikely (a) to recognize or enforce judgments of U.S. courts obtained against us or our directors or officers that are predicated upon the civil liability provisions of the federal securities laws of the United States or the securities laws of any state in the United States, and (b) in original actions brought in the Cayman Islands, to impose liabilities against us or our directors or officers that are predicated upon the federal securities laws of the United States or the securities laws of any state in the United States.
Maples and Calder (Hong Kong) LLP has informed us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given, provided such judgment (a) is final and conclusive and for a liquidated sum, (b) is not in respect of taxes, a fine or a penalty, (c) inconsistent with a Cayman Islands judgment in respect of the same matter, (d) is not impeachable on the grounds of fraud, or (e) is not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.
PRC
Commerce & Finance Law Offices, our counsel as to PRC law, have advised us that there is uncertainty as to whether the courts of the PRC would (a) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers that are predicated upon the civil liability provisions of the federal securities laws of the United States or the securities laws of any state in the United States, and (b) entertain original actions brought in the PRC against us or our directors or officers that are predicated upon the federal securities laws of the United States or the securities laws of any state in the United States.
Commerce & Finance Law Offices have advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedure Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedure Law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. China does not have any treaties or other form of reciprocity with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against a company or its directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or the Cayman Islands.
Hong Kong
Watson Farley & Williams LLP, our counsel as to Hong Kong law, have advised us that Hong Kong has no arrangement for the reciprocal enforcement of judgments with the United States. As a result, there is uncertainty as to the enforceability in Hong Kong, in original actions or in actions for enforcement, of judgments of U.S. courts of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any State or territory within the United States. A judgment of a court in the United States predicated upon U.S. federal or state securities laws may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court on that judgment for the amount due thereunder, and then seeking summary judgment on the strength of the foreign judgment, provided that the foreign judgment, among other things, is (1) for a debt or a definite sum of money (not being taxes or similar charges to a foreign government taxing authority or a fine or other penalty) and (2) final and conclusive on the merits of the claim, but not otherwise. Such a judgment may not, in any event, be so enforced in Hong Kong if: (a) it was obtained by fraud; (b) the proceedings in which the judgment was obtained were opposed to natural justice; (c) its enforcement or recognition would be contrary to the public policy of Hong Kong; (d) the court of the United States was not jurisdictionally competent; or (e) the judgment was in conflict with a prior Hong Kong judgment.

TAXATION
Material income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement(s) relating to the offering of those securities.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the reporting requirements of the Exchange Act that are applicable to a foreign private issuer. Under the Exchange Act, we file Annual Reports on Form 20-F and other information with the SEC. We also furnish to the SEC under cover of Form 6-K material information required to be made public in our home country, filed with and made public by any stock exchange on which we are listed or distributed by us to our shareholders. As a foreign private issuer, we are exempt from, among other things, the rules under the Exchange Act prescribing the furnishing and content of proxy statements and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.
The SEC maintains a website that contains reports and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is www.sec.gov.
This prospectus and any prospectus supplement are part of a registration statement on Form F-3 that we filed with the SEC and do not contain all of the information in the registration statement. You may inspect a copy of the registration statement through the SEC’s website, as provided above. Forms of the documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement of which this prospectus forms a part. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters.

INCORPORATION OF DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. This means that we can disclose important information by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, and information that we file with the SEC after the date of this prospectus and before the termination or completion of this offering will also be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of filing of such documents and will automatically update and supersede previously filed information, including information contained in this document.
The documents we are incorporating by reference are:
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our Report of Foreign Private Issuer on Form 6-K furnished to the SEC on September 5, 2023, including Exhibits 99.1 and 99.2 thereto;

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our Annual Report on Form 20-F for the fiscal year ended December 31, 2022, filed with the SEC on April 20, 2023; and

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the description of the securities contained in our registration statement on Form 8-A12B initially filed with the SEC on June 30, 2020, pursuant to Section 12 of the Exchange Act, together with all amendments and reports filed for the purpose of updating that description.

We are also incorporating by reference all subsequent Annual Reports on Form 20-F that we file with the SEC and we may also incorporate certain reports on Forms 6-K that we furnish to the SEC by identifying in such Forms that they are being incorporated by reference into this Form F-3 after (i) the date of the initial registration statement of which this prospectus forms a part and prior to effectiveness of such registration statement (if they state that they are incorporated by reference into such registration statement) and (ii) the date of this prospectus prior to the termination of this offering (if they state that they are incorporated by reference into this prospectus). In all cases, you should rely on the later information over different information included in this prospectus or any accompanying prospectus supplement.
Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC.
Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:
Quhuo Limited
3rd Floor, Block A, Tonghui Building
No. 1132 Huihe South Street
Chaoyang District, Beijing 100020
The People’s Republic of China
Telephone: (+86-10) 5923 6208
You should rely only on information contained in, or incorporated by reference into, this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

MATERIAL CHANGES
Except as otherwise described in our Annual Report on Form 20-F for the fiscal year ended December 31, 2022 and in our reports on Form 6-K incorporated by reference herein and as disclosed in this prospectus, no reportable material changes have occurred since December 31, 2022.